Exhibit 10.2
SENIOR SECURED, SUPER-PRIORITY, DEBTOR-IN-POSSESSION CREDIT AGREEMENT
dated as of

November 12, 2008
Among

CIRCUIT CITY STORES, INC.
as Lead Borrower for:

said CIRCUIT CITY STORES, INC.
CIRCUIT CITY STORES WEST COAST, INC.
CIRCUIT CITY STORES PR, LLC
as Domestic Borrowers
and
INTERTAN CANADA LTD.
as Canadian Borrower

The LENDERS Party Hereto,

BANK OF AMERICA, N.A.
as Administrative Agent and Collateral Agent

GENERAL ELECTRIC CAPITAL CORPORATION
As Co-Collateral Agent

BANC OF AMERICA SECURITIES LLC
as Lead Arranger

BANC OF AMERICA SECURITIES LLC
GE CAPITAL MARKETS, INC.
WELLS FARGO RETAIL FINANCE, LLC
as Joint Bookrunners

BANK OF AMERICA, N.A.
(acting through its Canada branch)
as Canadian Administrative Agent and Canadian Collateral Agent

WELLS FARGO RETAIL FINANCE, LLC
as Syndication Agent

GENERAL ELECTRIC CAPITAL CORPORATION
and
JPMORGAN CHASE BANK, N.A.
as Co-Documentation Agents

_______________________________________________

TABLE OF CONTENTS	Page
ARTICLE I Definitions
SECTION 1.01. Defined Terms
SECTION 1.02. Terms Generally
SECTION 1.03. Accounting Terms; GAAP
SECTION 1.04. Times of Day.
SECTION 1.05. Letter of Credit Amounts.
SECTION 1.06. Certifications
SECTION 1.07. Dollar Equivalent
ARTICLE II Amount and Terms of Credit
SECTION 2.01. Commitment of the Lenders.
SECTION 2.02. Increase of Domestic Commitments.
SECTION 2.03. Reserves; Changes to Reserves.
SECTION 2.04. Making of Loans.
SECTION 2.05. Overadvances.
SECTION 2.06. Swingline Loans.
SECTION 2.07. Letters of Credit.
SECTION 2.08. Settlements Amongst Lenders.
SECTION 2.09. Notes; Repayment of Loans.
SECTION 2.10. Intentionally Omitted.
SECTION 2.11. Interest on Loans.
SECTION 2.12. Default Interest.
SECTION 2.13. Certain Fees.
SECTION 2.14. Unused Commitment Fee.
SECTION 2.15. Letter of Credit Fees.
SECTION 2.16. Nature of Fees.
SECTION 2.17. Termination or Reduction of Commitments.
SECTION 2.18. Alternate Rate of Interest.
SECTION 2.19. Conversion and Continuation of Loans.
SECTION 2.20. Mandatory Prepayment; Cash Collateral; Commitment Termination.
SECTION 2.21. Optional Prepayment of Loans; Reimbursement of Lenders.
SECTION 2.22. Maintenance of Loan Account; Statements of Account.
SECTION 2.23. Cash Receipts.
SECTION 2.24. Application of Payments.
SECTION 2.25. Increased Costs.
SECTION 2.26. Change in Legality.
SECTION 2.27. Payments; Sharing of Setoff.
SECTION 2.28. Taxes.
SECTION 2.29. Security Interests in Collateral.
SECTION 2.30. Mitigation Obligations; Replacement of Lenders.
ARTICLE III Representations and Warranties
SECTION 3.01. Organization; Powers.
SECTION 3.02. Authorization; Enforceability.
SECTION 3.03. Governmental Approvals; No Conflicts.
SECTION 3.04. Financial Condition.
SECTION 3.05. Properties.
SECTION 3.06. Litigation and Environmental Matters.
SECTION 3.07. Compliance with Laws and Agreements.
SECTION 3.08. Investment Company Status
SECTION 3.09. Taxes.
SECTION 3.10. ERISA.
SECTION 3.11. Disclosure.
SECTION 3.12. Subsidiaries.
SECTION 3.13. Insurance.
SECTION 3.14. Labor Matters.
SECTION 3.15. Security Documents.
SECTION 3.16. Federal Reserve Regulations.
SECTION 3.17. Intentionally Omitted.
SECTION 3.18. Material Contracts.
SECTION 3.19. Bailees, Warehousemen, etc.
SECTION 3.20. Consignment.
ARTICLE IV Conditions
SECTION 4.01. Closing Date.
SECTION 4.02. Conditions Precedent to Each Loan and Each Letter of Credit.
ARTICLE V Affirmative Covenants
SECTION 5.01. Financial Statements and Other Information
SECTION 5.02. Notices of Material Events.
SECTION 5.03. Information Regarding Collateral.
SECTION 5.04. Existence; Conduct of Business.
SECTION 5.05. Payment of Obligations.
SECTION 5.06. Maintenance of Properties.
SECTION 5.07. Insurance.
SECTION 5.08. Casualty and Condemnation.
SECTION 5.09. Books and Records; Inspection and Audit Rights; Appraisals; Accountants; Physical Inventories.
SECTION 5.10. Compliance with Laws.
SECTION 5.11. Use of Proceeds and Letters of Credit.
SECTION 5.12. Future Subsidiaries.
SECTION 5.13. Further Assurances.  (a)
SECTION 5.14. Material Contracts
SECTION 5.15. Term Loan.
SECTION 5.16. Retention of Independent Consultant.
SECTION 5.17. Performance Within Budget.
SECTION 5.18. Bankruptcy Related Affirmative Covenants.
ARTICLE VI Negative Covenants
SECTION 6.01. Indebtedness and Other Obligations
SECTION 6.02. Liens.
SECTION 6.03. Fundamental Changes.
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions.
SECTION 6.05. Asset Sales.
SECTION 6.06. Restricted Payments; Certain Payments of Indebtedness.
SECTION 6.07. Transactions with Affiliates.
SECTION 6.08. Amendment of Material Documents.
SECTION 6.09. Fiscal Year.
SECTION 6.10. Burdensome Agreements.
SECTION 6.11. Intentionally Omitted.
SECTION 6.12. Clean Down.
SECTION 6.13. Bankruptcy Related Negative Covenants.
ARTICLE VII Events of Default
SECTION 7.01. Events of Default.
SECTION 7.02. When Continuing.
SECTION 7.03. Remedies on Default.
SECTION 7.04. Application of Proceeds.
ARTICLE VIII The Agents
SECTION 8.01. Administration by Administrative Agent.
SECTION 8.02. The Collateral Agent.
SECTION 8.03. Sharing of Excess Payments.
SECTION 8.04. Agreement of Required Lenders.
SECTION 8.05. Liability of Agents.
SECTION 8.06. Notice of Default.
SECTION 8.07. Lenders’ Credit Decisions.
SECTION 8.08. Reimbursement and Indemnification.
SECTION 8.09. Rights of Agents.
SECTION 8.10. Notice of Transfer.
SECTION 8.11. Successor Agent.
SECTION 8.12. Reports and Financial Statements.
SECTION 8.13. Delinquent Lender.
SECTION 8.14. Collateral and Guaranty Matters.
SECTION 8.15. Agency for Perfection.
SECTION 8.16. Intentionally Omitted.
SECTION 8.17. Syndication Agent, Documentation Agents, and Arranger.
SECTION 8.18. Co-Collateral Agent Rights.
ARTICLE IX Miscellaneous
SECTION 9.01. Notices
SECTION 9.02. Waivers; Amendments.
SECTION 9.03. Expenses; Indemnity; Damage Waiver.
SECTION 9.04. Designation of Lead Borrower as Borrowers’ Agent.
SECTION 9.05. Successors and Assigns.
SECTION 9.06. Survival
SECTION 9.07. Counterparts; Integration; Effectiveness.
SECTION 9.08. Severability.
SECTION 9.09. Right of Setoff.
SECTION 9.10. Governing Law; Jurisdiction; Consent to Service of Process.
SECTION 9.11. WAIVER OF JURY TRIAL
SECTION 9.12. Headings
SECTION 9.13. Interest Rate Limitation.
SECTION 9.14. Joint and Several Obligations of the Loan Parties.
SECTION 9.15. Confidentiality.
SECTION 9.16. Judgment Currency.
SECTION 9.17. No Advisory or Fiduciary Responsibility.
SECTION 9.18. USA PATRIOT Act Notice
SECTION 9.19. Press Releases.
SECTION 9.20. No Strict Construction.
SECTION 9.21. Relationship with DIP Orders and Initial Order.
SECTION 9.22. Language.

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EXHIBITS [OMITTED*]
A.	Assignment and Assumption
B-1	Domestic Borrowers Revolving Note
B-2	Domestic Borrowers Swingline Note
B-3	Canadian Borrower Revolving Note
B-4	Canadian Borrower Swingline Note
C	Compliance Certificate
D-1	Borrowing Base Certificate
D-2	Canadian Borrowing Base Certificate
E	Form of Notice of Borrowing for Domestic Borrowers
F	Form of Notice of Borrowing for Canadian Borrower
G	Form of Customs Broker Agreement
H-1	Form of Interim Borrowing Order
H-2	Form of Initial Order

[*The Company will furnish supplementally any of the above exhibits to the Securities and Exchange Commission upon request.]

SCHEDULES [OMITTED*]
1.1	Lenders and Commitments
1.2	Budget
1.3	Facility Guarantors
1.4	Pre-Petition Letters of Credit
2.23(a)	DDAs
2.23(b)	Credit Card Arrangements
3.05(c)(i)	Title to Properties; Real Estate Owned
3.05(c)(ii)	Leased Properties
3.06	Disclosed Matters
3.10	Plans
3.12	Subsidiaries
3.13	Insurance
3.14	Labor Matters
3.18	Material Contracts
5.01(A)	Financial Reporting Requirements
5.01(B)	Lead Borrower’s website
5.18	Identified Leases
6.01	Indebtedness
6.02	Liens
6.04	Investments
6.05	Asset Sales

[*The Company will furnish supplementally any of the above schedules to the Securities and Exchange Commission upon request.]

SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of November 12, 2008 (this “Agreement”) among

 CIRCUIT CITY STORES, INC., as a debtor and a debtor-in-possession, a corporation organized under the laws of the Commonwealth of Virginia having a place of business at 9950 Mayland Drive, Richmond, Virginia 23233, as Lead Borrower for the Borrowers, being said CIRCUIT CITY STORES, INC., as a debtor and a debtor-in-possession,

CIRCUIT CITY STORES WEST COAST, INC., as a debtor and a debtor-in-possession, a corporation organized under the laws of the State of California having a place of business at 680 S. Lemon Avenue, Walnut, California 91789;

CIRCUIT CITY STORES PR, LLC, as a debtor and a debtor-in-possession, a limited liability company organized under the laws of the Commonwealth of Puerto Rico having a place of business at  San Patricio Plaza 3369, Local C-02 St Ebano & Tabonuco, Guaynabo, Puerto Rico; and

INTERTAN CANADA LTD., as a debtor company, a corporation organized under the laws of the Province of Ontario, Canada having its head office at 279 Bayview Drive, Barrie, Ontario, Canada L4M 4W5; and

 the LENDERS party hereto; and

 BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent for the Lenders and the Issuing Bank, a national banking association, having a place of business at 100 Federal Street, Boston, Massachusetts 02110;  and

 BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian Administrative Agent and Canadian Collateral Agent for Lenders having a Canadian Commitment, a banking corporation carrying on business under the Bank Act (Canada), having a place of business at 200 Front Street West, Toronto, Ontario, Canada M5V 3L2; and

 GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Collateral Agent; and

 WELLS FARGO RETAIL FINANCE, LLC, as Syndication Agent; and

 GENERAL ELECTRIC CAPITAL CORPORATION and JPMORGAN CHASE BANK, N.A., as Co-Documentation Agents;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, on November 10, 2008, the Domestic Borrowers and certain of their domestic Subsidiaries commenced Chapter 11 Case Nos. 08-35653 through 08-35670 as administratively consolidated at Chapter 11 Case No. 08-35653 (singly and collectively, the “Chapter 11 Case”) by filing separate voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code, with the United States Bankruptcy Court for the Eastern District of Virginia (the “US Bankruptcy Court”).  The Domestic Borrowers continue to operate their business and manage their properties as debtors and debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code; and

WHEREAS, on November 10, 2008, the Canadian Borrower commenced court proceedings bearing Case No. 08-CV-7841 (the “Canadian Bankruptcy Case” and together with the Chapter 11 Cases, collectively, the “Cases”) by filing a notice seeking an initial order under the Companies' Creditors Arrangement Act (Canada) with the Ontario Superior Court of Justice, Commercial List (the “Canadian Bankruptcy Court”).  The Canadian Borrower continues to operate its business and manage its properties as a debtor company; and

WHEREAS, the Borrowers have requested that the Agents and the Lenders provide a senior secured, super-priority revolving credit facility to the Borrowers on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agents, and the Borrowers hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

 “ACH” shall mean automated clearing house transfers.

 “Account” shall mean “accounts” as defined in the UCC (or as regards the Canadian Loan Parties, the PPSA), and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

“Adjusted LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.  The Adjusted LIBO Rate will be adjusted automatically as to all LIBO Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.

“Administration Charge” has the meaning set forth in the Initial Order.

 “Administrative Agent” means Bank of America, in its capacity as administrative agent for the Lenders and the Issuing Bank hereunder.

 “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, and, with respect to any Agent or Lender, includes any branches or Affiliates of branches of such Agent or Lender.

“Agency Agreement” means the Agency Agreement between the Lead Borrower and Hilco Merchant Resources, LLC and Gordon Brothers Merchant Partners, LLC dated October 31, 2008 for the disposition of Inventory at certain of the Domestic Borrowers’ stores, as in effect on the date hereof.

 “Agents” shall mean, collectively, the Administrative Agent, the Collateral Agent, and the Canadian Agent.

 “Agreement” means this Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, as modified, amended, supplemented or restated, and in effect from time to time.

“Applicable Law” means as to any Person: (i) all statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, and/or similar rulings, in each instance ((i) and (ii)) of or by any Governmental Authority, or court, or tribunal which has  jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible. Without limiting the foregoing, “Applicable Law’ shall include the Bankruptcy Code and the CCAA.

 “Applicable Margin” means, with respect to Prime Rate Loans, LIBO Loans and BA Equivalent Loans, 4.00% per annum.  Upon the occurrence and during the continuance of an Event of Default, interest shall be determined in the manner set forth in Section 2.12.

“Appraisal Percentage” means (i) from the Closing Date through December 30, 2008, 90%, (ii) from December 31, 2008 through January 17, 2009, 87.5%, and (iii) thereafter, 85%.

“Appraised Value” means the net cost liquidation value of the Borrowers’ Inventory as set forth in the Stock Ledger (expressed as a percentage of the Cost of such Inventory) as determined from time to time by Gordon Brothers or by another independent appraiser reasonably satisfactory to the Administrative Agent, with such appraisal conducted in accordance with Section 5.09(b) hereof.  Appraised Value shall be determined based upon the most recent appraisal undertaken by Gordon Brothers or such other appraiser (regardless of who bears the expense thereof under Section 5.09(b)).

 “Arranger” means Banc of America Securities LLC.

 “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Block” means an amount equal to the greater of (a) the lesser of (i) ten percent (10%) of the then Borrowing Base (without giving effect to clause (d) thereof) and (ii) ten percent (10%) of the Total Commitments, and (b) at any time from and including January 1 of any year to and including August 31 of such year, $60,000,000, and at any time from and including September 1 of any year to and including December 31 of such year, $75,000,000.

 “Availability Reserves” means, without duplication of any other Reserves (including the Directors’ Charge, the Administration Charge and the Professional Fee Carve Out) or items that are otherwise addressed or excluded through eligibility criteria or in any appraisal conducted pursuant to Section 5.09(b), such reserves as any Agent or the Co-Collateral Agent (subject in all respects to the provisions of Section 8.18) may from time to time determine in its reasonable discretion (after consultation with the Lead Borrower (whose consent to any Availability Reserve shall not be required)) are appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, including, without limitation, reserves as a result of the occurrence of, and on or after, the Lease Assumption Reserve Commencement Date, (b) to reflect claims and liabilities that the Administrative Agent, the Collateral Agent, or the Canadian Agent (with respect to the Canadian Borrowing Base) or the Co-Collateral Agent (subject in all respects to the provisions of Section 8.18) determines will need to be satisfied in connection with the realization upon the Collateral (including, without limitation, on account of (i) consignment arrangements entered into by the Borrowers, (ii) wages and vacation pay, (iii) freight, shipping, freight forwarding, customs brokers, import duties and other similar charges, and (iv) with respect to the Canadian Borrowing Base only, tax withholdings and source deductions, outstanding sales and goods and services taxes, pension charges, Administration Charge, Directors’ Charge, KERP Charge and statutory Liens and charges, in each case, not capable of being subordinated by an order in the Canadian Bankruptcy Case), (c) to reflect events or conditions which adversely affect the value of any assets included in the Borrowing Base, (d) to reflect that a Default or an Event of Default then exists, (e) to establish Bank Product Reserves or Cash Management Reserves, (f) to establish the Lease Reserve, or (g) to establish any Reserve with respect to the Term Loan required by the Intercreditor Agreement.  Availability Reserves shall be established and calculated in a manner and methodology consistent with the Agents’ practices as of the Closing Date with other similarly situated borrowers.  For the avoidance of doubt, Reserves established in connection with the Directors’ Charge and the Administration Charge shall only be deducted from the calculation of the Canadian Borrowing Base.

“BA Equivalent Loan” shall mean any Loan to the Canadian Borrower in CD$ bearing interest at a rate determined by reference to the BA Rate in accordance with the provisions of Article II.

“BA Equivalent Loan Borrowing” shall mean any Borrowing comprised of BA Equivalent Loans.

“BA Rate” means, for the Interest Period of each BA Equivalent Loan, the rate of interest per annum equal to the annual rates applicable to CD$ bankers’ acceptances having an identical or comparable term as the bankers’ acceptances proposed to be issued displayed and identified as such on the display referred to as the "CDOR Page" (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 A.M. on such day (or, if such day is not a Business Day, as of 10:00 A.M. on the immediately preceding Business Day), provided that if such rates do not appear on CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 A.M. on such day at which The Toronto-Dominion Bank is then offering to purchase CD$ bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term).  In the event that the Canadian Agent is unable to obtain any such quotation as provided above, it will be deemed that a BA Rate pursuant to a BA Equivalent Loan Borrowing cannot be obtained.

“Bank of America” means Bank of America, N.A., a national banking association.

“Bank Products” means any services or facilities provided to any Loan Party by a Lender or any of its Affiliates (but excluding Cash Management Services) on account of (a) Hedging Agreements and (b) purchase cards.

“Bank Product Reserves” means Availability Reserves established to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Banker’s Acceptance” means a time draft or bill of exchange relating to a Commercial Letter of Credit (other than a Canadian Commercial Letter of Credit) which has been accepted by the Issuing Bank.

“Bankruptcy Code” means Title 11, U.S.C., as now or hereafter in effect, or any successor thereto.

“Bankruptcy Courts” means collectively the US Bankruptcy Court and the Canadian Bankruptcy Court.

 “Bankruptcy Recoveries” means any and all claims and causes of action which a Loan Party may be entitled to assert by reason of any avoidance or other power vested in or on behalf of a Loan Party or the estate of a Loan Party under Chapter 5 of the Bankruptcy Code (other than those arising under §549 of the Bankruptcy Code), the Initial Order or other Applicable Law and any and all recoveries or proceeds of any such claims or causes of action.

 “Blocked Account Agreements” shall mean agency agreements with the banks maintaining deposit accounts of the Borrowers where funds from one or more DDAs are concentrated, which agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, and the Canadian Agent, as applicable.

 “Blocked Account Banks” shall mean the banks with whom the Borrowers have entered into Blocked Account Agreements.

 “Blocked Accounts” shall mean each deposit account of the Borrowers which is the subject of a Blocked Account Agreement.

 “Board” means the Board of Governors of the Federal Reserve System of the United States of America.

 “Borrowers” means collectively, the Domestic Borrowers and the Canadian Borrower.

 “Borrowing” shall mean (a) the incurrence of Loans of a single Type, on a single date and having, in the case of LIBO Loans and BA Equivalent Loans, a single Interest Period, or (b) a Swingline Loan.

“Borrowing Base” means, at any time of calculation, an amount equal to

(a)           the Receivables Advance Rate multiplied by the face amount of Eligible Credit Card Receivables, plus

(b)           the Appraisal Percentage multiplied by (i) the Appraised Value of Eligible Inventory, multiplied by (ii)(x) the Cost of Eligible Inventory minus (y) Inventory Reserves; plus

(c)           with respect to any Eligible Letter of Credit, the Appraisal Percentage multiplied by (A) the Appraised Value of the Inventory supported by such Eligible Letter of Credit, multiplied by (B)(1) the Cost of such Inventory when completed minus (2) Inventory Reserves,  minus

(d)           the Availability Block, minus

(e)           the then amount of all Availability Reserves established by the Administrative Agent and the Co-Collateral Agent (subject in all respects to the provisions of Section 8.18) from time to time in their Permitted Discretion, minus

(f)           the then amount of the Professional Fee Carve Out Reserve.

“Borrowing Base Certificate” has the meaning assigned to such term in Section 5.01(b)(iii).

 “Borrowing Request” means a request by the Lead Borrower on behalf of the Borrowers for a Borrowing in accordance with Section 2.04.

 “Breakage Costs” shall have the meaning set forth in Section 2.21(b).

“Budget” means (a) the thirteen (13) week cash flow projections for the Domestic Loan Parties and (b) the thirteen (13) week cash flow of the Canadian Loan Parties, respectively, substantially in the forms of the initial Budgets annexed hereto as Schedule 1.2, and any subsequent thirteen week cash flow projections furnished pursuant to Section 5.01(b)(i) hereof, in each case, in substance reasonably satisfactory to the Required Lenders, reflecting on a line-item basis, among other things, anticipated sales, cash receipts, inventory levels, expenditures, the Borrowing Base, the Canadian Borrowing Base (if applicable) and Excess Availability for the subject period, which Budget may be amended and modified solely with the written consent of the Required Lenders.

 “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are authorized or required by law to remain closed, provided that, when used in connection with a LIBO Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.  Except as otherwise provided herein, if any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day and such extension of time shall be included in computing interest and fees in connection with such payment, provided further that when used in connection with any Loan to the Canadian Borrower, the term “Business Day” shall also exclude any day on which banks are authorized or required by law to be closed in Toronto, Ontario, Canada.

“Canadian Agent” means Bank of America, N.A. (acting through its Canada branch) having a branch in Toronto, Ontario, Canada,  or any successor appointed pursuant to the provisions hereof and includes its capacity as “Canadian Administrative Agent” and “Canadian Collateral Agent”.

“Canadian Appraisal Percentage” means from January 1, 2009 through the earlier of January 17, 2009 (or such later date agreed by the Canadian Lenders) and the closing and initial funding of the Term Loan, 80%, and (B) at all other times, 75%.

“Canadian Availability” means the lesser of (a)(i)(A) from January 1, 2009 through the earlier of January 17, 2009 (or such later date agreed by the Canadian Lenders) and the closing and initial funding of the Term Loan $60,000,000, and (B) at all other times, $50,000,000, minus (ii) the aggregate unpaid balance of Credit Extensions made to, or for the account of (other than with respect to Credit Extensions to the Domestic Borrowers which will be used to make intercompany loans to the Canadian Borrower as permitted in accordance with the provisions hereof) the Canadian Borrower, minus (iii) the aggregate unpaid balance of Pre-Petition Liabilities on account of credit extensions made to, or for the benefit of, the Canadian Borrower, or (b) through the earlier of January 17, 2009 (or such later date agreed by the Canadian Lenders) and the closing and initial funding of the Term Loan, the Canadian Borrowing Base.  After the earlier of January 17, 2009 (or such later date agreed by the Canadian Lenders) and the closing and initial funding of the Term Loan, Canadian Availability shall be determined based on clause (a) only.

“Canadian Bankruptcy Case” has the meaning provided in the recitals to this Agreement.

 “Canadian Bankruptcy Court” has the meaning provided in the recitals to this Agreement.

“Canadian Borrower” means InterTAN Canada Ltd.

“Canadian Borrowing Base” means at any time of calculation, an amount equal to

(a)           the Canadian Appraisal Percentage multiplied by (i) the Appraised Value of Eligible Inventory of the Canadian Borrower, multiplied by (ii)(x) the Cost of Eligible Inventory of the Canadian Borrower, minus (y) Inventory Reserves, minus

(b)           the then amount of all Availability Reserves established by the Canadian Agent from time to time in its Permitted Discretion.

“Canadian Borrowing Base Certificate” has the meaning assigned to such term in Section 5.01(b)(ii).

“Canadian Commitment” shall mean, with respect to each Lender, the commitment of such Lender hereunder to make Credit Extensions to the Canadian Borrower in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.17 hereof.

“Canadian Commitment Fee” has the meaning provided therefor in Section 2.14(b).

“Canadian Commitment Percentage” shall mean, with respect to each Lender, that percentage of the Canadian Commitments of all Lenders hereunder to make Credit Extensions to the Canadian Borrower in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be  reduced from time to time pursuant to Section 2.17 hereof.

“Canadian Creditor Charge” has the meaning given to such term in the Initial Order.

 “Canadian Lenders” means the Lenders having Canadian Commitments from time to time or at any time.

“Canadian Letter of Credit” shall mean a Letter of Credit that is issued pursuant to this Agreement for the account of the Canadian Borrower.

 “Canadian Letter of Credit Outstandings” shall mean, at any time, the sum of (a) with respect to Canadian Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder plus (b) all amounts theretofore drawn or paid under Canadian Letters of Credit for which the Issuing Bank has not then been reimbursed.

“Canadian Liabilities” means (a) the payment by the Canadian Loan Parties of (i) the principal of, and interest on the Loans made hereunder to, or for the benefit of, the Canadian Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Canadian Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Canadian Loan Parties to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the  performance of all covenants, agreements, obligations and liabilities of the Canadian Loan Parties under or pursuant to this Agreement and the other Loan Documents, and (c) all Other Liabilities of the Canadian Loan Parties.

“Canadian Loan Parties” means the Canadian Borrower, Tourmalet Corp. and each Subsidiary of the Canadian Borrower which executes a Facility Guaranty and is incorporated or formed under Applicable Law of Canada or any of its provinces or territories.

“Canadian Overadvance” means, at any time of calculation, a circumstance in which the Credit Extensions to the Canadian Borrower exceed the Canadian Availability.

“Canadian Prime Rate” means the higher of (a) the rate of interest publicly announced from time to time by Bank of America, N.A. (acting through its Canada branch) as its reference rate of interest for loans made in Canadian dollars to Canadian customers and designated as its “prime” rate.  It is a rate set by Bank of America, N.A. (acting through its Canada branch) based upon various factors, including Bank of America, N.A. (acting through its Canada branch)’s costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans, and (b) the BA Rate applicable to Canadian dollar banker’s acceptances having a term of one month as displayed on the “CDOR Page” or otherwise as determined pursuant to the definition of “BA Rate”.  Any change in the Canadian Prime Rate due to a change in the Bank of America, N.A. (acting through its Canada branch) prime rate shall be effective on the effective date of such change in the Bank of America, N.A. (acting through its Canada branch) prime rate.

“Canadian Security Documents” means the General Security Agreement and the deeds of hypothec charging the universality of moveable property each granted by the Canadian Loan Parties in favor of the Canadian Agent, each securing the payment and performance of the Obligations.

“Canadian Total Commitments” means the aggregate of the Canadian Commitments of all Canadian Lenders.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cases” has the meaning provided in the recitals to this Agreement.

“Cash Collateral Account” shall mean an interest-bearing account established by the Domestic Borrowers with the Collateral Agent at Bank of America under the sole and exclusive dominion and control of the Collateral Agent designated as the “Circuit City Cash Collateral Account” and, in the case of the Canadian Borrower, an interest-bearing account established by the Canadian Borrower with the Canadian Agent at Bank of America, N.A. (acting through its Canada branch) under the sole and exclusive dominion and control of the Canadian Agent designated as the “InterTAN Canada Cash Collateral Account”.

“Cash Management Reserves ” means Availability Reserves established to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any one or more of the following types or services or facilities provided to any Loan Party by  a Lender or any of its Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, and (d) credit or debit cards.

 “Cash Receipts” has the meaning provided therefor in Section 2.23(d).

“CCAA” means the Companies' Creditors Arrangement Act (Canada), as now or hereafter in effect, or any successor thereto.

“CD$” means Canadian dollars.

 “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

 “Change in Control” means, at any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Lead Borrower by Persons who were neither (i) nominated by the board of directors of the Lead Borrower nor (ii) appointed by directors so nominated; or (b) any person (within the meaning of the Securities and Exchange Act of 1934, as amended) is or becomes the beneficial owner (within the meaning of Rule 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, as amended), directly or indirectly, of forty percent (40%) or more of the aggregate voting power represented by the outstanding capital stock of the Lead Borrower on a fully diluted basis, whether as a result of the issuance of securities of the Lead Borrower, any merger, consolidation, or otherwise, or (c) the failure of the Lead Borrower to own, directly or indirectly, 100% of the capital stock of all of the Subsidiary Borrowers and other Loan Parties unless pursuant to a transaction otherwise permitted hereunder.

 “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.25(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority, in each case, made, issued or changed after the date of this Agreement.

“Chapter 11 Case” has the meaning provided in the recitals to this Agreement.

 “Charges” has the meaning provided therefor in Section 9.13.

“Closing Date” means November 12, 2008.

 “Co-Collateral Agent” means General Electric Capital Corporation.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

 “Collateral” means any and all “Collateral” as defined in any applicable Security Document, and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document, the DIP Orders or the Initial Order.  Notwithstanding anything to the contrary contained in this definition, the term “Collateral” shall not, except as expressly provided in the DIP Orders or the Initial Order, include Bankruptcy Recoveries.

“Collateral Agent” means Bank of America, in its capacity as collateral agent under the Security Documents (other than the Canadian Security Documents).

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

 “Commitment” shall mean, with respect to each Lender, the commitment of such Lender hereunder to make Credit Extensions to the Borrowers in the amounts set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.17 hereof.

 “Commitment Fee” has the meaning provided therefor in Section 2.14.

“Commitment Fee Percentage” means 0.75% per annum.

“Commitment Percentage” shall mean, with respect to each Lender, that percentage of the Commitments of all Lenders hereunder to make Credit Extensions to the Borrowers, in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be  reduced from time to time pursuant to Section 2.17 hereof.

“Concentration Account” has the meaning provided therefor in Section 2.23(d).

 “Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consummation Date” means both (a) the date of substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Plan of Reorganization confirmed by a Final Order, and (b) the approval in a Final Order of, and the effectiveness of, a Plan of Compromise under the CCAA.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the cost value of Inventory as reported on the Stock Ledger using the cost method of accounting based on practices which are in effect on the date of this Agreement.

 “Credit Card Notification” has the meaning provided therefor in Section 2.23(c).

“Credit Extensions” as of any day, shall be equal to the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

“Creditors’ Committee” means any official committee of creditors formed, appointed or approved in the Chapter 11 Case pursuant to the Bankruptcy Code.

 “Customer Credit Liabilities” means, at any time, the aggregate face value at such time of (a) outstanding gift certificates and gift cards of the Borrowers, and rewards certificates issued pursuant to the Lead Borrower’s rewards program entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Borrowers.

“Customs Broker Agreement” means an agreement in substantially the form attached hereto as Exhibit G among a Domestic Borrower or the Canadian Borrower, as applicable, a customs broker or other carrier, and the Collateral Agent or the Canadian Agent, as applicable, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Collateral Agent or the Canadian Agent, as applicable, and agrees, upon notice from the Collateral Agent or the Canadian Agent, as applicable, to hold and dispose of the subject Inventory solely as directed by the Collateral Agent or the Canadian Agent, as applicable.

 “DDAs” means any checking or other demand deposit account maintained by any Loan Party into which proceeds of Collateral are deposited.  All funds in such DDAs shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the DDAs.

 “DDA Notification” has the meaning provided therefor in Section 2.23(c).

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

 “Delinquent Lender” has the meaning given that term in Section 8.13.

 “Delinquent Lender’s Future Commitment” has the meaning provided therefor in Section 8.13.

“Deteriorating Lender” means any Delinquent Lender or any Lender as to which (a) the L/C Issuer or Swingline Lender has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (b) a Person that Controls such Lender has been deemed insolvent or become the subject of a bankruptcy, insolvency or similar proceeding.

 “DIP Orders” means and refers to the Interim Borrowing Order and the Final Borrowing Order.

“Directors’ Charge” has the meaning set forth in the Initial Order.

“Disclosure Statement” means a disclosure statement filed in the Chapter 11 Case in connection with a Plan of Reorganization.

“dollars” or “$” refers to lawful money of the United States of America.

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by Administrative Agent using the published spot rate as quoted by Bank of America or its branches or Affiliates to customers generally as its noon spot rate at which such currency is offered on such day for Dollars.

“Domestic Borrowers” means collectively, Circuit City Stores, Inc., Circuit City Stores West Coast, Inc., and Circuit City Stores PR, LLC.

“Domestic Commitment” shall mean, with respect to each Lender, the commitment of such Lender hereunder to make Credit Extensions to the Domestic Borrowers in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.17 hereof.

“Domestic Commitment Percentage” shall mean, with respect to each Lender, that percentage of the Domestic Commitments of all Lenders hereunder to make Credit Extensions to the Domestic Borrowers, in the amount set forth opposite its name on Schedule 1.1 hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.17 hereof.

“Domestic Lenders” means the Lenders having Domestic Commitments from time to time or at any time.

“Domestic Loan Parties” means all Loan Parties other than the Canadian Loan Parties.

“Domestic Total Commitments” means the aggregate of the Domestic Commitments of all Domestic Lenders.

“Effect of Bankruptcy” means, with respect to any contractual obligation, contract or agreement to which a Loan Party is a party, any default or other legal consequences arising on account of the commencement or the filing of the Chapter 11 Case or the Canadian Bankruptcy Case, as applicable (including the implementation of any stay), or the rejection of any such contractual obligation, contract or agreement with the approval of the US Bankruptcy Court or the Canadian Bankruptcy Court, as applicable, if required under Applicable Law.

 “Eligible Credit Card Receivables” means Accounts due to a Domestic Borrower on a non-recourse basis from Visa, Mastercard, American Express Co., Discovercard and other major credit card processors reasonably acceptable to the Administrative Agent, as arise in the ordinary course of business and which have been earned by performance. Without limiting the foregoing, none of the following shall be deemed to be Eligible Credit Card Receivables:

 (a)           Accounts that have been outstanding for more than five (5) Business Days from the date of sale;

 (b)           Accounts with respect to which a Domestic Borrower does not have good, valid and marketable title thereto, free and clear of any Encumbrance (other than (i) Liens granted to the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, pursuant to the Security Documents or the Pre-Petition Credit Documents), and (ii) Liens permitted herein which do not have priority over the Lien in favor of the Collateral Agent;

 (c)           Accounts that are not subject to a first priority security interest in favor of the Collateral Agent, for the benefit of itself and the Secured Parties;

(d)           Accounts which arise on account of any private label credit card issued by a Domestic Borrower;

 (e)           Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback); or

(f)           Accounts which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.

“Eligible Inventory” shall mean, as of the date of determination thereof, without duplication of Inventory which is the subject of Eligible Letters of Credit, items of Inventory of the Domestic Borrowers (or with respect to the calculation of the Canadian Borrowing Base only, the Canadian Borrower) that are finished goods, merchantable and readily saleable to the public in the ordinary course of business. Without limiting the foregoing, none of the following shall be deemed to be Eligible Inventory:

 (a)           Inventory that is not owned solely by a Domestic Borrower (or with respect to the calculation of the Canadian Borrowing Base only, the Canadian Borrower), or is leased or on consignment, or such Domestic Borrower (or with respect to the calculation of the Canadian Borrowing Base only, the Canadian Borrower) does not have good and valid title thereto;

 (b)           Inventory (including any portion thereof in transit from vendors) that is not located at a warehouse facility or store that is owned or leased by a Borrower or that is located with any third party or bailee described in Section 3.19 hereof, unless an intercreditor agreement reasonably acceptable to the Agent is executed and delivered by the owner of such location;

 (c)           Inventory that represents (i) goods damaged, defective or otherwise unmerchantable, (ii) goods that are obsolete or slow moving, or custom items, work-in-process, raw materials, samples, or that constitute parts, promotional, marketing, packaging and shipping materials or labels, bags, supplies or other non-merchandise categories, used or consumed in a Domestic Borrower’s (or with respect to the calculation of the Canadian Borrowing Base only, the Canadian Borrower’s) business, (iii) goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents, (iv) goods to be returned to the vendor, (v) goods not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, (vi) bill and hold goods or (vii) goods in the following Stock Ledger locations: (A) Product Return Center, (B) Service Inventory, (C) Damage Return Center, (D) Corporate Office, (E) MAC Inventory, (F) Road Support Merchandise, (G) Class 710 CCA Resource Kits, and (H) Class 800-898 Supply Merchandise;

 (d)           Inventory that is not located in the United States of America (excluding territories and possessions thereof) other than Inventory supported by an Eligible Letter of Credit (or with respect to the calculation of the Canadian Borrowing Base only, is not located in Canada);

 (e)           Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties (or with respect to the calculation of the Canadian Borrowing Base only, in favor of the Canadian Agent) (subject only to Permitted Encumbrances having priority by operation of Applicable Law);

 (f)            Inventory as to which insurance in material compliance with the provisions of Section 5.07 hereof is not in effect; or

 (g)           Inventory which has been sold but not yet delivered.

 “Eligible Letter of Credit” shall mean, as of any date of determination thereof, a Commercial Letter of Credit which supports the purchase of Inventory, (i) for which no documents of title have then been issued; (ii) which Inventory otherwise would constitute Eligible Inventory, (iii) which Commercial Letter of Credit has an expiry within (x) prior to the Lease Assumption Reserve Commencement Date, sixty (60) days of the date of initial issuance of such Commercial Letter of Credit, and (y) on or after the Lease Assumption Reserve Commencement Date, thirty (30) days of the date of initial issuance of such Commercial Letter of Credit, and (iv) which Commercial Letter of Credit provides that it may be drawn only after such Inventory is completed and after documents of title have been issued for such Inventory reflecting a Borrower or the Collateral Agent as consignee of such Inventory.

 “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

 “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Person directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

 “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Lead Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

 “ERISA Event” means (a) with respect to the Domestic Borrowers, any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived) or, with respect to the Canadian Borrower, any such similar event under any other Applicable Law relating to Plans; (b) with respect to the Domestic Borrowers, the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, and with respect to the Canadian Borrower, the existence with respect to any Plan of any unfunded contribution, special contribution, unfunded liability or solvency deficiency, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA or, with respect to the Canadian Borrower, any other Applicable Law, of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Lead Borrower or any of its ERISA Affiliates or the Canadian Borrower or any of its Related Parties of any liability under Title IV of ERISA or, with respect to the Canadian Borrower, any other Applicable Law, with respect to the termination of any Plan; (e) the receipt by the Lead Borrower or any ERISA Affiliate or the Canadian Borrower or any of its Related Parties from the PBGC, the FSCO (with respect to the Canadian Borrower) or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lead Borrower or any of its ERISA Affiliates or the Canadian Borrower or any of its Related Parties of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Lead Borrower or any ERISA Affiliate or the Canadian Borrower or any of its Related Parties of any notice, or the receipt by any Multiemployer Plan from the Lead Borrower or any ERISA Affiliate or the Canadian Borrower or any of its Related Parties of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or, with respect to the Canadian Borrower, any other Applicable Law; or (h) the failure by the Canadian Borrower to make any required contribution to a Plan or any Lien arises with respect to any Plan (other than contribution amounts not yet due and payable).

 “Event of Default” has the meaning assigned to such term in Section 7.01.

 “Excess Availability” means, as of any date of determination, the excess, if any, of (a)(i) from the Closing Date through the earlier of January 17, 2009 (or such later date to which the Canadian Lenders may agree) or the closing and initial funding of the Term Loan, the lesser of (i) the Domestic Total Commitments, or (ii) the Borrowing Base, over (b) the outstanding Credit Extensions to or for the account of the Domestic Borrowers, and (ii) from and after the earlier of January 17, 2009 (or such later date to which the Canadian Lenders may agree) or the closing and initial funding of the Term Loan, the lesser of (i) the Total Commitments, or (ii) the Borrowing Base, over (b) the outstanding Credit Extensions.

“Excluded Taxes” means, with respect to the Agents, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its gross or net income, (b) any branch profits taxes, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.30(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.28(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.28(a).

“Facility Guarantors” means the Subsidiaries listed on Schedule 1.3 and any other Subsidiaries which hereafter become Facility Guarantors in favor of the Agents, the Issuing Bank and the Lenders.

“Facility Guaranty” means collectively any Guaranty of any or all of the Obligations executed by the Facility Guarantors.

 “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Bank of America from three Federal funds brokers of recognized standing selected by it.

 “Fee Letter” means the “Fee Letter” among the Lead Borrower, Bank of America and the Arranger dated as of November 12, 2008, as such letter may from time to time be amended.

“Final Borrowing Order” means an order of each of the Bankruptcy Courts which order shall be in form, scope and substance reasonably acceptable to the Required Lenders, which, among other matters but not by way of limitation, authorizes the Loan Parties to obtain credit, incur (or guaranty) Obligations, grant Liens under this Agreement, the other Loan Documents, the DIP Orders and the Initial Order, as the case may be, and provides for the super priority of the Agents’ and the Lenders’ claims, which order is a Final Order.

“Final Order” means an order or judgment of the US Bankruptcy Court or Canadian Bankruptcy Court, as applicable, as entered on the docket of the Clerk of the US Bankruptcy Court or issued and entered by the Canadian Bankruptcy Court, that has not been reversed, stayed, modified or amended and as to which the time to appeal or seek leave to appeal, petition for certiorari, reargue or seek rehearing has expired and no proceeding for certiorari, reargument or rehearing is pending or if an appeal, petition for certiorari, reargument, or rehearing has been sought, the order or judgment of the US Bankruptcy Court or Canadian Bankruptcy Court has been affirmed by the highest court to which the order was appealed, from which the reargument or rehearing was sought, or certiorari has been denied and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, chief accounting officer, treasurer, assistant treasurer, director of treasury and risk management, or controller of such Loan Party.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

 “FSCO” means the Financial Services Commission of Ontario and any Person succeeding to the functions thereof and includes the Superintendent under such statute and any other Governmental Authority empowered or created by the Pension Benefits Act of Ontario or under any other Applicable Law related to Plans.

“Fund” shall mean any person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

 “GAAP” means accounting principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

“General Security Agreement” means, collectively, the General Security Agreements dated as of the Closing Date entered into by each of the Canadian Loan Parties in favor of the Canadian Collateral Agent for the benefit of the Secured Parties thereunder, as amended and in effect from time to time.

“Gordon Brothers” means GB Asset Advisors, LLC or any Affiliate thereof.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provinicial, territorial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

 “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

 “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, mold, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

 “Hedging Agreement” means any interest rate protection agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement designed to hedge against fluctuations in interest rates or foreign exchange rates.

“Identified Leases” means the Leases identified on Schedule 5.18 hereto.

“Indebtedness” of any Person means, without duplication, (a) all payment obligations of such Person for borrowed money (including any obligations which are without recourse to the credit of such Person but which are secured by a Lien on the property of such Person), (b) all payment obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all payment obligations of such Person upon which interest charges are customarily paid, (d) all payment obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all payment obligations of such Person in respect of the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all payment obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (j) all payment obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all Hedging Agreements, (l) the principal and interest portions of all rental obligations of such Person under any Synthetic Lease or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP, and (m) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person, or in respect of any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.  The Indebtedness of any Person shall (i) include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor and (ii) shall exclude current accounts payable and accrued expenses incurred in the ordinary course of business.

 “Indemnified Taxes” means Taxes arising from any payment made hereunder or otherwise with respect to this Agreement, other than Excluded Taxes.

 “Indemnitee” has the meaning provided therefor in Section 9.03(b).

“Independent Consultant” means FTI Consulting, Inc. (or another independent third party consultant reasonably acceptable to the Administrative Agent).

“Initial Order” means an order issued and entered by the Canadian Bankruptcy Court, substantially in the form of, and containing the provisions set forth in, Exhibit H-2 (or such other form and provisions as may be reasonably acceptable to the Agents and the Required Lenders), which shall stay all proceedings against the Canadian Loan Parties and which shall, inter alia, approve the Canadian Loan Parties’ entering into and performing their respective obligations under this Agreement and the other Loan Documents.

 “Initial Store Closing Sale” has the meaning set forth in Section 5.18.

“Initial Store Closing Sale Order” has the meaning set forth in Section 5.18.

“Intercreditor Agreement” means an intercreditor agreement between the Agents and the Term Loan Agent in form and substance reasonably satisfactory to the Agents and the Required Lenders, to be entered into contemporaneously with the closing of the Term Loan, as such intercreditor agreement may be amended, modified, supplemented and in effect from time to time.

“Interim Borrowing Order” means an order entered by the US Bankruptcy Court, substantially in the form of, and containing the provisions set forth in, Exhibit H (or such other form and provisions as may be reasonable acceptable to the Agents and the Required Lenders), approving, on an interim basis, the Domestic Loan Parties’ entering into and performing their obligations under this Agreement and the other Loan Documents.

 “Interest Payment Date” means (a) with respect to any Prime Rate Loan (including a Swingline Loan), the first Business Day of each calendar month, and (b) with respect to any LIBO Loan or BA Equivalent Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

 “Interest Period” means, with respect to any LIBO Borrowing or BA Equivalent Loan Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, or three months thereafter, as the Lead Borrower may elect by notice to the Administrative Agent in accordance with the provisions of this Agreement, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends) shall end on the last Business Day of the last calendar month of such Interest Period, (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date, and (d) notwithstanding the provisions of clause (c), no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to a LIBO Borrowing or BA Equivalent Loan Borrowing would be for a shorter period, such Interest Period shall not be available hereunder. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

 “Inventory” has the meaning assigned to such term in the Security Documents and, as regards the Canadian Borrower, includes all “inventory” as defined in the PPSA.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent, the Canadian Agent (with respect to the Canadian Borrowing Base) or the Co-Collateral Agent (subject in all respects to the provisions of Section 8.18) in its Permitted Discretion (after consultation with the Lead Borrower (whose consent to any Inventory Reserve shall not be required)) with respect to the determination of the saleability, at retail, of Eligible Inventory or which reflect such other factors as affect the appraised value of Eligible Inventory.  Inventory Reserves shall be established and calculated in a manner and methodology consistent with the Agents’ practices as of the Closing Date with other similarly situated borrowers.

 “Investment” has the meaning provided therefor in Section 6.04.

“Issuer Documents” means with respect to any Letter of Credit, the letter of credit application, and any other document, agreement and instrument entered into by the Issuing Bank and any Borrower or in favor of the Issuing Bank and relating to any such Letter of Credit.

 “Issuing Bank” means Bank of America, in its capacity as the issuer of Letters of Credit hereunder, and as to the Canadian Borrower, Bank of America, N.A. (acting through its Canada branch), and any other Lender as the Administrative Agent and the Lead Borrower may agree, such agreement not to be unreasonably withheld. The Issuing Bank may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Judgment Conversion Date” has the meaning set forth in Section 9.16 hereof.

“Judgment Currency” has the meaning set forth in Section 9.16 hereof.

“KERP Charge” has the meaning given to such term in the Initial Order.

“L/C Credit Support” has the meaning set forth in Section 2.07(k) hereof.

 “L/C Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

 “Lead Borrower” means Circuit City Stores, Inc.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lease Assumption Reserve Commencement Date” means the date that is 12 weeks (or, if longer, the length of the liquidation period assumed in the Inventory appraisals received by Agents, plus 3 weeks) prior to the end of the 120 day lease rejection/assumption period, as such period may be extended or shortened by the US Bankruptcy Court.

“Lease Reserve” means a reserve, in an amount established by the Administrative Agent or the Co-Collateral Agent (subject in all respects to the provisions of Section 8.18) in their Permitted Discretion, in respect of (i) Inventory held at any leased or rented location in the United States or Puerto Rico intended to be closed with respect to which the lease therefor is or is intended to be terminated by a Domestic Borrower, (ii) Inventory at leased locations in the United States or Puerto Rico with respect to which the lease has not been assumed commencing on the Lease Assumption Reserve Commencement Date, or with respect to any specific location, the date that is 12 weeks (or, if longer, the length of the liquidation period assumed in the Inventory appraisals received by Agents, plus 3 weeks) prior to the expiration of such period of time as shall have been consented to for rejection/assumption of such lease by the landlord for such location, or (iii) Inventory held at any leased location in the United States or Puerto Rico as to which there has been filed a motion to compel the assumption or rejection of the lease, in each case in an amount determined by the Administrative Agent or the Co-Collateral Agent (subject in all respects to the provisions of Section 8.18) in their Permitted Discretion.

“Lenders” shall mean the Persons identified on Schedule 1.1 and each assignee that becomes a party to this Agreement as set forth in Section 9.05(b).

 “Letter of Credit” shall mean (a) a letter of credit that is issued pursuant to this Agreement for the account of any Borrower, including, without limitation, any Canadian Letter of Credit, and (b) any Banker’s Acceptance.  Without limiting the foregoing, all Pre-Petition Letters of Credit (including, without limitation, all Banker’s Acceptances issued in connection therewith) shall be deemed to have been issued hereunder and shall for all purposes be deemed to be “Letters of Credit” hereunder.

 “Letter of Credit Fees” shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.15.

 “Letter of Credit Outstandings” shall mean, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder plus (b) all amounts theretofore drawn or paid under Letters of Credit for which the Issuing Bank has not then been reimbursed.

 “LIBO Borrowing” shall mean a Borrowing comprised of LIBO Loans.

 “LIBO Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

 “LIBO Rate” means, with respect to any LIBO Borrowing for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or by such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Borrowing being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

 “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, security interest, and, with respect to any Canadian Loan Party, also includes any prior claim or deemed trust in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by any of the Agents of those rights and remedies accorded to such Agents under the Loan Documents and Applicable Law as a creditor of the Loan Parties (subject to the terms of the DIP Orders and the Initial Order), including (after the occurrence and during the continuation of an Event of Default) the conduct by the Borrowers, acting with the consent of the Administrative Agent, of  any public, private or “Going-Out-Of-Business Sale” or other disposition of Collateral for the purpose of liquidating the Collateral.  Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

 “Loan Account”  has the meaning assigned to such term in Section 2.22(a).

 “Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Facility Guaranty, each Customs Broker Agreement, the Intercreditor Agreement, and any other instrument or agreement now or hereafter executed and delivered in connection herewith or therewith.

“Loan Parties” means, collectively, the Borrowers and each Person executing a Facility Guaranty.

 “Loans” shall mean all loans (including, without limitation, Revolving Loans and Swingline Loans) at any time made to the Borrowers or for account of the Borrowers pursuant to this Agreement.

 “Margin Stock” has the meaning assigned to such term in Regulation U.

 “Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, assets, or financial condition, of the Lead Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any material obligation or to pay any Obligations under this Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Agents or the Lenders hereunder or thereunder, including, without limitation, with respect to the Collateral; provided that a “Material Adverse Effect shall not be deemed to exist as a result of the Effect of Bankruptcy or the events leading up to and resulting therefrom.

“Material Contract” means, with respect to any Person, each contract(other than the Loan Documents and the documents governing the Term Loan) to which such Person is a party material to the business, operations, property, assets, or financial condition of such Person, the cancellation of non-renewal of which would reasonably be expected to result in a Material Adverse Effect.

 “Material Indebtedness” means Indebtedness incurred subsequent to the commencement of the Cases (other than the Loans and Letters of Credit) (including obligations in respect of one or more Hedging Agreements and obligations in respect of the Term Loan) of any one or more of the Loan Parties in an aggregate principal amount exceeding $25,000,000.

 “Maturity Date” means November 10, 2009.

 “Maximum Rate” has the meaning provided therefor in Section 9.13.

 “Minority Lenders” has the meaning provided therefor in Section 9.02(d).

“Monitor” means Alvarez and Marsal Canada ULC, the court appointed monitor in the Canadian Bankruptcy Case or such other Person succeeding to such position agreed to by the Canadian Agent and the Canadian Borrower.

 “Moody’s” means Moody’s Investors Service, Inc.

 “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any Prepayment Event, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Lien of the Collateral Agent or the Canadian Agent on such asset and that is required to be repaid (or to which an escrow for the future repayment thereof is required to be established) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket costs, fees and expenses incurred by such Loan Party in connection with such transaction paid or reasonably estimated to be payable by any Loan Party to third parties (other than Affiliates) (including, without limitation, sales and underwriter’s commissions, legal accounting, rating agency and investment banking fees and taxes), and (C) amounts provided as a cash reserve, in accordance with GAAP, or amounts placed in a funded escrow, against any liabilities under any indemnification obligations or purchase price adjustments associated with such Prepayment Event (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds).

“Noncompliance Notice” has the meaning provided therefor in Section 2.06(b).

“Notes” shall mean (i) the promissory notes of the Domestic Borrowers substantially in the form of Exhibit B-1, each payable to the order of a Domestic Lender, evidencing the Revolving Loans, and (ii) the promissory note of the Domestic Borrowers substantially in the form of Exhibit B-2, payable to the Swingline Lender, evidencing the Swingline Loans made to the Domestic Borrowers, (iii) the promissory notes of the Canadian Borrower substantially in the form of Exhibit B-3 each payable to the order of a Canadian Lender, evidencing the Revolving Loans made to the Canadian Borrower, and (iv) the promissory note of the Canadian Borrower substantially in the form of Exhibit B-4, payable to the Swingline Lender, evidencing the Swingline Loans made to the Canadian Borrower.

 “Obligations” means (a) the payment by the Borrowers of (i) the principal of, and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrowers under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Borrowers to the Secured Parties under the Credit Agreement and the other Loan Documents, (b) the  performance of all covenants, agreements, obligations and liabilities of the Borrowers under or pursuant to this Agreement and the other Loan Documents, and (c) the Other Liabilities.  Without limiting the foregoing, the term “Obligations” includes all Canadian Liabilities.

 “Online Services Agreement” has the meaning assigned to such term in Section 2.07(d).

 “Other Liabilities” means (a) the payment and performance of any Hedging Agreements which are permitted pursuant to Section 6.01 hereof, and (b) the payment and performance of any obligations with respect to any Cash Management Services or Bank Products, in each case, in connection with this Agreement or the other Loan Documents, as each may be amended from time to time.

 “Other Taxes” means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

 “Overadvance” means, at any time of calculation, a circumstance in which the Credit Extensions exceed the lesser of (a) the Total Commitments or (b) the Borrowing Base.

“Participant” has the meaning provided therefor in Section 9.05(e).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Canadian Overadvance” means a Canadian Overadvance determined by the Canadian Agent, in its reasonable discretion, (a) which is made to maintain, protect or preserve the Collateral granted by the Canadian Loan Parties and/or the Canadian Agent’s or Canadian Lenders’ rights under the Loan Documents, or (b) which is otherwise in the Lenders’ interests; provided that Permitted Canadian Overadvances shall not remain outstanding for more than forty-five (45) consecutive Business Days unless the Required Supermajority Lenders otherwise agree; and provided further that the foregoing shall not (1) modify or abrogate any of the provisions of Section 2.07(f) regarding the Lenders’ obligations with respect to L/C Disbursements, or (2) result in any claim or liability against the Canadian Agent (regardless of the amount of any Canadian Overadvance) for “inadvertent Canadian Overadvances” (i.e. where a Canadian Overadvance results from changed circumstances beyond the control of the Canadian Agent (such as a fluctuation in the exchange rate of the CD$ against the dollar)), and further provided that in no event shall the Canadian Agent make a Canadian Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions to the Canadian Borrower would exceed (A) from January 1, 2009 through the earlier of January 17, 2009 (or such later date agreed by the Canadian Lenders) and the closing and initial funding of the Term Loan $65,000,000, and (B) at all other times $55,000,000.

“Permitted Discretion” means the Administrative Agent’s, Collateral Agent’s, Canadian Agent’s or the Co-Collateral Agent’s good faith credit judgment based upon any factor or circumstance which they reasonably believe in good faith: (i) will or would reasonably be expected to adversely affect the value of the Collateral, the enforceability or priority of the Collateral Agent’s or Canadian Agent’s Liens thereon in favor of the Secured Parties or the amount which the Collateral Agent, the Canadian Agent and the Secured Parties would likely receive (after giving consideration to delays in payment and costs of enforcement that the Administrative Agent, Collateral Agent, Canadian Agent, and Co-Collateral Agent determine in their reasonable business judgment will need to be satisfied in connection with the realization upon any Collateral) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Agents by or on behalf of the Loan Parties is incomplete, inaccurate or misleading in any material respect; or (iii) creates or reasonably would be expected to create a Default or Event of Default.  In exercising such judgment, the Agents, Co-Collateral Agent may consider, without limitation, any of the following factors or circumstances: (A) the financial and business climate and prospects of any Loan Party’s industry; (B) changes in demand for and pricing of Inventory; (C) changes in any concentration of risk with respect to Inventory; (D) audits of books and records by third parties, history of chargebacks or other credit adjustments; and (E) any other factors that adversely change or would reasonably be expected to adversely change the credit risk of lending to the Borrowers on the security of the Accounts and Inventory.

“Permitted Encumbrances” means:

 (a)           Liens imposed by law for taxes, rates, assessments or government charges or levies that are not yet due or are being contested in compliance with Section 5.05;

 (b)           carriers’, warehousemen’s, mechanics’, landlord’s, materialmen’s, repairmen’s and other like Liens and imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

 (c)           pledges, deposits and Liens made in the ordinary course of business in compliance with workers’ compensation, wages, vacation pay, unemployment insurance, old-age pension and other social security laws or regulations;

 (d)           deposits, pledges and Liens to secure the performance of bids, trade contracts, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

 (e)           judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(h);

 (f)           easements, zoning restrictions, rights-of-way, servitudes, restrictive covenants, rights of expropriation, access or use and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrowers or any Subsidiary of the Borrowers;

(g)           any interest or title of a lessor or sublessor under any Lease of Real Estate permitted hereunder;

(h)           purported Liens evidenced by the filing of precautionary UCC and PPSA financing statements relating solely to operating leases or the consignment of personal property entered into in the ordinary course of business;

(i)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(j)           licenses of patents, trademarks and other intellectual property rights granted by the Lead Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Lead Borrower or such Subsidiary and which licenses would not reasonably be expected to have a Material Adverse Effect;

(k)           The Administration Charge and Directors’ Charge;

(l)           Liens in favor of third party liquidators performing Permitted Sales; and

(m)           Liens existing on the Closing Date described in Schedule 6.02.

provided that, except as provided in any one or more of clauses (a) through (f) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

"Permitted Investments" means each of the following:

           (a)           direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by the government of Canada or the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the government of Canada or the United States of America, as the case may be), in each case maturing within one year from the date of acquisition thereof;

(b)           any obligation issued, sponsored or backed by the government of Canada or the United States of America, including Federal Agency Securities, with a maturity of 365 days or less with a credit rating of at least "AAA" as used by S&P or "Aaa" as used by Moody's or the equivalent rating by an established national credit rating agency in Canada;

(c)           fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (e) below or with one of the primary dealers regulated by the Federal Reserve that is at least 102% collateralized by U.S. government obligations;

(d)           Investments in commercial paper issued by a corporation organized under the federal laws of Canada or the laws of any province within Canada or the laws of any state of the United States of America maturing within 270 days from the date of purchase and having, at such date of purchase, a credit rating of at least "A-2" or "P-2" from S&P or from Moody's or the equivalent rating by an established national credit rating agency in Canada;

(e)           Investments in certificates of deposit, banker's acceptances and time deposits maturing within 365 days from the date of acquisition thereof issued or guaranteed by or placed with, and demand deposit and money market deposit accounts, and master notes issued or offered by, any bank to which the Bank Act (Canada) applies or by any company licensed to carry on the business of a trust company in one or more provinces of Canada or any domestic office of any commercial bank or financial institution organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 (or the equivalent amount in another currency);

(f)           variable rate demand obligations or Notes which have a rating of at least "A1" by S&P or "P1" by Moody's or the equivalent rating by an established national credit rating agency in Canada or which are backed by letters of credit, liquidity facilities or special purchaser's agreement with a financial institution satisfying the criteria described in clause (e) above and maturing not later than 365 days after purchase;

(g)           money market funds which comply with the provisions of Rule 2a-7 of the Securities and Exchange Commission or any investment fund regulated and advised by a registered investment advisor under Rule 3c-7 or money market funds which comply with the provisions of Rule 3c-7 of the Securities and Exchange Commission;

(h)           Shares of mutual funds which have a rating of at least "AA" as used by S&P or "Aa" as used by Moody's or the equivalent rating by an established national credit rating agency in Canada and have a weighted average maturity of 365 days or less when purchased;

(i)           auction rate securities or auction preferred stock-ARS, SAVRS, having a rating of single A or better by one of the national credit rating agencies in Canada or the United States of America and with an auction period of no longer than 90 days;

(j)           Asset-backed commercial paper which matures not later than 270 days following the date of purchase and which certificates are rated at least "A-2" from S&P or "P-2" from Moody's or the equivalent rating by an established national credit rating agency in Canada;

(k)           Obligations of any corporation organized under the federal laws of Canada or the laws of any province within Canada or the laws of any state of the United States of America or under the laws of any other nation, payable in Canada or the United States of America, as the case may be, maturing within 365 days from the date of purchase and having a rating of at least "A" by S&P or Moody's or the equivalent rating by an established national credit rating agency in Canada at the time of purchase;

provided that, (i) other than overnight Investments of excess funds in the Domestic Borrowers’ disbursement account maintained with Wachovia Bank, National Association (not to exceed $1,000,000 in the aggregate at any time), no such Investments may be made unless there are no Loans then outstanding, and (ii) all such Investments are pledged by the applicable Loan Party to the Collateral Agent as additional collateral for the pursuant to such agreements, the DIP Orders or the Initial Order as may be reasonably required by the Collateral Agent.

 “Permitted Overadvance” means an Overadvance determined by the Administrative Agent, in its reasonable discretion, (a) which is made to maintain, protect or preserve the Collateral and/or the Lenders’ rights under the Loan Documents, or (b) which is otherwise in the Lenders’ interests; provided that Permitted Overadvances shall not (i) exceed five percent (5%) of the then Borrowing Base in the aggregate outstanding at any time or (ii) remain outstanding for more than forty-five (45) consecutive Business Days, unless in case of clause (ii), the Required Supermajority Lenders otherwise agree; and provided further that the foregoing shall not (1) modify or abrogate any of the provisions of Section 2.07(f) regarding the Lender’s obligations with respect to L/C Disbursements, or (2) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for “inadvertent Overadvances” (i.e. where an Overadvance results from changed circumstances beyond the control of the Administrative Agent (such as a reduction in the collateral value)), and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Total Commitments (as in effect prior to any termination of the Commitments pursuant to Section 7.01 hereof).

“Permitted Sales”  means (i) the sale of all or substantially all of the Domestic Borrowers’ and Canadian Borrower’s assets as a going concern in a single transaction or series of related transactions as approved by the US Bankruptcy Court or the Canadian Bankruptcy Court pursuant to the applicable provisions of the Bankruptcy Code, the Initial Order and the CCAA or other Applicable Law; provided that any such going concern sale shall be for cash consideration in an amount in excess of all outstanding Obligations and all Pre-Petition Liabilities, which amount shall be paid to the Administrative Agent for application to the Obligations, or (ii) the sale of all or substantially all of the assets or equity interests in the Canadian Borrower as a going concern as approved by the US Bankruptcy Court if required by Applicable Law or the Canadian Bankruptcy Court pursuant to the applicable provisions of the Bankruptcy Code, the Initial Order and the CCAA or other Applicable Law; provided that any such going concern sale shall be for cash consideration in an amount in excess of all outstanding Canadian Liabilities and all Pre-Petition Liabilities of the Canadian Borrower, which amount shall be paid to the Canadian Agent for application to the Canadian Liabilities, or (iii) a transaction or transactions combining the sale of certain of the Borrowers’ business assets as a going concern and the permanent closing of all or a portion of the Borrowers’ stores and the sale of all Collateral located therein through the retention by the Borrowers of one or more independent, nationally recognized, professional retail inventory liquidation firms, reasonably acceptable to the Agents, as approved by the US Bankruptcy Court or the Canadian Bankruptcy Court pursuant to the applicable provisions of the Bankruptcy Code, the Initial Order or the CCAA or other Applicable Law, which transaction or transactions shall be on terms reasonably satisfactory to the Agents and Required Lenders and shall together, be for cash consideration in excess of all outstanding Obligations and all Pre-Petition Liabilities, which amount shall be paid to the Administrative Agent for application to the Obligations, or (iv) the Initial Store Closing Sale and other sales and dispositions in connection with additional store closures through the retention by the Borrowers of one or more independent, nationally recognized, professional retail inventory liquidation firms, reasonably acceptable to the Agents, which transaction shall be on terms reasonably satisfactory to the Agents and Required Lenders and approved by the applicable Bankruptcy Courts to the extent required by Applicable Law.

 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Petition Date” means November 10, 2008.

 “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA), or, with respect to the Canadian Borrower, any employee pension benefit plan which is considered to be a pension plan for the purposes of any applicable pension benefits standards or Applicable Law, and: (a) in respect of which the Lead Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA; or (b) in respect of the Canadian Borrower or any of its Related Parties, is a plan maintained by the Canadian Borrower or any of its Related Parties as a plan to which the Canadian Borrower or any of its Related Parties contributes or is required to contribute or any other plan with respect to which the Canadian Borrower or any of its Related Parties has incurred or may incur liability, including contingent liability, either to such plan or to any Person, administration or Governmental Authority, including the FSCO.

“Plan of Compromise” means a plan of compromise or arrangement filed in the Canadian Bankruptcy Case.

“Plan of Reorganization” means a plan filed in the Chapter 11 Case pursuant to Chapter 11 of the Bankruptcy Code.

“PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, priority, validity or effect of security interests.

“Prepayment Event” means (a) any sale, transfer or other disposition of any property or asset of a Loan Party, (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party, other than proceeds therefrom required to be paid to Persons other than the Borrowers under the Agency Agreement (c) the issuance by the Lead Borrower of any equity interests, or (d) the incurrence by a Loan Party of any Indebtedness, including without limitation the Term Loan, but excluding any other Indebtedness permitted hereunder.

“Pre-Petition Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of January 31, 2008 entered into among the Borrowers, certain of the Facility Guarantors, the Agents and the Lenders (as each of those terms is defined therein), together with all instruments, documents and agreements executed or delivered in connection therewith, in each case, as amended, modified or supplemented to the date hereof.

“Pre-Petition Letters of Credit” means each of the Letters of Credit issued under the Pre-Petition Credit Agreement and outstanding on the Closing Date, as listed on Schedule 1.4 hereto.

“Pre-Petition Liabilities” means the “Secured Obligations” as defined in the security agreement executed and delivered in connection with the Pre-Petition Credit Agreement.

“Pre-Petition Loan Documents” means the “Loan Documents” as defined in the Pre-Petition Credit Agreement.

 “Prime Rate” shall mean, for any day, the highest of (a) the annual rate of interest then most recently announced by Bank of America at its head office in Charlotte, North Carolina as its “Prime Rate”, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% (0.50%) per annum and (c) the Adjusted LIBO Rate for an Interest Period of one month; provided that for purposes of clause (a) with respect to Credit Extensions to the Canadian Borrower made in Dollars, the “Prime Rate” shall mean the “Base Rate” of interest announced by Bank of America, N.A. (acting through its Canada branch) for Loans to its Canadian customers in Dollars. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Prime Rate shall be determined without regard to clause (b), of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the Prime Rate due to a change in Bank of America’s Prime Rate, Adjusted LIBO Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Bank of America’s Prime Rate, the Adjusted LIBO Rate or the Federal Funds Effective Rate, respectively.

 “Prime Rate Loan” shall mean any Loan bearing interest at a rate determined by reference to the Prime Rate or the Canadian Prime Rate, as the case may be, in accordance with the provisions of Article II.

“Professional Fee Carve Out” means an amount equal to $3,000,000, plus the Reported Fee Accruals for Professional Fees and Expenses, but only to the extent such Professional Fees and Expenses are allowed by the US Bankruptcy Court and subject to any limitations contained in the DIP Orders.  Notwithstanding anything to the contrary contained herein, (i) so long as an Event of Default shall not have occurred and be continuing and notice of such Event of Default has not been provided to the Lead Borrower by the Administrative Agent, the Domestic Borrowers shall be permitted to pay compensation and reimbursement of expense allowed and payable under 11 U.S.C. Section 330 and 331, as the same may be due and payable, and the same shall not reduce the Professional Expense Carve Out and (ii) to the extent the $3,000,000 limitation set forth above on fees and disbursements is reduced by any amount as a result of payment of such fees and disbursements during the continuance of an Event of Default, and such Event of Default is subsequently cured or waived, then effective as of the effectiveness of such cure or waiver, such dollar limitation shall be increased by an amount equal to the amount by which it has been so reduced.

“Professional Fee Carve Out Reserve” means a Reserve equal to the maximum possible amount of the Professional Fee Carve Out.

“Professional Fees and Expenses” means, subject to any limitations contained in the DIP Orders, (a) allowed administrative expenses payable pursuant to 28 U.S.C. § 1930(a)(6), and (b) professional fees of, and expenses incurred by, attorneys, accountants, financial advisors, consultants and other professionals retained by the Domestic Loan Parties or the Creditors’ Committee or other statutory committee appointed in the Cases pursuant to §§327 and 1103 of the Bankruptcy Code.

 “Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, servitudes and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

 “Receivables Advance Rate” means 90%.

 “Register” has the meaning set forth in Section 9.05(c).

 “Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

 “Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate or branch of a Lender or (c) an entity or an Affiliate or branch of an entity that administers or manages a Lender.

 “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

 “Release” has the meaning set forth in Section 101(22) of CERCLA.

“Reported Fee Accruals” means the amount of Professional Fees and Expenses which have been incurred, accrued or invoiced (but remain unpaid) prior to such time as the Administrative Agent notifies the Lead Borrower of the occurrence and continuation of an Event of Default.  For purposes of determining the amount of the Professional Fee Carve Out, “Reported Fee Accruals” shall be equal to the aggregate “Professional Fees” reflected in the approved Budget for the relevant time period minus any payments received on account thereof, which payments are reported to the Agents in accordance with the provisions of Section 5.01(a)(iii) hereof.  Any Professional Fees and Expenses which have been incurred, accrued or invoiced (and remain unpaid) but are in excess of the amounts reflected on the approved Budget for the relevant time period (subject to the Variance Report delivered pursuant to Section 5.01(b)(i) hereof) shall not constitute “Reported Fee Accruals.”

 “Required Lenders” shall mean, at any time, Lenders (other than Delinquent Lenders) having Commitments at least equal to 51% of the Total Commitments outstanding (excluding the Commitments of any Delinquent Lender), or if the Commitments have been terminated, Lenders (other than Delinquent Lenders) whose percentage of the outstanding Credit Extensions (after settlement and repayment of all Swingline Loans by the Lenders) aggregate not less than 51% of all such Credit Extensions (excluding the Credit Extensions of a Delinquent Lender).

 “Required Supermajority Lenders” shall mean, at any time, Lenders (other than Delinquent Lenders) having Commitments outstanding representing at least 66 2/3% of the Total Commitments outstanding (excluding the Commitments of any Delinquent Lender) or if the Commitments have been terminated, Lenders (other than Delinquent Lenders) whose percentage of the outstanding Credit Extensions (after settlement and repayment of all Swingline Loans by the Lenders) aggregate not less than 66 2/3% of all such Credit Extensions (excluding the Credit Extensions of a Delinquent Lender).

 “Reserves” means the Inventory Reserves and Availability Reserves.

 “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock or other equity interests of any Loan Party or any option, warrant or other right to acquire any such shares of capital stock or other equity interests of any Loan Party.

“Revolving Loans” means all Loans at any time made by a Lender pursuant to Section 2.01.

 “S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.

“Secured Parties” has the meaning assigned to such term in the Security Agreement and the Canadian Security Documents, respectively.

 “Security Agreement” means the Security Agreement dated as of the Closing Date among the Domestic Loan Parties in favor of the Collateral Agent for the benefit of the Secured Parties, as amended, restated, modified or supplemented and in effect from time to time.

 “Security Documents” means the Security Agreement, the Canadian Security Documents, and each other security agreement, guaranty, or other instrument or document, in each case executed and delivered pursuant to Section 2.23, Section 5.12 or any other provision hereof or any other Loan Document, to secure any of the Obligations or the Canadian Liabilities and Other Liabilities.

 “Settlement Date” has the meaning provided in Section 2.08(b).

 “Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“SPV” has the meaning set forth in Section 9.05(h).

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

 “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock Ledger” means, without duplication, (i) the stock ledger of the Lead Borrower relating to entertainment merchandise and (ii) the proprietary merchandising stock ledger of the Lead Borrower, or any other stock ledger of the Domestic Borrowers or the Canadian Borrower as the Administrative Agent may otherwise agree.

 “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited or unlimited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited or unlimited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent.

 “Subsidiary Borrowers” means all Borrowers other than the Lead Borrower.

“Swingline Lender” means, as applicable, Bank of America, in its capacity as lender of Swingline Loans to the Domestic Borrowers hereunder, and Bank of America, N.A. (acting through its Canada branch), in its capacity as lender of Swingline Loans to the Canadian Borrower hereunder.

 “Swingline Loan” shall mean a Loan made by the Swingline Lender to the Domestic Borrowers or the Canadian Borrower, as applicable, pursuant to  Section 2.06 hereof.

“Syndication Agent” means Wells Fargo Retail Finance, LLC.

 “Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which does not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such lessee without regard to the accounting treatment.

 “Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loan” means a term loan to be made to the Borrowers in a principal amount of not less than $75,000,000, which term loan shall be in amounts and on terms reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

“Term Loan Agent” means the administrative and collateral agent for the lenders under the Term Loan.

“Termination Date” shall mean the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Loans are accelerated and the Commitments are terminated in accordance with  Section 7.01, or (iii) the date on which a sale pursuant to clauses (i) or (iii) of the definition of Permitted Sales is consummated, and (iv) the Consummation Date.

“Total Commitments” shall mean, at any time, the sum of the Domestic Commitments and the Canadian Commitments at such time.

 “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Prime Rate or the BA Rate, as applicable.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“Unused Canadian Commitment” means on any day, (a) the then Canadian Total Commitments minus (b) the sum of (i) the principal amount of Loans to the Canadian Borrower then outstanding, and (ii) the then Letter of Credit Outstandings of the Canadian Borrower.

 “Unused Commitment” shall mean, on any day, (a) the then Domestic Total Commitments minus (b) the sum of (i) the principal amount of Loans of the Domestic Borrowers then outstanding, and (ii) the then Letter of Credit Outstandings of the Domestic Borrowers.

“Upfront Fee” has the meaning set forth in Section 2.13(a) hereof.

“US Bankruptcy Court” has the meaning provided in the recitals to this Agreement.

“Variance Report” means a report prepared by the Lead Borrower’s management reflecting on a line-item basis the Loan Parties’ actual performance compared to the Domestic Borrowers’ Budget for the immediately preceding week and on a cumulative basis for the period after the Closing Date and the percentage variance of the Loan Parties’ actual results from those reflected in the then extant Domestic Borrowers’ Budget, along with management’s explanation of such variance.

 “Wachovia” means Wachovia Bank, National Association.

 “Wachovia Blocked Account Agreement” shall have the meaning set forth in Section 2.23(c).

 “Wachovia Concentration Account” shall have the meaning set forth in Section 2.23(c).

 “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the term “security interest” shall include a hypothec, (f) the term “solidary” as used herein shall be read and interpreted in accordance with the Civil Code of Québec, (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible, moveable and immoveable,  and intangible assets and properties, including cash, securities, accounts and contract rights (h) all references to "$" or "dollars" or to amounts of money shall, unless otherwise expressly provided to be CD$, be deemed to be references to the lawful currency of the United States of America, and (i) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” shall be deemed to include “immovable property” and an “easement” shall be deemed to include a “servitude”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (vi) all references to filing, registering or recording under the UCC shall be deemed to include publication under the Civil Code of Quebec, and all references to releasing any Lien shall be deemed to include a release, discharge and mainlevee of a hypothec, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (x) an “agent” shall be deemed to include a “mandatary”.

SECTION 1.03. Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Lead Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

SECTION 1.04. Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.05. Letter of Credit Amounts.  Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or by the terms of any Issuer Documents related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.06. Certifications

All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such person’s individual capacity.

SECTION 1.07. Dollar Equivalent

All amounts referred to in this Agreement are to be calculated in Dollars. The Administrative Agent shall determine the Dollar Equivalent of any amount relating to the Canadian Loan Parties, and a determination thereof by Administrative Agent shall be conclusive absent manifest error.  The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its own discretion or upon the request of any Lender or Issuing Bank.  The Administrative  Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars as may be necessary or appropriate.

ARTICLE II

Amount and Terms of Credit

SECTION 2.01. Commitment of the Lenders.

(a) Each Domestic Lender severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Domestic Borrowers, and each Canadian Lender severally and not jointly with any other Lenders, agrees upon the terms and subject to the conditions herein set forth, to extend credit to the Canadian Borrower on a revolving basis, in the form of Revolving Loans and Letters of Credit, subject to the following limitations:

(i) Subject to Sections 2.01(a)(iii), (a)(iv), (a)(vi), (a)(vii) and 2.21(c) hereof, the aggregate outstanding amount of the Credit Extensions shall not at any time exceed the lower of (x) (A) prior to December 29, 2008, $1,100,000,000 (of which $1,050,000,000 shall be Domestic Commitments and $50,000,000 shall be Canadian Commitments), (B) from December 29, 2008 through December 31, 2008, $900,000,000 (of which $850,000,000 shall be Domestic Commitments and $50,000,000 shall be Canadian Commitments), (C) from January 1, 2009 through the earlier of January 17, 2009 (or such later date agreed by the Canadian Lenders) and the closing and initial funding of the Term Loan, $910,000,000 (of which $850,000,000 shall be Domestic Commitments and $60,000,000 shall be Canadian Commitments), and (D) thereafter, $900,000,000 (of which $850,000,000 shall be Domestic Commitments and $50,000,000 shall be Canadian Commitments); or (y) such lesser amount to which the Total Commitments have then been decreased by the Borrowers pursuant to Section 2.17 hereof, in each case minus (1) from the Closing Date through the earlier of January 17, 2009 (or such later date to which the Canadian Lenders may agree) or the closing and initial funding of the Term Loan, the aggregate unpaid balance of Pre-Petition Liabilities on account of credit extensions made to, or for the benefit of, the Domestic Borrowers, and (2) from and after the earlier of January 17, 2009 (or such later date to which the Canadian Lenders may agree) or the closing and initial funding of the Term Loan, the aggregate unpaid balance of all Pre-Petition Liabilities.

(ii) No Lender shall be obligated to issue any Letter of Credit, and Letters of Credit shall be available from the Issuing Bank, subject to the ratable participation of all Lenders, as set forth in Section 2.07. The Borrowers will not at any time permit (A) the aggregate Letter of Credit Outstandings to exceed $350,000,000 or (B) the aggregate Canadian Letter of Credit Outstandings to exceed $40,000,000.

(iii) The Credit Extensions made to the Domestic Borrowers shall not (A) as to any Domestic Lender, exceed the lesser of such Lender’s Domestic Commitment or such Domestic Lender’s Commitment Percentage of the Borrowing Base, in each case less the amount of such Domestic Lender’s pro rata share of the Pre-Petition Liabilities, and (B) exceed amounts available under the Borrowing Base.

(iv) The Credit Extensions made to the Canadian Borrower shall not as to any Canadian Lender, exceed the lesser of such Lender’s Canadian Commitment or from the Closing Date through the earlier of January 17, 2009 (or such later date to which the Canadian Lenders may agree) or the closing and initial funding of the Term Loan, such Canadian Lender’s Commitment Percentage of the Canadian Borrowing Base, in each case less the amount of such Canadian Lender’s pro rata share of the Pre-Petition Liabilities.

(v) The Loans made to and the Letters of Credit issued on behalf of, the Canadian Borrower by the Canadian Lenders may be either in $ or CD$, at the option of the Canadian Borrower, as herein set forth.

(vi) The aggregate outstanding amount of Credit Extensions to the Canadian Borrower shall not at any time exceed the lower of (A) the Canadian Total Commitments or (B)(1) from the Closing Date through the earlier of January 17, 2009 (or such later date to which the Canadian Lenders may agree) or the closing and initial funding of the Term Loan, exceed the amounts available under the Canadian Borrowing Base, and (2) from and after the earlier of January 17, 2009 (or such later date to which the Canadian Lenders may agree) or the closing and initial funding of the Term Loan, the then amount of the Borrowing Base minus Credit Extensions then outstanding in favor of the Domestic Borrowers.

(vii) The aggregate outstanding amount of Credit Extensions to the Domestic Borrowers shall not at any time exceed the lower of (A) the Domestic Total Commitments, or (B) the then amount of the Borrowing Base minus, from and after the earlier of January 17, 2009 (or such later date to which the Canadian Lenders may agree) or the closing and initial funding of the Term Loan, Credit Extensions then outstanding in favor of the Canadian Borrower.

(viii) No Lender shall be obligated to make any Credit Extension (A) to the Domestic Borrowers in excess of such Lender’s Domestic Commitment, or (B) to the Canadian Borrower in excess of such Lender’s Canadian Commitment.

(ix) Subject to all of the other provisions of this Agreement, Revolving Loans that are repaid may be reborrowed prior to the Termination Date. No new Credit Extension, however, shall be made to the Borrowers after the Termination Date.

(b) Each Borrowing by the Domestic Borrowers of Revolving Loans (other than Swingline Loans) shall be made by the Domestic Lenders pro rata in accordance with their Domestic Commitments, and each Borrowing by the Canadian Borrower of Revolving Loans (other than Swingline Loans) shall be made by the Canadian Lenders pro rata in accordance with their Canadian Commitments.  The failure of any Domestic Lender or Canadian Lender, as applicable, to make any Loan to the Domestic Borrowers or the Canadian Borrower, as applicable, shall neither relieve any other Domestic Lender or Canadian Lender, as applicable, of its obligation to fund its Loan to the Domestic Borrowers or the Canadian Borrower, as applicable, in accordance with the provisions of this Agreement nor increase the obligation of any such other Domestic Lender or Canadian Lender, as applicable.

SECTION 2.02. Increase of Domestic Commitments.

As long as no Event of Default then exists or would arise therefrom, contemporaneously with the termination of the Canadian Commitments and repayment of all Canadian Liabilities, the Lead Borrower shall have the option to increase the Domestic Commitments by an amount not to exceed the Canadian Commitments then being terminated.  In the event that the Lead Borrower elects to so increase such Domestic Commitments, then each Canadian Lender’s Canadian Commitment shall be automatically converted to a Domestic Commitment by an amount equal to its Canadian Commitment being so terminated, the Domestic Commitments shall be automatically increased by a like amount, and the Domestic Commitment Percentages of the Lenders shall be automatically modified to reflect the increase in the amount of the Domestic Commitments.  In no event in connection with such conversion shall any fees or other compensation be payable by the Borrowers to the Canadian Lenders whose Canadian Commitments are so converted to Domestic Commitments.

SECTION 2.03. Reserves; Changes to Reserves.

(a) The initial Inventory Reserves and Availability Reserves as of the date of this Agreement are the following:

(i) Shrink (an Inventory Reserve):  An amount equal to the shrink reserve maintained by the Domestic Borrowers in their general ledger, consistent with past practices or determined based on such other methodology as the Lead Borrower and the Administrative Agent may agree.

(ii) Rent (an Availability Reserve): An amount equal to (A) accrued and unpaid rent arising prior to the commencement of the Chapter 11 Case for all of the Domestic Borrowers’ leased locations in the states of Virginia, Pennsylvania, Washington and other states in which Applicable Law provides a landlord with a Lien for unpaid rent having priority over the Lien of the Collateral Agent, other than (1) leased locations with respect to which the Collateral Agent has received a landlord’s waiver of lien in form reasonably satisfactory to the Collateral Agent or the applicable lease contains such a waiver in form reasonably satisfactory to the Collateral Agent or (2) rent for November, 2008 unless and until the U.S. Bankruptcy Court enters an order compelling payment thereof, plus (B) accrued and unpaid rent which is past due and which is owed for periods subsequent to the commencement of the Chapter 11 Case (other than on account of (1) rent for November, 2008 unless and until the U.S. Bankruptcy Court enters an order compelling payment thereof, or (2) Leases which have been rejected by the Domestic Borrowers in accordance with the provisions hereof and the DIP Orders or for rent not required to be paid subsequent to the commencement of the Chapter 11 Case under Applicable Law).

(iii) Customer Deposits (an Availability Reserve): An amount equal to 100% of the customer deposits made for layaway goods received by the Domestic Borrowers.

(iv) Customer Credit Liabilities (an Availability Reserve): An amount equal to 50% of the Domestic Borrowers’ Customer Credit Liabilities as reflected in the Domestic Borrowers’ books and records.

(v) Customer Refunds (an Availability Reserve): An amount equal to 100% of the refunds made to the Domestic Borrowers’ customers as reflected in the Domestic Borrowers’ books and records.

(vi) Canadian Priority Claims (an Availability Reserve with respect to the Canadian Borrowing Base):  An amount equal to the sum of the Directors’ Charge, the Administration Charge, and without duplication of the foregoing, employee withholdings and deductions at source, payroll taxes, including health tax remittances, federal and provincial sales and goods and services taxes, wages and vacation pay, required pension plan contributions, workers’ compensation assessments, and municipal and real estate taxes.

(b) Each Agent may hereafter establish additional Reserves or change any of the foregoing Reserves in the exercise of its Permitted Discretion after furnishing one (1) Business Day’s prior notice to the Lead Borrower.

SECTION 2.04. Making of Loans.

(a) Except as set forth in Section 2.18 and Section 2.26, Loans (other than Swingline Loans) by the Lenders shall be either Prime Rate Loans or, with respect to the Domestic Borrowers, LIBO Loans or with respect to the Canadian Borrower, BA Equivalent Loans as the Lead Borrower on behalf of the Domestic Borrowers, or the Canadian Borrower, may request (which request shall, in the case of the Domestic Borrowers, be made substantially in the form attached hereto as Exhibit E, and in the case of the Canadian Borrower, be made substantially in the form attached hereto as Exhibit F, and in the case of Prime Rate Loans of the Canadian Borrower, indicate whether CD$ or $ advances are requested) subject to and in accordance with this Section 2.04, provided that all Swingline Loans shall be only Prime Rate Loans. All Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Loan by causing any lending office of such Lender to make such Loan; but any such use of a lending office shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the applicable Note.  Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrowers pursuant to Section 2.25.  Subject to the other provisions of this Section 2.04 and the provisions of Section 2.26, Borrowings of Loans of more than one Type may be incurred at the same time, but no more than eight (8) Borrowings of LIBO Loans and no more than eight (8) Borrowings of BA Equivalent Loans may be outstanding at any time.

(b) The Lead Borrower shall give the Administrative Agent three (3) Business Days’ prior telephonic notice (thereafter confirmed in writing) of each LIBO Borrowing or BA Equivalent Loans Borrowing and one (1) Business Day’s prior notice of each Borrowing of Prime Rate Loans. Any such notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., Boston time, on the third Business Day in the case of LIBO Loans or BA Equivalent Loans prior to, and on the first Business Day in the case of Prime Rate Loans prior to, the date on which such Borrowing is to be made. Such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000, but not less than $5,000,000 in the case of LIBO Loans and be in a minimum principal amount of CD$1,000,000 and increments of CD$500,000 in the case of BA Equivalent Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions.  Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of Prime Rate Loans or LIBO Loans or BA Equivalent Loans and, if LIBO Loans or BA Equivalent Loans, the Interest Period with respect thereto. If no election of Interest Period is specified in any such notice for a Borrowing of LIBO Loans or BA Equivalent Loans, such notice shall be deemed a request for an Interest Period of one month. If no election is made as to the Type of Loan, such notice shall be deemed a request for a Borrowing of Prime Rate Loans. The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110, no later than 12:00 noon, Boston time, in immediately available funds. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, at the Federal Funds Effective Rate, or (ii) in the case of the Borrowers, the interest rate applicable to Prime Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Lead Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 1:00 p.m., Boston time.

(c) The Administrative Agent or the Canadian Agent, as applicable, without the request of the Lead Borrower or the Canadian Borrower, as applicable, may advance any interest, fee, service charge, or other payment to which any Agent or their Affiliates or any Lender is entitled from any Borrower pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance or a Canadian Overadvance, as applicable, may result thereby.  The Administrative Agent or the Canadian Agent, as applicable, shall advise the Lead Borrower or the Canadian Borrower, as applicable, of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent or the Canadian Agent, as applicable, shall not constitute a waiver of the Administrative Agent’s or the Canadian Agent’s, as applicable, rights and each Borrower’s obligations under Section 2.20(a). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.04(c) shall bear interest at the interest rate then and thereafter applicable to Prime Rate Loans.

(d) Notwithstanding anything to the contrary herein contained, with respect to the Canadian Borrower, (i)  all references to “the Lead Borrower” and “the Administrative Agent” in Section 2.04(b) and (c), Section 2.18, Section 2.19(a) and Section 2.21(a) shall mean and refer to the Canadian Borrower and the Canadian Agent, respectively, (ii) the address of the Canadian Agent to which each Canadian Lender must make its share of Borrowings to the Canadian Borrower available is 200 Front Street West, Toronto, Ontario, Canada, M5V 3L2, and (iii) the Canadian Agent shall promptly notify the Administrative Agent of each Borrowing by the Canadian Borrower, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Periods applicable thereto.

SECTION 2.05. Overadvances. The Agents and the Lenders have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance or a Canadian Overadvance would result. The Administrative Agent may, in its reasonable discretion, make Permitted Overadvances to the Domestic Borrowers, and the Canadian Agent may, in its reasonable discretion, make Permitted Canadian Overadvances to the Canadian Borrower, as applicable, without the consent of the Lenders and each Lender shall be bound thereby. Any Permitted Overadvances or Permitted Canadian Overadvances may constitute Swingline Loans. The making of any Permitted Overadvance or Permitted Canadian Overadvance is for the benefit of the Domestic Borrowers or the Canadian Borrower, as applicable; such Permitted Overadvances or Permitted Canadian Overadvances, as applicable, constitute Revolving Loans and Obligations. The making of any such Permitted Overadvances, or Permitted Canadian Overadvances, as the case may be, on any one occasion shall not obligate the Administrative Agent, Canadian Agent, or any Lender to make or permit any Permitted Overadvances or Permitted Canadian Overadvances on any other occasion or to permit such Permitted Overadvances or Permitted Canadian Overadvances, as applicable, to remain outstanding.

SECTION 2.06. Swingline Loans.

(a) The Swingline Lender is authorized by the Domestic Lenders and the Canadian Lenders, as applicable, and shall, subject to the provisions of this Section, make Swingline Loans (i) to the Domestic Borrowers up to $60,000,000 in the aggregate outstanding at any time (which requests for Borrowings of Swingline Loans shall be in minimum integrals of $250,000) and (ii) to the Canadian Borrower up to $10,000,000 in the aggregate outstanding at any time (which requests for Borrowings of Swingline Loans shall be in minimum integrals of $250,000 or CD$250,000, as applicable), in each case consisting only of Prime Rate Loans, upon a notice of Borrowing received by the Administrative Agent or the Canadian Agent, as applicable, and the Swingline Lender (which notice may be submitted prior to 1:00 p.m., Boston time, on the Business Day on which such Swingline Loan is requested). Swingline Loans shall be subject to periodic settlement with the Domestic Lenders and the Canadian Lenders, as applicable, under Section 2.08 below.

(b) Swingline Loans may be made only in the following circumstances: (A) for administrative convenience, the Swingline Lender shall, at the Lead Borrower’s request, make Swingline Loans in reliance upon the Borrowers’ actual or deemed representations under Section 4.02, that the applicable conditions for borrowing are satisfied or (B) for Permitted Overadvances or Permitted Canadian Overadvances, as applicable.  If the conditions for borrowing under Section 4.02 cannot be fulfilled, the Lead Borrower shall give immediate notice thereof to the Administrative Agent or the Canadian Agent, as applicable, and the Swingline Lender (a “Noncompliance Notice”), and the Administrative Agent or the Canadian Agent, as applicable, shall promptly provide each Lender with a copy of the Noncompliance Notice. If the conditions for borrowing under Section 4.02 cannot be fulfilled, the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances or Permitted Canadian Overadvances, as applicable) until such conditions can be satisfied or are waived in accordance with Section 9.02. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans beginning one Business Day after the Non-Compliance Notice is furnished to the Lenders. Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this subsection (b) (other than Permitted Overadvances) if the limitations set forth in Section 2.01(a) would be exceeded.

SECTION 2.07. Letters of Credit.

(a) Upon the terms and subject to the conditions herein set forth, the Lead Borrower on behalf of the Domestic Borrowers and the Canadian Borrower for itself, may request the Issuing Bank or the Canadian Agent in the case of the Canadian Borrower, at any time and from time to time after the date hereof and prior to the Termination Date, to issue or to cause to be issued, and subject to the terms and conditions contained herein, the Issuing Bank or Canadian Agent in the case of the Canadian Borrower shall issue or cause to be issued, for the account of the relevant Borrower one or more Letters of Credit; provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $350,000,000, (ii) the aggregate Canadian Letter of Credit Outstandings shall exceed $40,000,000, (iii) the aggregate of all Standby Letters of Credit outstanding would exceed $200,000,000, or (iv) the limitations set forth in Section 2.01(a) would be exceeded; and provided, further, that no Letter of Credit shall be issued (A) if the Issuing Bank shall have received notice from the Administrative Agent or the Canadian Agent, as applicable, or the Required Lenders that the conditions to such issuance have not been met, (B) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Applicable Law binding on the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit or acceptances generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it (for which the Issuing Bank is not otherwise compensated hereunder), (C) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally, (iii) a default of any Lender’s obligations to fund hereunder exists or any Lender is at such time a Delinquent Lender or Deteriorating Lender hereunder, unless the Issuing Bank has entered into arrangements satisfactory to the Issuing Bank with the Borrowers or such Lender to eliminate the Issuing Bank’s risk with respect to such Lender.

(b) Each Standby Letter of Credit shall expire at or prior to the close of business on the date that is five (5) Business Days prior to the Maturity Date unless at least 30 days prior to the Maturity Date, the Borrowers have deposited in the applicable Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings as of such date plus any accrued and unpaid interest thereon in accordance with the provisions of Section 2.07(j) hereof.

(c) Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is 120 days after the date of issuance of such Commercial Letter of Credit, or (b) the date that is five (5) Business Days prior to the then effective Maturity Date.

(d) Drafts drawn under any Letter of Credit shall be reimbursed by the Domestic Borrowers in the case of any Letter of Credit issued for them and by the Canadian Borrower in the case of a Canadian Letter of Credit, in the currency in which the Letter of Credit is issued no later than the Business Day following the date of any such payment thereof by the Issuing Bank by paying to the Administrative Agent or the Canadian Agent, as applicable, an amount equal to such drawing (together with interest as provided in Section 2.07(e)) not later than 3:00 p.m., Boston time, on such date, provided that the Lead Borrower or the Canadian Borrower as applicable may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.04 or Section 2.06 that such payment be financed with a Revolving Loan consisting of a Prime Rate Loan, or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Prime Rate Loan or Swingline Loan. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent or the Canadian Agent, as applicable, and the Lead Borrower or the Canadian Borrower, as applicable by electronic transmission pursuant to the online services agreement then in effect between the Lead Borrower or the Canadian Borrower, as applicable and the Issuing Bank (the “Online Services Agreement”) or if the Online Services Agreement is not then in effect, by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make payment thereunder (which payment shall not be made until two (2) Business Days after such notice from the Issuing Bank to the Lead Borrower or the Canadian Borrower, as applicable), provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Lenders with respect to any such payment.

(e) If the Issuing Bank shall make any L/C Disbursement, then, unless the applicable Borrowers shall reimburse the Issuing Bank in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that such Borrowers reimburse the Issuing Bank therefor, at the rate per annum then applicable to Prime Rate Loans, provided that if such Borrowers fail to reimburse such Issuing Bank when due pursuant to paragraph (d) of this Section, then Section 2.12 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (g) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(f) Immediately upon the issuance of any Letter of Credit by the Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of the Issuing Bank, the Issuing Bank shall be deemed to have sold to each Domestic Lender or Canadian Lender, as applicable, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto. Upon any change in the Domestic Commitments or Canadian Commitments, as applicable, pursuant to Section 2.17, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Domestic Commitment Percentages or Canadian Commitment Percentages, as applicable, of the assigning and assignee Lenders and any Additional Commitment Lender.   Any action taken or omitted by the Issuing Bank (or its employees, agents or officers) under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence, bad faith or willful misconduct or material breach of its contractual obligations, shall not create for the Issuing Bank any resulting liability to any Lender.

(g) In the event that the Issuing Bank makes any L/C Disbursement and the Borrowers shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.07(d), the Issuing Bank shall promptly notify the Administrative Agent, or the Canadian Agent, as applicable, which shall promptly notify each Domestic Lender or Canadian Lender, as applicable, of such failure, and each Domestic Lender or Canadian Lender, as applicable, shall promptly and unconditionally pay to the Administrative Agent or the Canadian Agent, as applicable, for the account of the Issuing Bank the amount of such Lender’s Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, of such unreimbursed payment in dollars and in same day funds. If the Issuing Bank so notifies the Administrative Agent, or the Canadian Agent, as applicable, and the Administrative Agent, or the Canadian Agent, as applicable, so notifies the Lenders prior to 11:00 a.m., Boston time, on any Business Day, each such Domestic Lender or Canadian Lender, as applicable, shall make available to the Issuing Bank such Lender’s Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, of the amount of such payment on such Business Day in same day funds (or if such notice is received by the Domestic Lenders or Canadian Lenders, as applicable, after 11:00 a.m., Boston time on the day of receipt, payment shall be made on the immediately following Business Day).  If and to the extent such Domestic Lender or Canadian Lender shall not have so made its Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, of the amount of such payment available to the Issuing Bank, such Domestic Lender or Canadian Lender, as applicable, agrees to pay to the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, or the Canadian Agent, as applicable, for the account of the Issuing Bank at the Federal Funds Effective Rate. Each Lender agrees to fund its Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of Section 2.01 or Section 2.07, or the occurrence of the Termination Date. The failure of any Domestic Lender or Canadian Lender to make available to the Issuing Bank its Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, of any payment under any Letter of Credit shall neither relieve any other Domestic Lender or Canadian Lender, as applicable, of its obligation hereunder to make available to the Issuing Bank its Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Domestic Lender or Canadian Lender. Whenever any Domestic Lender or Canadian Lender, as applicable, has made payments to the Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Domestic Lender or Canadian Lender shall be entitled to share ratably, based on its Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, in all payments and collections thereafter received on account of such reimbursement obligation.

(h) Whenever the Borrowers desire that the Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Lead Borrower or the Canadian Borrower, as applicable, shall submit a letter of credit application or otherwise provide notice to the Issuing Bank by electronic transmission pursuant to the Online Services Agreement or, if the Online Services Agreement is not then in effect, by written (including telegraphic, telex, facsimile or cable communication) notice specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof.  If requested by the Issuing Bank, the Borrowers shall also submit a letter of credit application (confirming any application submitted pursuant to the first sentence of this clause (h)) on the Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit.

(i) The obligations of the Borrowers to reimburse the Issuing Bank for any L/C Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary of any Letter of Credit or against the Issuing Bank or any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by the Issuing Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder; or (vi) the fact that any Event of Default shall have occurred and be continuing. None of the Administrative Agent, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank, provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by Applicable Law) suffered by the Borrowers that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank or material breach of its contractual obligations (in each case, as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j) If any Event of Default shall occur and be continuing, on the Business Day (or the next succeeding Business Day if such notice is furnished after 2:00 p.m.) that the Borrowers receive notice from the Administrative Agent or the Canadian Agent, as applicable, or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in the applicable Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings as of such date plus any accrued and unpaid interest thereon. Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations and the Other Liabilities as long as such Event of Default is continuing; at such time as the Event of Default is no longer continuing, and as long as no other Event of Default then exists, the Administrative Agent or the Canadian Agent, as applicable, shall release the cash collateral (to the extent not previously utilized to reimburse any drawing under a Letter of Credit) to the Borrowers. The Collateral Agent or the Canadian Agent, as applicable, shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the request of the Lead Borrower and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such Cash Collateral Account shall be applied by the Collateral Agent to reimburse the Issuing Bank for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the Loans have matured or the maturity of the Loans has been accelerated, be applied to satisfy other Obligations and the Other Liabilities.

(k) Notwithstanding anything to the contrary contained herein, with respect to the Canadian Borrower only, if the Issuing Bank for any Canadian Letter of Credit is not the Canadian Agent, (i) the Canadian Borrower authorizes the Canadian Agent to arrange for the issuance of Canadian Letters of Credit from such Issuing Bank and to pay and indemnify (the “L/C Credit Support”) such Issuing Bank all charges in connection with the issuance, negotiation, settlement, amendment and processing of each such Canadian Letter of Credit; and Canadian Borrower agrees to pay and indemnify the Canadian Agent for and in respect of the L/C Credit Support and agrees that such obligation to pay and indemnify shall be deemed Canadian Liabilities, (ii) any notices, requests or applications under Section 2.07 shall contemporaneously be delivered to both the Issuing Bank and the Canadian Agent, (iii) drafts drawn under any Letters of Credit as provided in Section 2.07(d) and L/C Disbursements as provided in Section 2.07(e) shall immediately and on the same Business Day be reimbursed by the Canadian Agent, and all interest accruing or payable pursuant to Section 2.07(e) or Section 2.07(g) shall be for the account of the Canadian Agent and not the Issuing Bank, and (iv) the Canadian Borrower’s reimbursement obligation under Section 2.07(d), Section 2.07(e) and/or Section 2.07(g) shall be due to the Canadian Agent and the Lenders shall make available to the Canadian Agent (for its own account) the amount of its payment provided for in Section 2.07(g).

(l) The Borrowers, the Agents and the Lenders agree that the Pre-Petition Letters of Credit shall be deemed Letters of Credit hereunder as if issued by the applicable Issuing Bank.

SECTION 2.08. Settlements Amongst Lenders.

(a) Each Swingline Lender may at any time, but in any event no less frequently than weekly shall, on behalf of the Domestic Borrowers or the Canadian Borrower, as applicable (which hereby authorize the Swingline Lenders to act in their behalf in that regard) request the Administrative Agent or the Canadian Agent, as applicable, to cause the Domestic Lenders and the Canadian Lenders, as applicable, to make a Revolving Loan (which shall be a Prime Rate Loan) in an amount equal to such Lender’s Domestic Commitment Percentage or Canadian Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with Section 2.06, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied or waived. Upon such request, each Domestic Lender or Canadian Lender, as applicable, shall make available to the Administrative Agent or the Canadian Agent, as applicable, the proceeds of such Revolving Loan for the account of the applicable Swingline Lender. If the Swingline Lender requires a Revolving Loan to be made by the Domestic Lenders or the Canadian Lenders, as applicable, and the request therefor is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if the request therefor is received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each such Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Canadian Agent, as applicable, or any Swingline Lender. If and to the extent any Domestic Lender or Canadian Lender, as applicable, shall not have so made its transfer to the Administrative Agent or the Canadian Agent, as applicable, such Domestic Lender or Canadian Lender agrees to pay to the Administrative Agent or the Canadian Agent, as applicable, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent or the Canadian Agent, as applicable at the Federal Funds Effective Rate.

(b) The amount of each Lender’s Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, of outstanding Revolving Loans (including Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent’s, or the Canadian Agent’s, as applicable, discretion) and shall be adjusted upward or downward based on all Revolving Loans and repayments of Revolving Loans received by the Administrative Agent or the Canadian Agent, as applicable, as of 3:00 p.m., Boston time, on the first Business Day following the end of the period specified by the Administrative Agent or the Canadian Agent, as applicable (such date, the “Settlement Date”).

(c) The Administrative Agent or the Canadian Agent, as applicable, shall deliver to each of the Domestic Lenders or Canadian Lenders, as applicable, promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement: (x) the Administrative Agent or the Canadian Agent, as applicable, shall transfer to each Domestic Lender and Canadian Lender its applicable Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, of repayments, and (y) each Domestic Lender and Canadian Lender shall transfer to the Administrative Agent or the Canadian Agent, as applicable, (as provided below), or the Administrative Agent or the Canadian Agent, as applicable, shall transfer to each Domestic Lender or Canadian Lender, as applicable, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Domestic Lender and Canadian Lender with respect to Revolving Loans to the Domestic Borrowers and the Canadian Borrower, respectively, shall be equal to such Lender’s applicable Domestic Commitment Percentage or Canadian Commitment Percentage, as applicable, of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent or the Canadian Agent, as applicable, by the Domestic Lenders or the Canadian Lenders, as applicable, and is received prior to 12:00 Noon, Boston time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m., Boston time, that day; and, if received after 12:00 Noon, Boston time, then no later than 3:00 p.m., Boston time, on the next Business Day. The obligation of each Domestic Lender and each Canadian Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Canadian Agent, as applicable.  If and to the extent any Domestic Lender or Canadian Lender shall not have so made its transfer to the Administrative Agent or the Canadian Agent, as applicable, such Domestic Lender or Canadian Lender agrees to pay to the Administrative Agent or the Canadian Agent, as applicable, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent or the Canadian Agent, as applicable, at the Federal Funds Effective Rate.

SECTION 2.09. Notes; Repayment of Loans.

(a) The Loans made by each Domestic Lender and each Canadian Lender (and to the Swingline Lender, with respect to Swingline Loans) shall, at the request of any Domestic Lender, Canadian Lender, or Swingline Lender, be evidenced by a Note duly executed on behalf of the Domestic Borrowers and the Canadian Borrower, respectively, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1,  B-2, B-3 or B-4, as applicable, payable to the order of each such Domestic Lender or Canadian Lender (or each Swingline Lender, as applicable) which requests such Note in an aggregate principal amount equal to such Domestic Lender’s or Canadian Lender’s Domestic Commitment or Canadian Commitment, as applicable (or, in the case of the Notes evidencing the Swingline Loans (i) to the Domestic Borrowers, $60,000,000 and (ii) to the Canadian Borrower, $10,000,000).

(b) The outstanding principal balance of all Swingline Loans shall be repaid on the earlier of the Termination Date or, on the date otherwise requested by the Swingline Lender in accordance with the provisions of Section 2.08(a). The outstanding principal balance of all other Obligations shall be payable on the Termination Date (subject to earlier repayment as provided below). Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this Article II. Each Domestic Lender is hereby authorized by the Domestic Borrowers, and each Canadian Lender is hereby authorized by the Canadian Borrower, to endorse on a schedule attached to each Note delivered to such Domestic Lender or Canadian Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Domestic Lender’s or Canadian Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Domestic Lender or Canadian Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Domestic Lender or Canadian Lender to make such a notation or any error therein shall not affect the obligation of the Domestic Borrowers or the Canadian Borrower, as applicable, to repay the Loans made by such Domestic Lender or Canadian Lender in accordance with the terms of this Agreement and the applicable Notes.

(c) Promptly following receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

SECTION 2.10. Intentionally Omitted.

SECTION 2.11. Interest on Loans.

(a) Subject to Section 2.12 and clause (d) hereof, each Prime Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate or Canadian Prime Rate, as applicable, plus the Applicable Margin.

(b) Subject to Section 2.12, each LIBO Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin.

(c) Subject to Section 2.12, each BA Equivalent Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum equal to the BA Rate, plus the Applicable Margin.

(d) Subject to Section 2.12, each Loan made to the Canadian Borrower in Dollars shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Prime Rate plus the Applicable Margin.

(e) Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to LIBO Loans and BA Equivalent Loans) upon any repayment or prepayment thereof (on the amount prepaid).

For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid hereunder is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.  Calculations of interest shall be made using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or any other basis that gives effect to the principle of deemed reinvestment of interest.

SECTION 2.12. Default Interest.

Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Lenders, interest shall accrue on all outstanding Loans (including Swingline Loans) (after as well as before judgment, as and to the extent permitted by law) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate (including the Applicable Margin for Loans) in effect from time to time plus 2.00% per annum, and such interest shall be payable on demand.

SECTION 2.13. Certain Fees.

(a) The Borrowers shall pay the Administrative Agent, for the account of the Lenders, an upfront fee in an amount equal to 1.75% of the aggregate principal amount of the Total Commitments as in effect on the Closing Date (the “Upfront Fee”).  The Upfront Fee shall be paid by the Borrowers to the Administrative Agent in full on the Closing Date.

(b) In addition to the Upfront Fee set forth in clause (a) above, the Borrowers shall pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

SECTION 2.14. Unused Commitment Fee.

(a) The Domestic Borrowers shall pay to the Administrative Agent for the account of the Domestic Lenders, a commitment fee (the “Commitment Fee”) equal to the Commitment Fee Percentage (on the basis of actual days elapsed in a year of 365 or 366 days, as applicable) of the average daily balance of the Unused Commitment for each day commencing on and including the Closing Date and ending on but excluding the Termination Date. The Commitment Fee so accrued in any calendar month shall be payable on the first Business Day of the immediately succeeding calendar month, except that all Commitment Fees so accrued as of the Termination Date shall be payable on the Termination Date.

(b) The Canadian Borrower shall pay to the Canadian Agent for the account of the Lenders holding a Canadian Commitment, a commitment fee (the “Canadian Commitment Fee”) equal to the Commitment Fee Percentage (on the basis of actual days elapsed in a year of 365 or 366 days, as applicable) of the average daily balance of the Unused Canadian Commitment for each day commencing on and including the Closing Date and ending on but excluding the Termination Date. The Canadian Commitment Fee so accrued in any calendar month shall be payable on the first Business Day of the immediately succeeding calendar month, except that all Canadian Commitment Fees so accrued as of the Termination Date shall be payable on the Termination Date.

SECTION 2.15. Letter of Credit Fees.

(a) The Domestic Borrowers shall pay the Administrative Agent, and the Canadian Borrower shall pay to the Canadian Agent, as applicable, for the account of the Domestic Lenders or the Canadian Lenders, as applicable, for each calendar month, on the first Business Day of the immediately succeeding calendar month, a fee (each, a “Letter of Credit Fee”) equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the subject quarter:

(i) Standby Letters of Credit issued for the Domestic Borrowers:  Four (4%) percent per annum.

(ii) Commercial Letters of Credit issued for the Domestic Borrowers and Banker’s Acceptances: Four (4%) percent per annum.

(iii) Standby Letters of Credit issued for the Canadian Borrower:  Four (4%) percent per annum.

(iv) Commercial Letters of Credit issued for the Canadian Borrower: Four (4%) percent per annum.

(v) After the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent or the Canadian Agent, as applicable, or upon the direction of the Required Lenders, the Letter of Credit Fee set forth in clauses (i) through (iv) above, shall be increased by an amount equal to two percent (2%) per annum.

(b) The Domestic Borrowers or Canadian Borrower, as applicable, shall pay directly to the applicable Issuing Bank for its own account a fronting fee with respect to each Letter of Credit, at a rate equal to 0.125% per annum, computed on the face amount of such Letter of Credit, and payable upon the issuance thereof.  The Domestic Borrowers or Canadian Borrower, as applicable, shall pay to the applicable Issuing Bank, in addition to all Letter of Credit Fees otherwise provided for hereunder, other reasonable charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by the Issuing Bank as are customarily imposed by the Issuing Bank except as the Issuing Bank and the Lead Borrower or Canadian Borrower, as applicable, may from time to time otherwise agree.

(c) All Letter of Credit Fees shall be calculated on the basis of a 365/366 day year, as applicable, and actual days elapsed.

SECTION 2.16. Nature of Fees.

All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, or the Canadian Agent, as applicable, for the respective accounts of the Administrative Agent, or the Canadian Agent, as applicable, the Issuing Bank, and the applicable Lenders, as provided herein. All fees shall be fully earned on the date when due and shall not be refundable under any circumstances, absent manifest error.

SECTION 2.17. Termination or Reduction of Commitments.

(a) On December 29, 2008, the Domestic Commitments shall be automatically and permanently reduced to $850,000,000, without any further action on the part of the Agents, the Lenders or the Borrowers.  Such reduction shall be applied ratably to the Domestic Commitments of each Lender.  At the effective time of such reduction, the Domestic Borrowers shall pay to the Administrative Agent for application as provided herein (i) all Commitment Fees accrued on the amount of the Domestic Commitments so reduced through the date thereof, and (ii) any amount by which the Credit Extensions outstanding on such date exceed the amount to which the Domestic Commitments are to be reduced effective on such date (and, if, after giving effect to the prepayment in full of all outstanding Loans such Credit Extensions have not been so reduced, deposit cash into the applicable Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding to the extent necessary in order that the Credit Extensions do not exceed the Domestic Commitments as so reduced), in each case pro rata based on the amount prepaid.

(b) On the earlier of January 17, 2009 (or such later date agreed by the Canadian Lenders) and the closing and initial funding of the Term Loan, the Canadian Commitments shall be automatically and permanently reduced to $50,000,000, without any further action on the part of the Agents, the Lenders or the Borrowers.  Such reduction shall be applied ratably to the Canadian Commitments of each Canadian Lender.  At the effective time of such reduction, the Canadian Borrower shall pay to the Canadian Agent for application as provided herein (i) all Commitment Fees accrued on the amount of the Canadian Commitments so reduced through the date thereof, and (ii) any amount by which the Credit Extensions to the Canadian Borrower outstanding on such date exceed the amount to which the Canadian Commitments are to be reduced effective on such date (and, if, after giving effect to the prepayment in full of all outstanding Loans such Credit Extensions have not been so reduced, deposit cash into the applicable Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding of the Canadian Borrower to the extent necessary in order that the Credit Extensions do not exceed the Canadian Commitments as so reduced), in each case pro rata based on the amount prepaid.

(c) Upon at least two (2) Business Days’ prior written notice to the Administrative Agent, the Lead Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Domestic Commitments. Each such reduction shall be in the principal amount of $10,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Domestic Commitments of each Lender and (ii) be irrevocable when given (other than to the extent that such reduction is in connection with a refinancing of the Obligations which is not consummated). At the effective time of each such reduction or termination, the Domestic Borrowers shall pay to the Administrative Agent for application as provided herein (i) all Commitment Fees accrued on the amount of the Domestic Commitments so terminated or reduced through the date thereof, and (ii) any amount by which the Credit Extensions outstanding on such date exceed the amount to which the Domestic Commitments are to be reduced effective on such date (and, if, after giving effect to the prepayment in full of all outstanding Loans such Credit Extensions have not been so reduced, deposit cash into the applicable Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding to the extent necessary in order that the Credit Extensions do not exceed the Domestic Commitments as so reduced), in each case pro rata based on the amount prepaid.

(d) Upon at least two (2) Business Days’ prior written notice to the Canadian Agent, the Canadian Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Canadian Commitments. Each such reduction shall be in the principal amount of $10,000,000 or any integral multiple thereof. Each such reduction or termination shall (i) be applied ratably to the Canadian Commitments of each Canadian Lender and (ii) be irrevocable when given (other than to the extent that such reduction is in connection with a refinancing of the Obligations which is not consummated). At the effective time of each such reduction or termination, the Canadian Borrower shall pay to the Canadian Agent for application as provided herein (i) all Canadian Commitment Fees accrued on the amount of the Canadian Commitments so terminated or reduced through the date thereof, and (ii) any amount by which the Credit Extensions to the Canadian Borrower outstanding on such date exceed the amount to which the Canadian Commitments are to be reduced effective on such date (and, if, after giving effect to the prepayment in full of all outstanding Loans to the Canadian Borrower such Credit Extensions have not been so reduced, deposit cash into the applicable Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding of the Canadian Borrower to the extent necessary in order that the Credit Extensions to the Canadian Borrower do not exceed the Canadian Commitments as so reduced), in each case pro rata based on the amount prepaid.

(e) The Canadian Commitments shall be automatically terminated upon any termination of the Domestic Commitments.

SECTION 2.18. Alternate Rate of Interest.

If prior to the commencement of any Interest Period for a LIBO Borrowing or BA Equivalent Loan Borrowing:

(a) the Administrative Agent determines (which determination shall be presumptively correct absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the BA Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the BA Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Domestic Borrowers or the Canadian Borrower, as applicable, and the Domestic Lenders, in the case of a requested LIBO Borrowing and the Canadian Lenders, in the case of a requested BA Equivalent Loan Borrowing by telephone or telecopy as promptly as practicable thereafter (but in any event, within two (2) Business Days) and, until the Administrative Agent notifies the Domestic Borrowers or the Canadian Borrower, as applicable and the Domestic Lenders or the Canadian Lenders, as applicable, that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Borrowing or a BA Equivalent Loan Borrowing, as applicable, shall be ineffective and (ii) if any Borrowing Request requests a LIBO Borrowing or a BA Equivalent Loan Borrowing, as applicable, such Borrowing shall be made as a Borrowing of Prime Rate Loans.

SECTION 2.19. Conversion and Continuation of Loans.

(a) The Lead Borrower on behalf of the Borrowers shall have the right at any time,

(i) on three (3) Business Days’ prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., Boston time, on the third Business Day preceding the date of any conversion), (x) to convert any outstanding Borrowings of  Prime Rate Loans (but in no event Swingline Loans) to Borrowings of LIBO Loans in the case of the Domestic Borrowers and to Borrowings of BA Equivalent Loans in the case of the Canadian Borrower, or (y) to continue an outstanding Borrowing of LIBO Loans or BA Equivalent Loans for an additional Interest Period,

(ii) on one Business Day’s prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m., Boston time, on the first Business Day preceding the date of any conversion), to convert any outstanding Borrowings by the Domestic Borrowers of LIBO Loans to a Borrowing of Prime Rate Loans, and to convert any outstanding Borrowings by the Canadian Borrower of BA Equivalent Loans to a Borrowing of CD$ denominated Prime Rate Loans, subject to the following:

(b) no Borrowing of Loans may be converted into, or continued as, LIBO Loans or BA Equivalent Loans, at any time when an Event of Default has occurred and is continuing;

(c) if less than a full Borrowing of Loans is converted, such conversion shall be made pro rata among the Domestic Lenders and the Canadian Lenders, as applicable, in accordance with the respective principal amounts of the Loans comprising such Borrowing held by such Lenders immediately prior to such refinancing;

(d) the aggregate principal amount of Loans being converted into or continued as LIBO Loans shall be in an integral of $1,000,000 and at least $5,000,000, and the aggregate principal amount of Loans being converted into or continued as BA Equivalent Loans shall be in an integral of CD$1,000,000 and at least CD$5,000,000;

(e) each Domestic Lender shall effect each conversion by applying the proceeds of its new LIBO Loan or Prime Rate Loan, as the case may be, to its Loan being so converted and each Canadian Lender shall effect each conversion by applying the proceeds of its new BA Equivalent Loan or CD$ denominated Prime Rate Loan, as the case may be, to its Loan being so converted;

(f) the Interest Period with respect to a Borrowing of LIBO Loans or BA Equivalent Loans effected by a conversion or in respect to the Borrowing of LIBO Loans or BA Equivalent Loans being continued as LIBO Loans or BA Equivalent Loans, respectively, shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

(g) a Borrowing of LIBO Loans or BA Equivalent Loans may be converted only on the last day of an Interest Period applicable thereto;

(h) each request for a conversion or continuation of a Borrowing of LIBO Loans or BA Equivalent Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

(i) no more than eight (8) Borrowings of LIBO Loans and eight (8) Borrowings of BA Equivalent Loans may be outstanding at any time.

If the Lead Borrower does not give notice to convert any Borrowing of Prime Rate Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBO Loans or BA Equivalent Loans, in each case as provided above, such Borrowing shall automatically be converted to, or continued as, as applicable, in the case of the Domestic Borrowers, a Borrowing of dollar denominated Prime Rate Loans and, in the case of the Canadian Borrower, a Borrowing of CD$ denominated Prime Rate Loans, at the expiration of the then current Interest Period. The Administrative Agent shall, after it receives notice from the Lead Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Loan made by such Lender.

SECTION 2.20. Mandatory Prepayment; Cash Collateral; Commitment Termination.

The outstanding Obligations shall be subject to mandatory prepayment as follows:

(a) (i)   If at any time the amount of the Credit Extensions exceeds the lower of (i) the then amount of the Total Commitments, and (ii) the then amount of the Borrowing Base, including, without limitation, as a result of one or more fluctuations in the exchange rate of the CD$ against the dollar, the applicable Borrowers will immediately upon notice from the Administrative Agent (A) prepay the Loans in an amount necessary to eliminate such excess, and (B) if, after giving effect to the prepayment in full of all outstanding Loans such excess has not been eliminated, deposit cash into the applicable Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding (which shall be released to the Domestic Borrowers from such Cash Collateral Account, to the extent not previously utilized to reimburse any drawing under a Letter of Credit, at such time that the amount of the Credit Extensions, without giving effect to amounts deposited in such Cash Collateral Account, do not exceed the lower of the then amount of the Total Commitments, and the then amount of the Borrowing Base, but only if no Event of Default then exists).

(ii)   If at any time the amount of the Credit Extensions to the Canadian Borrower exceeds the lower of (i) the then amount of the Canadian Total Commitments, and (ii)(A) from the Closing Date through the earlier of January 17, 2009 (or such later date as agreed by the Canadian Lenders) or the closing and initial funding of the Term Loan, the amounts available under the Canadian Borrowing Base, or (B) from and after the earlier of January 17, 2009 (or such later date as agreed by the Canadian Lenders) or the closing and initial funding of the Term Loan, the then amount of the Borrowing Base minus Credit Extensions then outstanding in favor of the Domestic Borrowers, including, without limitation, as a result of one or more fluctuations in the exchange rate of the CD$ against the dollar, the Canadian Borrower will immediately upon notice from the Administrative Agent (A) prepay such Loans in an amount necessary to eliminate such excess, and (B) if, after giving effect to the prepayment in full of all outstanding Loans such excess has not been eliminated, deposit cash into the applicable Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding (which shall be released to the Canadian Borrower from such Cash Collateral Account, to the extent not previously utilized to reimburse any drawing under a Letter of Credit, at such time that the amount of the Credit Extensions to the Canadian Borrower, without giving effect to amounts deposited in such Cash Collateral Account, do not exceed the lower of Canadian Availability, and the then amount of the Borrowing Base minus Credit Extensions then outstanding in favor of the Domestic Borrowers, but only if no Event of Default then exists).

(iii)   If at any time the amount of the Credit Extensions to the Domestic Borrowers exceeds the lower of (i) the then amount of the Domestic Total Commitments, and (ii) the then amount of the Borrowing Base minus, from and after the earlier of January 17, 2009 (or such later date as agreed by the Canadian Lenders) or the closing and initial funding of the Term Loan, Credit Extensions then outstanding in favor of the Canadian Borrower, including, without limitation, as a result of one or more fluctuations in the exchange rate of the CD$ against the dollar, the Domestic Borrowers will immediately upon notice from the Administrative Agent (A) prepay such Loans in an amount necessary to eliminate such excess, and (B) if, after giving effect to the prepayment in full of all outstanding Loans such excess has not been eliminated, deposit cash into the applicable Cash Collateral Account in an amount equal to 103% of the Letters of Credit Outstanding (which shall be released to the Domestic Borrowers from such Cash Collateral Account, to the extent not previously utilized to reimburse any drawing under a Letter of Credit, at such time that the amount of the Credit Extensions to the Domestic Borrowers, without giving effect to amounts deposited in such Cash Collateral Account, do not exceed the lower of the then amount of the Total Commitments, and the then amount of the Borrowing Base minus Credit Extensions then outstanding in favor of the Canadian Borrower, but only if no Event of Default then exists).

Without in any way limiting the foregoing provisions, the Administrative Agent shall, weekly or more frequently in the Administrative Agent’s sole discretion, make the necessary Dollar Equivalent calculations to determine whether any such excess exists on such date.

(b) The Revolving Loans shall be repaid daily in accordance with the provisions of said Section 2.23 and Section 2.24.

(c) Subject to the foregoing, outstanding Prime Rate Loans shall be prepaid by the Domestic Borrowers before outstanding LIBO Loans are prepaid and outstanding Prime Rate Loans of the Canadian Borrower shall be prepaid before outstanding BA Equivalent Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $5,000,000. Each partial prepayment of BA Equivalent Loans shall be in an integral multiple of CD$1,000,000.  No prepayment of LIBO Loans or BA Equivalent Loans shall be permitted pursuant to this Section 2.20 other than on the last day of an Interest Period applicable thereto, unless the applicable Borrowers simultaneously reimburse the applicable Lenders for all Breakage Costs associated therewith. In order to avoid such Breakage Costs, as long as no Event of Default has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent or the Canadian Agent, as applicable, shall hold all amounts required to be applied to LIBO Loans or BA Equivalent Loans, as applicable, in the applicable Cash Collateral Account and will apply such funds to the applicable LIBO Loans or BA Equivalent Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the rights of the Administrative Agent or the Canadian Agent upon the subsequent occurrence and continuation of an Event of Default). No partial prepayment of a Borrowing of LIBO Loans or BA Equivalent Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 or the aggregate principal amount of the BA Equivalent Loans remaining outstanding pursuant to such Borrowing being less than CD$1,000,000 (unless all such outstanding LIBO Loans or BA Equivalent Loans are being prepaid in full). Any prepayment of the Revolving Loans shall not permanently reduce the Commitments.

(d) All amounts required to be applied to all Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Domestic Lender’s Domestic Commitment Percentage or Canadian Lender’s Canadian Commitment Percentage, as applicable.

(e) Upon the Termination Date, the Commitments and the credit facility provided hereunder shall be terminated in full and the Domestic Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Obligations owing by them and the Canadian Borrower shall pay in full and in cash, all outstanding Loans to it and all Canadian Liabilities.

(f) All Obligations shall be payable to the Administrative Agent or the Canadian Agent, as applicable, in the currency in which they are denominated.

SECTION 2.21. Optional Prepayment of Loans; Reimbursement of Lenders.

(a) The Borrowers shall have the right at any time and from time to time to prepay outstanding Loans in whole or in part, (x) with respect to LIBO Loans or BA Equivalent Loans, upon at least two Business Days’ prior written, telex or facsimile notice to the Administrative Agent prior to 11:00 a.m., Boston time, and (y) with respect to Prime Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent or the Canadian Agent, as applicable, prior to 1:00 p.m., Boston time, subject to the following limitations:

(i) Outstanding Prime Rate Loans of the Domestic Borrowers shall be prepaid before outstanding LIBO Loans are prepaid and outstanding Prime Rate Loans of the Canadian Borrower shall be prepaid before outstanding BA Equivalent Loans are prepaid. Each partial prepayment of LIBO Loans shall be in an integral multiple of $5,000,000. Each partial prepayment of BA Equivalent Loans shall be in an integral multiple of CD$1,000,000. No prepayment of LIBO Loans or BA Equivalent Loans shall be permitted pursuant to this Section 2.21 other than on the last day of an Interest Period applicable thereto, unless the applicable Borrowers simultaneously reimburse the applicable Lenders for all “Breakage Costs” (as defined below) associated therewith. No partial prepayment of a Borrowing of LIBO Loans shall result in the aggregate principal amount of the LIBO Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBO Loans are being prepaid in full).  No partial prepayment of a Borrowing of BA Equivalent Loans shall result in the aggregate principal amount of the BA Equivalent Loans remaining outstanding pursuant to such Borrowing being less than CD$1,000,000 (unless all such outstanding BA Equivalent Loans are being prepaid in full).

(ii) Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of LIBO Loans or BA Equivalent Loans, the Borrowing or Borrowings pursuant to which such Loans were made. Each notice of prepayment shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount and on the date stated therein (other than to the extent that such prepayment is in connection with a refinancing of the Obligations which is not consummated). The Administrative Agent or the Canadian Agent, as applicable, shall, promptly after receiving notice from the Borrowers hereunder, notify each Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(b) The Domestic Borrowers shall reimburse each Domestic Lender and the Canadian Borrower shall reimburse each Canadian Lender promptly following written demand for any loss incurred or to be incurred by the Domestic Lenders or the Canadian Lenders, as applicable, in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Prime Rate Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any LIBO Loan or BA Equivalent Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Lead Borrower delivers a notice of borrowing under Section 2.04 in respect of LIBO Loans or BA Equivalent Loans, such Loans are not borrowed on the first day of the Interest Period specified in such notice of borrowing for any reason. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate or the BA Rate, as applicable, for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing of a LIBO Loan or a BA Equivalent Loan other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, of the Interest Period for such LIBO Loan or BA Equivalent Loan which would have commenced on the date of such failure to borrow, over (B) in the case of a LIBO Loan, the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market or, in the case of a BA Equivalent Loan, the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with The Toronto-Dominion Bank (collectively, “Breakage Costs”). Any Lender demanding reimbursement for such loss shall deliver to the Borrowers from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

(c) In the event the Domestic Borrowers or the Canadian Borrower, as applicable, fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.21(a), the Domestic Borrowers or the Canadian Borrower, as applicable, promptly following written demand by any applicable Lender shall pay to the Administrative Agent or the Canadian Agent, as applicable, for the account of such Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment. Any such Lender demanding such payment shall deliver to the Domestic Borrowers or the Canadian Borrower, as applicable, from time to time one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

(d) Whenever any partial prepayment of Loans are to be applied to LIBO Loans or BA Equivalent Loans, such LIBO Loans or BA Equivalent Loans shall be prepaid in the chronological order of their Interest Payment Dates.

SECTION 2.22. Maintenance of Loan Account; Statements of Account.

(a) The Administrative Agent and the Canadian Agent, as applicable, shall maintain an account on its books in the name of the Borrowers (the “Loan Account”) which will reflect (i) all Loans and other advances made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all L/C Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

(b) The Loan Account will be credited with all amounts received by the Administrative Agent or the Canadian Agent, as applicable, from the Borrowers, including all amounts received in the Concentration Account from the Blocked Account Banks, and the amounts so credited shall be applied as set forth in Section 2.24(a) and (b). Within ten (10) Business Days after the end of each month, the Administrative Agent or the Canadian Agent, as applicable, shall send to the Domestic Borrowers or the Canadian Borrower, as applicable, a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, or the Canadian Agent, as applicable, the Lenders and the Borrowers during that month. The monthly statements shall, absent manifest error, be presumptively correct.

SECTION 2.23. Cash Receipts.

(a) Annexed hereto as Schedule 2.23(a) is a list of all present DDAs maintained by the Borrowers, which Schedule includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) maintained with such depository; and (iii) to the extent known, a contact person at such depository.

(b) Annexed hereto as Schedule 2.23(b) is a list describing all arrangements to which any Borrower is a party with respect to the payment to any Borrower of the proceeds of all credit card charges for sales by any Borrower.

(c) On or promptly following the Closing Date, the Borrowers shall:

(i) deliver to each depository institution identified on Schedule 2.23(a) as of the Closing Date, a copy of the Interim Borrowing Order or Initial Order, as applicable, and cash management order entered by the US Bankruptcy Court or the Canadian Bankruptcy Court setting forth the Agents’ rights in, and each such institution’s obligations with respect to, each related DDA (each, a “DDA Notification”),

(ii) have, in the case of the Domestic Borrowers, entered into a Blocked Account Agreement with Wachovia with respect to the Wachovia Concentration Account (Account No.2055275431509) (the “Wachovia Concentration Account”) in form and substance reasonably satisfactory to the Administrative Agent (the “Wachovia Blocked Account Agreement”), and

(iii) deliver to each credit card processor identified on Schedule 2.23(b), a copy of the Interim Borrowing Order or Initial Order, as applicable, and cash management order entered by the US Bankruptcy Court or the Canadian Bankruptcy Court setting forth the Agents’ rights in, and each such processor’s obligations with respect to, credit card proceeds (each, a “Credit Card Notification”).

(iv) have caused the Canadian Borrower to enter into a Blocked Account Agreement with each of The Bank of Nova Scotia and Royal Bank of Canada in form and substance reasonably satisfactory to the Canadian Agent.

(d) The DDA Notifications and the Credit Card Notifications shall require the sweep on each Business Day of all available cash receipts and other proceeds from the sale or disposition of any Collateral, including, without limitation, the proceeds of all credit card charges (all such cash receipts and proceeds, “Cash Receipts”), (and with respect to institutions which maintain a DDA, net of a minimum balance not to exceed $10,000) to (x) a concentration account maintained by the Administrative Agent at Bank of America (the “Concentration Account”), (y) the Wachovia Concentration Account, or (z) a Blocked Account, as the Administrative Agent may direct, provided that amounts in DDAs established by the Canadian Borrower and amounts due to the Canadian Borrower by credit card processors shall be delivered only to a Blocked Account established by the Canadian Borrower or as the Canadian Agent may otherwise direct.

(e) Without limiting the foregoing, upon the occurrence of any Prepayment Event, all Net Proceeds received by the Borrowers on account of such Prepayment Event shall be deposited in (x) the Concentration Account, (y) the Wachovia Concentration Account, or (z) a Blocked Account, as the Administrative Agent may direct; provided that such Net Proceeds received upon the occurrence of a Prepayment Event arising with respect to the Canadian Borrower shall be deposited only to a Blocked Account established by the Canadian Borrower or as the Canadian Agent may otherwise direct.

(f) The Blocked Account Agreements shall require the sweep on each Business Day of all Cash Receipts (net of a minimum balance not to exceed $10,000) to the Concentration Account or to such other account as the Administrative Agent may direct, and with respect to the Canadian Borrower, to a Blocked Account established by the Canadian Borrower or as the Canadian Agent may otherwise direct.

(g) If at any time any cash or cash equivalents owned by the Borrowers and constituting proceeds of Collateral are deposited to any account (other than a DDA for which a DDA Notification has been delivered), or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement as required herein, the Administrative Agent shall require the Borrowers to close such account and have all funds therein transferred to the Concentration Account, the Wachovia Concentration Account, or such other Blocked Account as the Administrative Agent may direct, and with respect to the Canadian Borrower, to a Blocked Account established by the Canadian Borrower or as the Canadian Agent may otherwise direct.

(h) The Borrowers may close DDAs or Blocked Accounts and/or open new DDAs or Blocked Accounts, subject to the execution and delivery to the Administrative Agent or the Canadian Agent, as applicable, of appropriate DDA Notifications or Blocked Account Agreements consistent with the provisions of this Section 2.23. Unless consented to in writing by the Administrative Agent, or the Canadian Agent, as applicable, the Borrowers may not enter into any agreements with additional credit card processors unless contemporaneously therewith, a Credit Card Notification is executed and delivered to the Administrative Agent or the Canadian Agent, as applicable.

(i) The Concentration Account and the Blocked Accounts established by the Canadian Borrower are and shall remain, under the sole dominion and control of the Administrative Agent or the Canadian Agent, as applicable. Each Borrower acknowledges and agrees that (i) such Borrower has no right of withdrawal from the Concentration Account or the Blocked Accounts established by the Canadian Borrower, (ii) the funds on deposit in the Concentration Account and the Blocked Accounts established by the Canadian Borrower shall continue to be collateral security for all of the Obligations and Other Liabilities, and (iii) the funds on deposit in the Concentration Account and the Blocked Accounts established by the Canadian Borrower shall be applied as provided in Section 2.24.

(j) Whether or not any Obligations are then outstanding, the Borrowers shall cause the ACH or wire transfer to, upon the Administrative Agent’s or the Canadian Agent’s, as applicable, instruction, the Wachovia Concentration Account or a Blocked Account established by the Canadian Borrower in the case of the Canadian Borrower, or another Blocked Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account, unless the Commitments have been terminated hereunder and the Obligations (other than contingent indemnification Obligations for which a claim has not been asserted and not then due and owing) have been paid in full in cash) of the then contents of each DDA, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained.

(k) Whether or not any Obligations are then outstanding, the Borrowers shall cause the ACH or wire transfer, upon the Administrative Agent’s or the Canadian Agent’s, as applicable, instruction, to the Concentration Account of the then entire ledger balance of each Blocked Account (including the Wachovia Concentration Account), net of such minimum balance, not to exceed $10,000, as may be required to be maintained in the subject Blocked Account by the bank at which such Blocked Account is maintained, provided that amounts in Blocked Accounts established by the Canadian Borrower shall be delivered only to a concentration account at Bank of America, N.A. (acting through its Canada branch) or as the Canadian Agent may otherwise direct; and provided further that excess funds in the Domestic Borrowers’ disbursement account maintained with Wachovia Bank, National Association not exceeding $1,000,000 in the aggregate at any time may be retained in such account or invested in overnight Investments.

(l) In the event that, notwithstanding the provisions of this Section 2.23, the Borrowers receive or otherwise have dominion and control of any such proceeds or collections of Collateral, such proceeds and collections shall be held in trust by the Borrowers for the Administrative Agent or the Canadian Agent, as applicable, and shall not be commingled with any of the Borrowers’ other funds or deposited in any account of any Borrower other than as instructed by the Administrative Agent or the Canadian Borrower, as applicable.

SECTION 2.24. Application of Payments.

(a) (i)           As long as no Event of Default exists, and the time for payment of the Obligations has not been accelerated (if an Event of Default shall have occurred and the Obligations have been accelerated, Section 7.04 shall apply), all amounts received in the Concentration Account from any source, including the Blocked Account Banks, and all payments made pursuant to Sections 2.21 and 2.22 hereof (in each case, other than from the Canadian Loan Parties or the Collateral of the Canadian Loan Parties) shall be applied, on the day of receipt, in the following order: first, to pay all outstanding Pre-Petition Liabilities of the Domestic Loan Parties (other than contingent indemnification obligations not then due and owing) until paid in full in cash; second, to pay fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, Banc of America Securities LLC, the Issuing Bank (other than any Issuing Bank issuing Canadian Letters of Credit) and the Collateral Agent (other than fees, expense reimbursements and indemnification payable in connection with Other Liabilities); third, to pay interest due and payable on Credit Extensions to the Domestic Borrowers, fourth, to repay outstanding Swingline Loans to the Domestic Borrowers; fifth, to repay other outstanding Revolving Loans that are Prime Rate Loans of the Domestic Borrowers and all outstanding reimbursement obligations under Letters of Credit and Banker’s Acceptances other than Canadian Letters of Credit; sixth, to repay outstanding Revolving Loans that are LIBO Loans and all Breakage Costs due in respect of such repayment pursuant to Section 2.21(b) or, at the Lead Borrower’s option, to fund a cash collateral deposit to the Circuit City Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding LIBO Loans on the last day of the then-pending Interest Period therefor; seventh, to fund a cash collateral deposit in the Circuit City Cash Collateral Account in an amount equal to 103% of all Letter of Credit Outstandings other than Canadian Letter of Credit Outstandings; eighth, to pay all outstanding Pre-Petition Liabilities of the Canadian Loan Parties (other than contingent indemnification obligations not then due and owing) until paid in full in cash, ninth, to pay fees and expense reimbursements and indemnification then due and payable to the Canadian Agent and any Issuing Bank issuing Canadian Letters of Credit (other than fees, expense reimbursements and indemnification payable in connection with Other Liabilities of the Canadian Borrower); tenth, to pay interest due and payable on Credit Extensions to the Canadian Borrower; eleventh, to repay outstanding Swingline Loans to the Canadian Borrower; twelfth, to repay outstanding Revolving Loans that are Prime Rate Loans of the Canadian Borrower and all outstanding reimbursement obligations under Canadian Letters of Credit; thirteenth, to repay outstanding Revolving Loans that are BA Equivalent Loans and all Breakage Costs due in respect of such repayment pursuant to Section 2.21(b) or, at the Canadian Borrower’s option, to fund a cash collateral deposit to the InterTAN Canada Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding BA Equivalent Loans on the last day of the then-pending Interest Period therefore; fourteenth, to fund a cash collateral deposit in the InterTAN Canada Cash Collateral Account (as defined in “Cash Collateral Account”) in an amount equal to 103% of all Canadian Letter of Credit Outstandings; fifteenth, to pay all other Obligations and all Other Liabilities of the Loan Parties that are then outstanding and then due and payable.  If all amounts set forth in clauses first through and including fifteenth above are paid, any excess amounts shall promptly be released to the Borrowers. Any other amounts received by the Administrative Agent, the Issuing Bank, the Canadian Agent, the Collateral Agent and the Co-Collateral Agent, or any Lender as contemplated by Section 2.23 shall also be applied in the order set forth above in this Section 2.24.

(ii)           As long as no Event of Default exists, and the time for payment of the Obligations has not been accelerated (if an Event of Default shall have occurred and the Obligations have been accelerated, Section 7.04 shall apply), all amounts received in the Concentration Account from any source, including the Blocked Account Banks, and all payments made pursuant to Sections 2.21 and 2.22, in each case from the Canadian Loan Parties or the Collateral of the Canadian Loan Parties, hereof shall be applied, on the day of receipt, in the following order: first, to pay all outstanding Pre-Petition Liabilities of the Canadian Loan Parties (other than contingent indemnification obligations not then due and owing) until paid in full in cash; second, to pay fees and expense reimbursements and indemnification then due and payable to the Canadian Agent and any Issuing Bank issuing Canadian Letters of Credit) (other than fees, expense reimbursements and indemnification payable in connection with Other Liabilities); third, to pay interest due and payable on Credit Extensions to the Canadian Borrower, fourth, to repay outstanding Swingline Loans to the Canadian Borrower; fifth, to repay other outstanding Revolving Loans that are Prime Rate Loans of the Canadian Borrower and all outstanding reimbursement obligations under Canadian Letters of Credit; sixth, to repay outstanding Revolving Loans that are BA Rate Loans and all Breakage Costs due in respect of such repayment pursuant to Section 2.21(b) or, at the Lead Borrower’s option, to fund a cash collateral deposit to the InterTAN Canada Cash Collateral Account (as defined in “Cash Collateral Account”) sufficient to pay, and with direction to pay, all such outstanding BA Rate Loans on the last day of the then-pending Interest Period therefor; seventh, to fund a cash collateral deposit in the InterTAN Canada Cash Collateral Account in an amount equal to 103% of all Canadian Letter of Credit Outstandings, eighth, at the option of the Agents, and subject to the terms of the Initial Order, (i) to pay all outstanding Pre-Petition Liabilities of the Domestic Loan Parties (other than contingent indemnification obligations not then due and owing) until paid in full in cash; (ii), to pay fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, Banc of America Securities LLC, the Issuing Bank (other than any Issuing Bank issuing Canadian Letters of Credit) and the Collateral Agent (other than fees, expense reimbursements and indemnification payable in connection with Other Liabilities); (iii), to pay interest due and payable on Credit Extensions to the Domestic Borrowers, (iv), to repay outstanding Swingline Loans to the Domestic Borrowers; (v), to repay other outstanding Revolving Loans that are Prime Rate Loans of the Domestic Borrowers and all outstanding reimbursement obligations under Letters of Credit and Banker’s Acceptances other than Canadian Letters of Credit; (vi), to repay outstanding Revolving Loans that are LIBO Loans and all Breakage Costs due in respect of such repayment pursuant to Section 2.21(b) or, at the Lead Borrower’s option, to fund a cash collateral deposit to the Circuit City Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding LIBO Loans on the last day of the then-pending Interest Period therefor; (vii), to fund a cash collateral deposit in the Circuit City Cash Collateral Account in an amount equal to 103% of all Letter of Credit Outstandings other than Canadian Letter of Credit Outstandings; and ninth, to pay all other Obligations and all Other Liabilities of the Loan Parties that are then outstanding and then due and payable.  If all amounts set forth in clauses first through and including ninth above are paid (other than, unless the Agents otherwise elect, amounts described in clause Eighth), any excess amounts shall promptly be released to the Borrowers. Any other amounts received by the Administrative Agent, the Issuing Bank, the Canadian Agent, the Collateral Agent and the Co-Collateral Agent or any Lender as contemplated by Section 2.23 shall also be applied in the order set forth above in this Section 2.24.

(b) All credits against the Obligations or the Canadian Liabilities shall be effective on the day of receipt thereof, and shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits. If any item deposited to the Concentration Account or otherwise credited to any Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent or the Canadian Agent, as applicable, shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Agents, the Issuing Bank and the Lenders against all claims and losses resulting from such dishonor or return.

SECTION 2.25. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any holding company of any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or LIBO Loans or BA Equivalent Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Loan or BA Equivalent Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) other than Taxes, which shall be governed by Section 2.28 hereof, then the Domestic Borrowers or the Canadian Borrower, as applicable, will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Domestic Borrowers or the Canadian Borrower, as applicable, will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and setting forth in reasonable detail the manner in which such amount or amounts were determined shall be delivered to the Lead Borrower or the Canadian Borrower, as applicable, and shall be presumptively correct absent manifest error. The Domestic Borrowers or the Canadian Borrower, as applicable, shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section within three (3) months of the increased cost or reduction in return shall constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation.

SECTION 2.26. Change in Legality.

(a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any Change in Law shall make it unlawful for a Lender to make or maintain a LIBO Loan or BA Equivalent Loan or to give effect to its obligations as contemplated hereby with respect to a LIBO Loan or BA Equivalent Loan or (y) at any time any Lender determines that the making or continuance of any of its LIBO Loans or BA Equivalent Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Lead Borrower, such Lender may (i) declare that LIBO Loans or BA Equivalent Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a LIBO Borrowing or BA Equivalent Loan Borrowing shall, as to such Lender only, be deemed a request for a Prime Rate Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding LIBO Loans or BA Equivalent Loans made by it be converted to Prime Rate Loans, in which event all such LIBO Loans or BA Equivalent Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the LIBO Loans or BA Equivalent Loans that would have been made by such Lender or the converted LIBO Loans or BA Equivalent Loans of such Lender shall instead be applied to repay the Prime Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBO Loans or BA Equivalent Loans.

(b) For purposes of this Section 2.26, a notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any LIBO Loans or BA Equivalent Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Borrowers.

SECTION 2.27. Payments; Sharing of Setoff.

(a) The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or of amounts payable under Section 2.21(b), Section 2.25, or Section 2.28, or otherwise) prior to 2:00 p.m., Boston time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent or the Canadian Agent, as applicable, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts 02110, or to the Canadian Agent, as applicable, at its offices at 200 Front Street West, Toronto, Ontario, Canada, M5V 3L2, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.21(b), Section 2.25, Section 2.28, and Section 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent or the Canadian Agent, as applicable, shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document (other than payments with respect to LIBO Borrowings or BA Equivalent Loan Borrowings) shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, if any payment due with respect to LIBO Borrowings or BA Equivalent Loan Borrowings shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event, the date of such payment shall be on the last Business Day of subject calendar month, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent or the Canadian Agent, as applicable, to pay fully all amounts of principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the Domestic Lenders or Canadian Lenders, as applicable, entitled thereto in accordance with the amounts of interest and fees then due to such Lenders, and (ii) second, towards payment of principal and unreimbursed drawings under Letters of Credit then due hereunder, ratably among the Domestic Lenders or Canadian Lenders, as applicable, entitled thereto in accordance with the amounts of principal and unreimbursed drawings under Letters of Credit then due to such parties.

(c) If any Domestic Lender or Canadian Lender, as applicable, shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in drawings under Letters of Credit or Swingline Loans resulting in such Domestic Lender’s or Canadian Lender’s receiving payment of a greater proportion of the aggregate amount of its Loans and participations in drawings under Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Domestic Lender or Canadian Lender, then the Domestic Lender or Canadian Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in drawings under Letters of Credit and Swingline Loans of other Domestic Lenders or Canadian Lenders, as applicable, to the extent necessary so that the benefit of all such payments shall be shared by the Domestic Lenders and the Canadian Lenders, as applicable, ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in drawings under Letters of Credit and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Domestic Lender or Canadian Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Domestic Lender or Canadian Lender were a direct creditor of the Borrowers in the amount of such participation.

(d) Unless the Administrative Agent or the Canadian Agent, as applicable, shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent or the Canadian Agent, as applicable, for the account of the Domestic Lenders, the Canadian Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent or the Canadian Agent, as applicable, may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Domestic Lenders or the Canadian Lenders, as applicable, or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Domestic Lenders or Canadian Lenders, as applicable, or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent or the Canadian Agent, as applicable, forthwith on demand the amount so distributed to such Domestic Lender, Canadian Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, or the Canadian Agent, as applicable, at the Federal Funds Effective Rate or, with respect to the Canadian Lenders, at the Canadian Prime Rate.

(e) If any Domestic Lender or Canadian Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent or the Canadian Agent, as applicable, may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent or the Canadian Agent, as applicable, for the account of such Domestic Lender or Canadian Lender to satisfy such Lender’s obligations under this Agreement until all such unsatisfied obligations are fully paid.

SECTION 2.28. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments or any Lender shall be required to pay any Indemnified Taxes or Other Taxes in respect of any such payments, then (i) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions or payments by any Lender (including deductions or payments by any Lender applicable to additional sums payable under this Section) the Agents, any Lender or the Issuing Bank (as the case may be) receives and maintains after any such deductions or payment by the Lender an amount equal to the sum it would have received had no such deductions or payments been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c) The Borrowers shall indemnify the Agents, each Lender and the Issuing Bank and the Canadian Borrower shall indemnify the Canadian Agent, each Canadian Lender and the Issuing Bank of any Letter of Credit on its behalf, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, to the extent that such penalties, interest and expenses shall not result from any action or inaction on the part of the Agent, the Lender or the Issuing Bank, as the case may be, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by any Agent on its own behalf or on behalf of a Lender or the Issuing Bank setting forth in reasonable detail the manner in which such amount was determined, shall be presumptively correct absent manifest error.

(d) As soon as commercially practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or the Canadian Agent, as applicable.

(e) Any Foreign Lender other than a Canadian Lender that is entitled to an exemption from or reduction in withholding tax shall deliver to the Domestic Borrowers and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Foreign Lender’s claiming exemption from or reduction in U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8BEN, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Domestic Borrowers and is not a controlled foreign corporation related to the Domestic Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from or reduced rate of, United States federal withholding tax on payments by the Domestic Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Foreign Lender other than a Canadian Lender on or before the date it becomes a party to this Agreement (or, in the case of a transferee that is a participation holder, on or before the date such participation holder becomes a transferee hereunder) and on or before the date, if any, such Foreign Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”). In addition, each Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender other than a Canadian Lender. Notwithstanding any other provision of this Section 2.28(e), a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.28(e) that such Foreign Lender is not legally able to deliver.

(f) The Borrowers shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender in respect of U.S. Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above. Should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall, at such Lender’s expense, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(g) The Borrowers shall not be required to indemnify any Lender for any tax arising under Part XIII of the Income Tax Act (Canada) imposed on any payment made on an assignment or other transfer of all or any part of a Lender’s interest in any Loan or Letter of Credit made to the Canadian Borrower to a non-resident of Canada (for purposes of the Income Tax Act (Canada)) with whom the Canadian Borrower is not dealing at arm’s length.

(h) If the Lead Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Lead Borrower in challenging such Tax at the Lead Borrower’s expense, if requested by the Lead Borrower.  If any Lender or the Administrative Agent, as applicable, obtains a credit against or receives a refund or reduction (whether by way of direct payment or by offset) of any Tax for which payment has been made pursuant to this Section, which credit, refund or reduction in the good faith judgment of such Lender or the Administrative Agent, as the case may be, (and without any obligation to disclose its tax records) is allocable to such payment made under this Section, the amount of such credit, refund or reduction (together with any interest received thereon) promptly shall be paid to the Lead Borrower or Canadian Borrower, as applicable, to the extent that payment has been made by the Lead Borrower in full pursuant to this Section.

SECTION 2.29. Security Interests in Collateral.

(a) All of the Obligations are secured by Liens on all the assets of the Domestic Loan Parties (other than Bankruptcy Recoveries) and, at all times, shall constitute administrative expenses of the Loan Parties in the Chapter 11 Case with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified in Sections 105, 326, 328, 330, 331, 364(c), 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726, and 1114 of the Bankruptcy Code, subject only to the Professional Fee Carve Out.  All Liens which secure the Obligations shall constitute first priority Liens under Section 364(d) of the Bankruptcy Code, subject only to the Liens securing the Pre-Petition Liabilities and other Permitted Encumbrances having priority under Applicable Law.  No other claims or Liens having a priority superior or pari passu to that granted to or on behalf of the Agents or the Lenders shall be granted or approved while any of the Obligations or the Commitments remain outstanding.

(b)  All of the Obligations are secured by Liens on all the assets of the Canadian Loan Parties and at all times will be entitled to a super priority claim status and will be secured by a first priority perfected security interest and hypothec in favor of the Canadian Agent (in each case subject only to (i) the Directors’ Charge, (ii) the Administration Charge and (iii) Permitted Encumbrances having priority under Applicable Law.  All Liens on the assets of the Canadian Loan Parties which secure the Obligations shall constitute first priority Liens, subject only to the Liens securing the Pre-Petition Liabilities and the items described in subclauses (i) through (iv) above to the extent that such charges have priority under Applicable Law.  No other claims or Liens having a priority superior or pari passu to that granted to or on behalf of the Canadian Agent or the Lenders shall be granted or approved while any of the Obligations or the Commitments remain outstanding.

SECTION 2.30. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.25, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.28, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.25 or Section 2.28, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers (in the case of the Canadian Borrower, only in respect of any Canadian Lender) hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b) If any Lender requests compensation under Section 2.25, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.28, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) except in the case of an assignment to another Lender, the Borrowers shall have received the prior written consent of the Administrative Agent, the Issuing Bank and Swingline Lender and the Canadian Agent only in the case of a Canadian Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.25 or payments required to be made pursuant to Section 2.28, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

ARTICLE III

Representations and Warranties

Each Loan Party, for itself and on behalf of such Loan Party’s Subsidiaries represents and warrants to the Agents and the Lenders that:

SECTION 3.01. Organization; Powers.  Each Loan Party is, and each of its Subsidiaries is, duly organized, validly existing and in good standing (to the extent such concept exists) under the laws of the jurisdiction of its organization, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and, subject to the entry of the DIP Orders and the Initial Order, each such Person has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept exists) in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability.  The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party’s corporate powers and, upon the entry of the DIP Orders, as applicable, and the Initial Order, have been duly authorized by all necessary corporate, and, if required, stockholder action. This Agreement has been duly executed and delivered by each Loan Party that is a party hereto and upon entry of the DIP Orders, as applicable, and the Initial Order constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to the DIP Orders, as applicable, the Initial Order and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts.  »

Subject to the entry of the DIP Orders, as applicable, and the Initial Order, the transactions to be entered into as contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) for such as have been obtained or made and are in full force and effect, (ii) for those for which the failure to obtain could not be reasonably be expected to have a Material Adverse Effect, and (iii) for filings, registrations and recordings necessary to perfect and render opposable Liens created under the Loan Documents, (b) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, except for such violation which could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument entered into after the Petition Date binding upon any Loan Party or any of its Subsidiaries or their respective assets, except for such violation or default which could not reasonably be expected to have a Material Adverse Effect, or give rise to a right thereunder to require any payment of a material amount to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created under the Loan Documents, the DIP Orders, the Initial Order or otherwise permitted hereby or thereby.

SECTION 3.04. Financial Condition.

(a) Since the Petition Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Properties.

(a) Each Loan Party, and each of its Subsidiaries, has good title to, or valid leasehold interests or rights in, all its real (immoveable) and personal (moveable) property material to its business, except (i) as an Effect of Bankruptcy, or (ii) for defects which could not reasonably be expected to have a Material Adverse Effect.

(b) Each Loan Party, and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Person does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Schedule 3.05(c)(i) sets forth the address of all Real Estate that is owned by each Loan Party as of the Closing Date, together with a list of the holders of any mortgage or other Lien thereon. Schedule 3.05(c)(ii) sets forth the address of all Real Estate that is leased by each Loan Party as of the Closing Date, together with a list of the landlords and holders of any leasehold mortgage or hypothec thereon granted by a Loan Party.

SECTION 3.06. Litigation and Environmental Matters.

(a) With the exception of the Cases, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party or any of its Subsidiaries, threatened against any such Person or involving any of the Loan Documents, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than those set forth on Schedule 3.06).

(b) Except for the matters set forth on Schedule 3.06, and except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party and no Subsidiary of any Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the matters set forth on Schedule 3.06 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements.  Each Loan Party, and each of its Subsidiaries, is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all Material Contracts and Material Indebtedness binding upon it or its property, except (a) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, or (b) as an Effect of Bankruptcy.  No Default has occurred and is continuing, except as an Effect of Bankruptcy.

SECTION 3.08. Investment Company Status. No Loan Party nor any Subsidiary of any Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes.  Each Loan Party, and each of its Subsidiaries, has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes incurred after the Petition Date, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Person has set aside on its books adequate reserves, and as to which no Lien has arisen, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA.  Except as set forth on Schedule 3.10, as of the Closing Date, none of the Loan Parties is party to a Plan.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.10, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

SECTION 3.11. Disclosure.  None of the reports, financial statements, certificates or other written information (other than projections, Budgets, forward looking information or general market data) furnished by or on behalf of any Loan Party or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains (when taken as a whole) any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that with respect to projected or pro forma financial information, the Loan Parties represent only that such information was prepared in good faith.

SECTION 3.12. Subsidiaries.

(a) Schedule 3.12 sets forth the name of each Loan Party, and the ownership interest of each Loan Party in each of its Subsidiaries, as of the Closing Date. All of the outstanding ownership interests in such Subsidiaries have been validly issued, are fully paid and non-assessable (to the extent such concept exists) and there is no other capital stock or ownership interest of any class outstanding as of the Closing Date. Except as set forth on Schedule 3.12, as of the Closing Date, the Loan Parties are not and each of their respective Subsidiaries is  not party to any joint venture, general or limited partnership, or limited liability company, agreements or any other business ventures or entities.  The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect as of the Closing Date.

(b) The Subsidiaries of the Lead Borrower designated with an asterisk on Schedule 3.12 do not, and will not, own any assets valued in excess of $100,000 or conduct any business operations and are and shall remain inactive.

SECTION 3.13. Insurance.  Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their respective Subsidiaries as of the Closing Date. As of the Closing Date, each of such policies is in full force and effect. As of the Closing Date, all premiums in respect of such insurance that are due and payable have been paid.

SECTION 3.14. Labor Matters.  There are no strikes, lockouts or slowdowns against any Loan Party or any of its Subsidiaries pending or, to the knowledge of the Borrowers, threatened to the extent that any such action could reasonably be expected to have a Material Adverse Effect.  The hours worked by and payments made to employees of the Loan Parties and their respective Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, territorial, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party or any of its Subsidiaries, or for which any claim may be made against any such Person, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member, except for such payments or claims as could not reasonably be expected to have a Material Adverse Effect.  The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound. Except as set forth on Schedule 3.14, no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement as of the Closing Date. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board or any other applicable Governmental Authority, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition, except for such proceedings or demands that could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, there are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries, except for such complaints, charges, grievances or arbitrations that could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.15. Security Documents.  Upon entry of the DIP Orders and the Initial Order, the Security Documents, the DIP Orders and the Initial Order, collectively, will create in favor of the Collateral Agent or the Canadian Agent, as applicable, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral, subject to the DIP Orders and the Initial Order, and the Security Documents constitute, or will upon entry of the DIP Orders or the Initial Order, as applicable, and/or the filing of financing statements or other requisite registrations or assignments and the obtaining of “control”, in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code or similar legislation of any jurisdiction including, without limitation, the PPSA and the Civil Code of Québec, the creation of a fully perfected and opposable first priority Lien on, and security interest in, and hypothecation of, all right, title and interest of the Loan Parties thereunder in such Collateral, in each case prior and superior in right to any other Person, except as permitted hereunder or under any other Loan Document.

SECTION 3.16. Federal Reserve Regulations.

(a) Neither the Borrowers nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X.

SECTION 3.17. Intentionally Omitted.

SECTION 3.18. Material Contracts.

Schedule 3.18 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date.  The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof.  Except as an Effect of Bankruptcy, the Loan Parties are not in breach in any material respect of, or in default in any material respect under, any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

SECTION 3.19. Bailees, Warehousemen, etc.

Except for Inventory, the value of which does not at any time exceed $50,000,000 on an aggregate basis as to all Borrowers, no Inventory is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment except for goods in transit.

SECTION 3.20. Consignment.

No Borrower has, and none shall have, possession of any property on consignment, the value of which at any time exceeds $300,000,000 on an aggregate basis as to all Borrowers.

ARTICLE IV

Conditions
SECTION 4.01. Closing Date.  This Agreement shall not become effective until the date on which each of the following conditions precedent have been satisfied or waived by the Administrative Agent:

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and all other Loan Documents (including, without limitation, the Notes and the Security Documents) signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

(b) The Administrative Agent shall have received a favorable written opinion (addressed to each Agent and the Lenders on the Closing Date and dated the Closing Date) of Kirkland and Ellis LLP, counsel for the Domestic Borrowers, covering such matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby as the Administrative Agent shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, reasonably satisfactory in form and substance to the Administrative Agent, certifying that, as of the Closing Date, the representations and warranties made by the Loan Parties in the Loan Documents are true and complete in all material respects and that no event has occurred (or failed to occur) which is or which, solely with the giving of notice or passage of time (or both) would be a Default or an Event of Default.

(e) All motions and other documents to be filed with and submitted to the US Bankruptcy Court and the Canadian Bankruptcy Court in connection with the DIP Orders and the Initial Order shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.  The Interim Borrowing Order and the Initial Order shall each have been entered, shall be in full force and effect, and neither shall have been reversed, vacated or stayed, or modified without the prior written consent of the Administrative Agent and the Required Lenders, and all other necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Administrative Agent.

(f) The US Bankruptcy Court shall have entered an order granting the lenders under the Pre-Petition Agreement adequate protection of their interests, which order shall be in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders.

(g) The Administrative Agent shall have received (i) an appraisal, in form and substance reasonably satisfactory to the Administrative Agent, performed by an appraiser reasonably acceptable to the Administrative Agent of the Inventory of the Borrowers, and (ii) a commercial finance examination in form and substance reasonably satisfactory to the Administrative Agent relating to inspections, audits and field searches (which may include conversations with responsible officers and employees) of each Borrower’s assets (including, without limitation, accounts receivable and inventory), liabilities, books and records, management information systems, cash management, vendor agreements and other material agreements.

(h) The Administrative Agent shall be reasonably satisfied that any financial statements delivered to them fairly present the business and financial condition of the Lead Borrower and its Subsidiaries, and that, except as result of the commencement of the Cases and the events leading up to and resulting therefrom, there has been no material adverse change in the assets, business, financial condition, or income of the Lead Borrower and its Subsidiaries (taken as a whole) since the date of the most recent financial statements delivered to the Administrative Agent.

(i) The Administrative Agent shall have received a Borrowing Base Certificate dated as of the Closing Date.

(j) The Collateral Agent and the Canadian Agent shall have received results of searches or other evidence reasonably satisfactory to the Collateral Agent or the Canadian Agent, as applicable (in each case dated as of a date reasonably satisfactory to the Collateral Agent or the Canadian Agent, as applicable) indicating the absence of Liens on the Collateral and proceeds thereof, including without limitation, receivables from credit card processors, except for Liens for which termination statements and releases reasonably satisfactory to the Collateral Agent or the Canadian Agent, as applicable, are being tendered concurrently with such extension of credit or are otherwise permitted hereunder.

(k) The Collateral Agent and the Canadian Agent shall be reasonably satisfied that the Liens of the Collateral Agent and the Canadian Agent on the Collateral constitute first priority perfected Liens (subject to Permitted Encumbrances having priority by operation of law or by court order).

(l) The Collateral Agent and the Canadian Agent, as applicable, shall have received the DDA Notifications, the Blocked Account Agreements and Credit Card Notifications required to be delivered hereunder on or before the Closing Date.

(m) All fees due at or immediately after the Closing Date and all reasonable invoiced costs and out-of-pocket expenses incurred by the Administrative Agent, the Co-Collateral Agent and the Canadian Agent in connection with the establishment of the credit facility contemplated hereby (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and the Canadian Agent and local bankruptcy counsel for each of them and local counsel in Canada, as necessary, and of the Co-Collateral Agent) shall have been paid in full in cash.

(n) No material changes in governmental regulations or policies regulating the Loan Parties, the Agents, the Arranger or any Lender involved in this transaction shall have occurred prior to the Closing Date which could, individually or in the aggregate, materially and adversely effect the transaction contemplated by this Agreement.

(o) After giving effect to the transactions contemplated hereby and by the other Loan Documents, there shall be no Default or Event of Default on the Closing Date.

(p) The Collateral Agent and, in respect of the Canadian Borrower and its Subsidiaries, the Canadian Agent, shall have received, and be reasonably satisfied with, evidence of the Loan Parties’ insurance, together with such endorsements as are required by the Loan Documents.

(q) The Agents and the Lenders shall have received the initial Budget and a reasonably detailed professional fee budget, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

(r) All first day motions and applications and other documents to be filed with and submitted to the US Bankruptcy Court and the Canadian Bankruptcy Court in connection with this Agreement (other than the DIP Orders and the Initial Order which are subject to the provisions of Section 4.01(e)) shall be in form and substance reasonably satisfactory to the Administrative Agent.

(s) There shall have been delivered to the Administrative Agent and/or the Canadian Agent such additional instruments and documents as the Administrative Agent or its counsel reasonably may require or request.

The Administrative Agent shall notify the Borrowers and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

SECTION 4.02. Conditions Precedent to Each Loan and Each Letter of Credit.

The obligation of the Lenders to make each Revolving Loan and of the Issuing Bank to issue each Letter of Credit, is subject to the following conditions precedent:

(a) Notice. The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Article II.

(b) Representations and Warranties. All representations and warranties contained in this Agreement and any Borrowing Base Certificate shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date.

(c) Intentionally Omitted.

(d) No Default. On the date of each Borrowing hereunder and the issuance of each Letter of Credit and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

(e) Borrowing Base Certificate. The Administrative Agent shall have received the  most recently required Borrowing Base Certificate, with each such Borrowing Base Certificate including schedules as required by this Agreement.

The request by the respective Borrowers for, and the acceptance by the respective Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the respective Borrowers that the conditions specified in this Section 4.02(b) and (d) have been satisfied at that time and that after giving effect to such extension of credit the respective Borrowers shall continue to be in compliance with the Borrowing Base.  The conditions set forth in this Section 4.02 are for the sole benefit of the Administrative Agent and each Lender and may be waived by the Administrative Agent in whole or in part without prejudice to the Administrative Agent or any Lender.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full in cash and all Letters of Credit shall have expired or terminated or cash collateralized in a manner reasonably acceptable to the Issuing Bank and all L/C Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Agents and the Lenders that:

SECTION 5.01. Financial Statements and Other Information

(a) The Borrowers will furnish to the Administrative Agent for further distribution to the Lenders:

(i) within thirty (30) days after the end of each fiscal month of the Lead Borrower, its consolidated balance and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and for the elapsed portion of the current fiscal year, with comparative results to the same fiscal periods of the prior fiscal year, in each case certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Lead Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes; and

(ii) concurrently with any delivery of financial statements under clause (i) above, a certificate of a Financial Officer of the Lead Borrower substantially in the form of Exhibit C (i) certifying, to the best knowledge of such Financial Officer, as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Lead Borrower’s most recent audited financial statements, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate; and

(iii) Contemporaneously with the delivery of the first Borrowing Base Certificate in any calendar month, a summary of the then Reported Fee Accruals as of the end of the previous calendar month (or more frequently at the Lead Borrower’s election); and

(iv) promptly after the same become publicly available, copies of all reports on Forms 10-K and 10-Q and proxy statements filed by the Lead Borrower with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be.

(b) The Borrowers will furnish to the Administrative Agent (for further distribution to the Lenders with respect to the items set forth in clauses (i) through (iv) and (vi) through (ix) below) and the Co-Collateral Agent:

(i) On Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), a Variance Report; and

(ii) On the 10th day of each calendar month (or, if such day is not a Business Day, on the next succeeding Business Day), an updated Budget; and

(iii) Daily, a certificate substantially in the form of Exhibit D-1 (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the immediately preceding day, each Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Lead Borrower by a Financial Officer of the Lead Borrower; provided that prior to December 15, 2008, the amount of Eligible Inventory shall be required to be updated only weekly, and thereafter the amount of Eligible Inventory shall be updated daily based on sales made the previous day and conformed weekly to the Stock Ledger; and

(iv) Until the earlier of (a) January 17, 2009 (or such later date as agreed to by the Canadian Lenders) and (b) the date upon which the Term Loan is funded, daily, a certificate substantially in the form of Exhibit D-2 (a “Canadian Borrowing Base Certificate”) showing the Canadian Borrowing Base as of the close of business on the immediately preceding day, each Canadian Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Canadian Borrower by a Financial Officer of the Lead Borrower; provided that the amount of Eligible Inventory shall be required to be updated only weekly; and

(v) The financial and collateral reports described on Schedule 5.01(A) at the times set forth in such Schedule; and

(vi) after the occurrence and during the continuance of an Event of Default, promptly upon receipt thereof, copies of all reports submitted to the Lead Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Lead Borrower and its Subsidiaries made by such accountants, including any management letter submitted by such accountants to management in connection with their annual audit, but excluding any accountant “agreed upon procedures” report; and

(vii) promptly after the furnishing or filing thereof, copies of any statement, report or pleading furnished to or filed with the US Bankruptcy Court, the Canadian Bankruptcy Court or the Creditors’ Committee in connection with the Cases, including, without limitation, all Monitor’s reports in the Canadian Bankruptcy Case; provided that the receipt of such documents by counsel to the Administrative Agent and the Co-Collateral Agent in accordance with normal noticing provisions and practices under the Bankruptcy Code or the CCAA shall satisfy this requirement;

(viii) promptly after receipt thereof, copies of all reconciliations with respect to the Initial Store Closing Sale; and

(ix) promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 5.01 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 5.01(B); or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Lead Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Lead Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”).  The Loan Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 5.02. Notices of Material Events.  The Borrowers will furnish to the Administrative Agent prompt written notice of the following:

(a) after a Financial Officer obtains knowledge thereof, the occurrence of any Default or Event of Default;

(b) after a Financial Officer obtains knowledge thereof, the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against any Loan Party or any Subsidiary or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) after a Financial Officer obtains knowledge thereof, the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d) after a Financial Officer obtains knowledge thereof, any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(e) any change in any the Lead Borrower’s executive officers;

(f) after a Financial Officer obtains knowledge thereof, the filing of any Lien after the Petition Date for unpaid taxes against any Loan Party;

(g) the discharge by any Loan Party of their present independent accountants or any withdrawal or resignation by such independent accountants;

(h) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; and

(i) of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lead Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral.

(a) The Lead Borrower will furnish to the Administrative Agent prompt written notice of any change of the following (except that with respect to the events described in clauses (i), (iii) and (iv), the Lead Borrower shall provide the Administrative Agent with at least ten (10) days prior written notice of the date that any such event shall occur): (i) in any Loan Party’s corporate name, (ii) in the location of any Loan Party’s chief executive office or its principal place of business, (iii) in any Loan Party’s identity or corporate structure, (iv) in the Canadian Borrower’s or any of its Subsidiaries’ jurisdictions of operation including any change in any office or store in which it maintains books or records relating to Collateral owned by it or any office, store or facility at which Collateral owned by it is located (including the establishment of any such new office or facility) or location from which Accounts are invoiced or paid, provided that such information shall be required to be furnished only quarterly with the delivery of the financial statements required pursuant to Section 5.01(a)(i) hereof except for notices of jurisdictions, provinces, territories and locations in which the Canadian Borrower or any other Canadian Loan Party was not previously operating if the Canadian Agent’s Lien would not be perfected therein without additional filings or registrations, or (v) in any Loan Party’s jurisdiction of incorporation, Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of organization.  Notwithstanding the foregoing, if any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of organization is changed by the applicable Governmental Authority, Lead Borrower will furnish to the Administrative Agent prompt written notice of any such change not later than ten (10) days from the date such Loan Party has been notified by such Governmental Authority of such change.   The Lead Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.  In addition, the Lead Borrower will furnish to the Administrative Agent written notice promptly after the end of each fiscal quarter of any change in any office or store in which it maintains books or records relating to Collateral owned by it or any office, store or facility at which Collateral owned by it is located (including the establishment of any such new office or facility).

(b) Should any of the information on any of the Schedules hereto become misleading in any material respect as a result of changes after the Closing Date, the Lead Borrower shall advise the Administrative Agent in writing of such revisions or updates as may be necessary or appropriate to update or correct the same; provided however that no update to any such Schedule shall result in the modification or expansion of any permissible transactions set forth in Article 6 hereof from those in existence immediately prior to the delivery of such updated schedules.

SECTION 5.04. Existence; Conduct of Business.  Subject to the provisions of the Bankruptcy Code, the Initial Order and the CCAA and other Applicable Law, each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to comply with its respective charter, certificate and articles of incorporation, articles of organization, and/or other organizational documents, as applicable, and by-laws and/or other instruments which deal with corporate governance, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names used in the conduct of its business, except to the  extent that failure to perform such obligations would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or Section 6.05 or prohibit any such Person from discontinuing any business or forfeiting any right, license, permit, privilege, franchise, patent, copyright, trademark or trade name it reasonably deems appropriate in the ordinary course of business.

SECTION 5.05. Payment of Obligations.  Subject to the Effect of Bankruptcy, each Loan Party will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including tax liabilities, in each case to the extent incurred after the Petition Date, before the same shall become delinquent or in default, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation, and (iv) no Lien secures such obligation or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Administrative Agent under Section 2.03(b).

SECTION 5.06. Maintenance of Properties.  Each Loan Party will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation each excepted and with the exception of asset dispositions permitted hereunder.

SECTION 5.07. Insurance.

(a) Each Loan Party will, and will cause each of its Subsidiaries to,  (i) maintain insurance with financially sound and reputable insurers having a rating of at least A- or better by A.M. Best Rating Guide (or, to the extent consistent with prudent business practice, a program of self-insurance) on such of its property and in at least such amounts and against at least such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including commercial general liability insurance against claims for personal injury or death occurring upon, in or about or in connection with the use of any properties owned, occupied or controlled by it (including the insurance required pursuant to the Security Documents); (ii) maintain such other insurance as may be required by law, except where the failure to do so would not have a Material Adverse Effect; and (iii) furnish to the Administrative Agent, promptly following written request, information as to the insurance carried.  The Administrative Agent acknowledges that the current insurers of the Loan Parties are reasonably acceptable to the Administrative Agent.

(b) Commercial property insurance policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders’ loss payable clause, in form and substance reasonably satisfactory to the Administrative Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies with respect to the Collateral directly to the Administrative Agent or the Canadian Agent, as the case may be, and (ii) a provision to the effect that none of the Loan Parties, the Agents or any other party shall be a coinsurer (it being understood that the inclusion of a deductible shall not be deemed to cause the Loan Parties to be a co-insurer).  Commercial general liability policies shall be endorsed to name the Agents as an additional insured.  Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed, except upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent or the Canadian Agent, as the case may be. The Domestic Borrowers shall deliver to the Administrative Agent and the Canadian Borrower shall deliver to the Canadian Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, evidence of a replacement policy or renewal of a policy previously delivered to the Administrative Agent or the Canadian Agent, as the case may be, together with evidence reasonably satisfactory to the Administrative Agent or the Canadian Agent, as the case may be, of payment of the premium therefor.

(c) None of the Agents or the Lenders, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.07.  Each Loan Party shall look solely to its insurance companies or any other parties other than the Agents and the Lenders for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Agent or Lender or its agents or employees.  If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Agents and the Lenders and their agents and employees.  The designation of any form, type or amount of insurance coverage by any Agent under this Section 5.07 shall in no event be deemed a representation, warranty or advice by such Agent or any Lender that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

(d) Each Loan Party will permit any representatives designated by any Agent, upon reasonable prior notice during normal business hours (unless an Event of Default then exists and is continuing, in which case no prior notice shall be required or time periods shall apply), to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby, all at such reasonable times and as often as may be reasonably requested, provided that the business of the Loan Parties shall not be unreasonably disrupted. The Loan Parties shall pay the reasonable fees and out-of-pocket expenses of any representatives retained by the Administrative Agent, the Collateral Agent or the Canadian Agent to conduct any such inspection.

SECTION 5.08. Casualty and Condemnation.  Each Loan Party will furnish to the Administrative Agent and the Lenders prompt written notice of any property or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding.

SECTION 5.09. Books and Records; Inspection and Audit Rights; Appraisals; Accountants; Physical Inventories.

(a) Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. Each Loan Party will permit any representatives designated by any Agent, upon reasonable prior notice (unless an Event of Default then exists and is continuing), to visit and inspect its properties and to discuss its affairs, finances and condition with its officers, all at such reasonable times during normal business hours and as often as may be reasonably requested, provided that the business of the Loan Parties shall not be unreasonably disrupted.

(b) Each Loan Party will, and will cause each of its Subsidiaries to, from time to time upon the reasonable request of the Administrative Agent or the Canadian Agent, as the case may be, or the Co-Collateral Agent in accordance with the provisions of Section 8.18, or the Required Lenders through the Administrative Agent or the Canadian Agent, as applicable, permit any Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agents to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Loan Parties’ practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and pay the reasonable fees and out-of-pocket expenses of the Administrative Agent, the Collateral Agent or the Canadian Agent or such professionals with respect to such evaluations and appraisals. Notwithstanding the foregoing, the Agents and the Loan Parties acknowledge and agree that so long as no Event of Default has occurred and is continuing, the Loan Parties shall only be obligated to reimburse the Agents for (i) four (4) commercial finance examinations following the Closing Date, (ii) one (1) Inventory appraisal per month following the Closing Date, provided that if, commencing five months after the Petition Date, Excess Availability is not less than (x) 35% of the lesser of the Total Commitments or the Borrowing Base for five consecutive Business Days or (y) 25% of the lesser of the Total Commitments or the Borrowing Base at any time, Inventory appraisals will only be undertaken on a quarterly basis; provided that,  if any Event of Default shall have occurred and be continuing, the Loan Parties shall pay the reasonable costs of all appraisals and commercial finance examinations undertaken by the Agents during the continuation of such Event of Default, provided further that nothing contained in this sentence shall limit the right of the Agents to undertake additional appraisals and commercial finance examinations at their expense if no Event of Default then exists.

(c) The Loan Parties shall, at all times, retain independent certified public accountants who are nationally recognized or are otherwise reasonably satisfactory to the Administrative Agent and shall instruct such accountants to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent, provided that the Lead Borrower shall be given the opportunity to be present at any discussions with such independent accountants.

(d) The Borrowers, at their own expense, shall cause not less than one (1) physical inventory to be undertaken in each twelve (12) month period conducted by such inventory takers as are reasonably satisfactory to the Administrative Agent or the Canadian Agent, as the case may be, and the Lead Borrower and following such methodology as is consistent with the methodology used in the immediately preceding physical inventory or as otherwise may be reasonably satisfactory to the Administrative Agent or the Canadian Agent, as the case may be, and the Lead Borrower. The Administrative Agent or the Canadian Agent, as the case may be, at the reasonable expense of the Borrowers, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Borrower. The Lead Borrower, within seventy-five (75) days following the completion of such inventory, shall provide the Administrative Agent or the Canadian Agent, as the case may be, with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Borrower) and shall post such results to the Stock Ledger and, as applicable to the Borrowers’ other financial books and records.

SECTION 5.10. Compliance with Laws.  Each Loan Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except (a) as otherwise permitted under the Bankruptcy Code, the CCAA, the DIP Orders or the Initial Order, or (b) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11. Use of Proceeds and Letters of Credit.   The proceeds of Loans made hereunder and Letters of Credit issued hereunder will be used only (a) to repay the Pre-Petition Liabilities, (b) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment in the ordinary course of business, (c) to finance capital expenditures of the Borrowers, (d) to pay fees, costs and expenses in connection with the transactions contemplated hereby, and to the extent approved by the Bankruptcy Courts and as set forth in the DIP Orders and the Initial Order, in connection with the Cases, (e) for other payments permitted to be made by the DIP Orders, the Initial Order and any other order of the US Bankruptcy Court or Canadian Bankruptcy Court, and (f) for general corporate purposes, in each case to the extent expressly permitted under Applicable Law, the Loan Documents, the DIP Orders, the Initial Order and in accordance with the Budget, subject to Section 5.17.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 5.12. Future Subsidiaries.  Upon the formation or acquisition, after the Closing Date, of any Subsidiary of any Loan Party, such Subsidiary shall, promptly following the request of the Administrative Agent, execute and deliver a joinder to this Agreement and the other Loan Documents as an additional “borrower” or a Guaranty of the Obligations and the Other Liabilities and a security agreement granting a Lien in such of its assets of the same nature and type as constitute Collateral, all such documents to be in form and substance reasonably satisfactory to the Administrative Agent.  Nothing contained in this Section shall permit any Loan Party to form or acquire any Subsidiary which is otherwise prohibited by this Agreement.

SECTION 5.13. Further Assurances.

(a) Each Loan Party and its Subsidiaries will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Applicable Law, or which any Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Collateral Agent and the Canadian Agent, from time to time promptly following a reasonable request, evidence reasonably satisfactory to the Collateral Agent and the Canadian Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) Upon the reasonable request of the Administrative Agent, each Domestic Borrower shall use commercially reasonable efforts to cause each of its customs brokers to deliver a Customs Broker Agreement to the Collateral Agent covering such matters and in such form as the Administrative Agent may reasonably require.

SECTION 5.14. Material Contracts.

Except as otherwise permitted under the Bankruptcy Code, the CCAA, the DIP Orders, the Initial Order, or any Final Order made in the Canadian Bankruptcy Case, the Loan Parties shall perform and observe all the terms and provisions of each Material Contract to be performed or observed by them, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, promptly following a reasonable request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in each case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.15. Term Loan.

By no later than January 17, 2009 (or such later date to which the Loan Parties, the Administrative Agent and the Required Lenders may otherwise agree),

(a)           the Term Loan shall have closed on terms and evidenced by documents reasonably acceptable to the Administrative Agent and the Required Lenders, and

(b)           the Borrowers shall have received the Net Proceeds therefrom and such Net proceeds shall have been applied to the Pre-Petition Liabilities and the Obligations as set forth herein, in the Initial Order and in the DIP Orders; and

(c)           the Administrative Agent and the Canadian Agent shall have entered into the Intercreditor Agreement, in form and substance reasonably satisfactory to the Administrative Agent, the Canadian Agent and the Required Lenders.

SECTION 5.16. Retention of Independent Consultant.

Until such time as all Pre-Petition Liabilities and all Obligations have been repaid in full in cash (other than contingent indemnification Obligations for which a claim has not been asserted) and all Commitments thereunder have been terminated, the Borrowers shall continue to retain the Independent Consultant to assist the Borrowers with preparation of the Budget and the other financial and collateral reporting required to be delivered to the Administrative Agent pursuant to this Agreement, to assist in the consummation of any Permitted Sales, and to perform financial and restructuring services on terms reasonably satisfactory to the Agents.

SECTION 5.17. Performance Within Budget.

The Domestic Borrowers shall perform in accordance with the Budget with respect to the following: (i) the Domestic Borrowers’ total cash expenditures (excluding disbursements for the purchase of Inventory) shall not be greater than 110% of the projected total amount set forth in the Budget, and (ii) the average amount of Eligible Inventory per retail store of the Domestic Borrowers shall not be less than $1,300,000.

The covenant described in (A) clause (i) shall be tested each week pursuant to the Variance Report delivered by the Lead Borrower to the Administrative Agent on Wednesday of each week for the immediately preceding week, beginning on December 13, 2008 on a cumulative basis during the period from the Petition Date to December 13, 2008 and, thereafter, on a four (4) week trailing basis, and (B) clause (ii) shall be tested each week beginning on January 10, 2009.

SECTION 5.18. Bankruptcy Related Affirmative Covenants.

(a) Within thirty (30) days after the Petition Date (or such later date to which the Loan Parties, the Administrative Agent and the Required Lenders may otherwise agree), the Domestic Borrowers shall have obtained an order of the US Bankruptcy Court extending the time period of the Domestic Borrowers to assume or reject Leases to not less than 210 days from the Petition Date.

(b) On or before November 14, 2008 (or such later date to which the Loan Parties, the Administrative Agent and the Required Lenders may otherwise agree), the Domestic Borrowers shall file (i) a motion seeking authority to reject the Identified Leases, and (ii) a motion seeking authority to assume the Agency Agreement for the sale of the Domestic Borrowers’ Inventory, fixtures and equipment at the locations covered by the Identified Leases (the “Initial Store Closing Sale”), all of the foregoing to be on terms reasonably acceptable to the Administrative Agent.

(c) By no later than November 24, 2008 (or such later date to which the Loan Parties, the Administrative Agent and the Required Lenders may otherwise agree), the Domestic Borrowers shall have obtained a US Bankruptcy Court order approving the assumption of the Agency Agreement (the “Initial Store Closing Sale Order”), on terms reasonably acceptable to the Administrative Agent.  The Net Proceeds from the Initial Store Closing Sale shall be paid directly to the Administrative Agent for application to the Prepetition Liabilities and thereafter to the Obligations in accordance with the terms hereof.

(d) By no later than the Lease Assumption Reserve Commencement Date, the Domestic Borrowers shall have prepared and distributed informational packages soliciting bids from potentially interested parties for the sale of their assets.  Prior to the Lease Assumption Reserve Commencement Date, the Domestic Borrowers (i) shall have entered into a stalking horse bid (on an equity basis) on terms reasonably acceptable to the Administrative Agent with respect to the sale of their assets, which shall be conducted pursuant to bidding procedures and agency documents, each in form and substance reasonably acceptable to Administrative Agent and the Required Lenders, and (ii) filed a motion seeking the approval of a sales procedures order in connection with such stalking horse bid and bidding procedures, in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders. The Domestic Borrowers shall provide the Administrative Agent copies of any informational packages provided to potential bidders, draft agency agreements, the deadlines established as to receipt of bids and, promptly following the reasonable request of the Administrative Agent, a status report and updated information relating to the Permitted Store Closings and copies of any such bids and any updates, modifications or supplements to such information and materials

(e) By no later than March 1, 2009, the Domestic Borrowers shall file a Plan of Reorganization and Disclosure Statement, which Plan of Reorganization provides for payment in full of the Pre-Petition Liabilities and the Obligations upon the Consummation Date and which shall otherwise be reasonably acceptable to the Required Lenders.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full in cash and all Letters of Credit have expired or terminated or cash collateralized in a manner reasonably acceptable to the Issuing Bank, and all L/C Disbursements shall have been reimbursed, each Loan Party covenants and agrees with the Agents and the Lenders that:

SECTION 6.01. Indebtedness and Other Obligations. The Loan Parties will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness incurred prior to the Petition Date;

(c) Indebtedness of any Loan Party to any other Loan Party otherwise permitted hereunder; provided that the principal amount of any Indebtedness owed to the Domestic Loan Parties by the Canadian Loan Parties, together with Investments by the Domestic Loan Parties in the Canadian Loan Parties, shall not exceed $75,000,000 at any time outstanding;

(d) Indebtedness created under the loan documents governing the Term Loan;

(e) the Pre-Petition Liabilities;

(f) Indebtedness under Hedging Agreements with any Lender or an Affiliate of a Lender;

(g) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(h) Indebtedness existing on the Closing Date, described in Schedule 6.01, but not any extensions, renewals or replacements of such Indebtedness (other than extensions, renewals or replacements of Indebtedness relating to Capital Lease Obligations);

(i) Indebtedness incurred to finance insurance premiums and owing to the applicable insurance company providing the applicable policy; and

(j) Other Indebtedness in an aggregate principal amount not to exceed $1,000,000 outstanding at any time.

SECTION 6.02. Liens.  The Loan Parties will not create, incur, or assume any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under the Loan Documents;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Loan Party set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of any Loan Party and (ii) such Lien shall secure only those obligations that it secures as of the Closing Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

(d) Liens securing the Term Loan;

(e) Liens securing the Pre-Petition Liabilities;

(f) Subject to the limitations contained in Section 3.20, Liens arising out of consignment arrangements for the sale of goods entered into by any Loan Party in the ordinary course of business in accordance with the past practices of such Loan Party;

(g) Liens securing Indebtedness permitted by Section 6.01(i) (solely with respect to such insurance policies and the proceeds thereof);

(h) Liens arising by operation of law under Article 2 of the UCC in favor of reclaiming seller of goods or buyer of goods;

(i) Security given to a public or private utility or any governmental authority as required in the ordinary course of business;

(j) Liens in the nature of the right of setoff in favor of counterparties (including depositories) to contractual agreements with the Loan Parties in the ordinary course of business;

(k) Liens granted to a joint venture composed of Hilco Merchant Resources, LLC and Gordon Brothers Retail Partners, LLC pursuant to the Agency Agreement; provided that the Collateral Agent shall have entered into an intercreditor agreement with such Persons on terms reasonably acceptable to the Collateral Agent;

(l) Liens granted to vendors providing trade support to the Borrowers on terms and subject to requirements acceptable to the Required Lenders; and

(m) Other Liens securing obligations in the aggregate amount not to exceed at any time $1,000,000.

After any Loan Party obtains knowledge of any Lien which has been involuntarily attached to its assets or properties, the Loan Parties shall use their best efforts to, and shall promptly seek, to cause the release or termination thereof.

SECTION 6.03. Fundamental Changes.

(a) The Loan Parties and their respective Subsidiaries will not merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into, amalgamate, or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (i) any Subsidiary may merge or amalgamate with and into a Borrower in a transaction in which a Borrower is the surviving corporation, (ii) any Subsidiary that is not a Borrower may merge or amalgamate with and into any other Subsidiary that is not a Borrower, (iii) any Subsidiary may consummate through mergers, amalgamations or consolidations any disposition of assets permitted under Section 6.05, (iv) Facility Guarantors may merge with, or amalgamate into a Borrower so long as the Borrower is the surviving, or continuing, entity, (v) any Subsidiary of the Lead Borrower may be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a Borrower or Facility Guarantor, and (vi) any Foreign Subsidiary (other than the Canadian Loan Parties) may be merged with or amalgamate into any other Foreign Subsidiary  (other than the Canadian Loan Parties) or be liquidated.

(b) The Loan Parties and their respective Subsidiaries will not engage to any material extent in any business other than businesses of the type conducted by the Loan Parties and their Subsidiaries on the date of execution of this Agreement and businesses reasonably related, ancillary or complementary thereto.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions.  The Loan Parties and their respective Subsidiaries will not purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an “Investment”), except for:

(a) Investments by any Loan Party to any other Loan Party; provided that Investments by the Domestic Loan Parties in the Canadian Loan Parties, together with the principal amount of any Indebtedness owed to the Domestic Loan Parties by the Canadian Loan Parties, shall not exceed $75,000,000 at any time outstanding;

(b) Investments existing on the Closing Date, and set forth on Schedule 6.04, to the extent such investments would not be permitted under any other clause of this Section;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Loans or advances to employees for the purpose of travel, entertainment or relocation in the ordinary course of business in an amount not to exceed $2,000,000 in the aggregate at any time outstanding;

(e) Permitted Investments;

(f) Investments deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Lead Borrower and its Subsidiaries;

(g) Hedging Agreements to the extent permitted by Section 6.01;

(h) The Loan Parties may sell or transfer amounts to other Loan Parties and acquire assets of other Loan Parties to the extent permitted by Section 6.05;

(i) Guarantees and other Investments permitted under Section 6.01;

(j) Investments in deposit accounts or securities accounts opened in the ordinary course of business provided such deposit accounts or securities accounts are subject to deposit account control agreements or securities account control agreement;

(k) Capital Expenditures;

(l)  Investments in Northern National Insurance Ltd. to the extent required to support its working capital insurance obligations; and

(m) Other Investments in an amount not to exceed $1,000,000 in the aggregate at any time outstanding.

SECTION 6.05. Asset Sales.

(a) The Loan Parties and their respective Subsidiaries will not sell, transfer, lease or otherwise dispose of any asset, including any capital stock (other than capital stock of the Lead Borrower as long as an Event of Default does not arise therefrom), nor will the Loan Parties issue any additional shares of its capital stock or other ownership interest in such Loan Party (other than the Lead Borrower as long as an Event of Default does not arise therefrom), except:

(i) sales and dispositions of Inventory and other assets in the ordinary course of business; and

(ii) sales, transfers and dispositions among the Loan Parties;

(iii) Permitted Sales; and

(iv) leases, subleases, licenses or sublicenses of property or abandonment of non-material intellectual property in the ordinary course of business and which do not materially interfere with the business of Lead Borrower and its Subsidiaries or would not reasonably be expected to have a Material Adverse Effect;

(v) rejection, disclaimer and termination of leases otherwise permitted or required herein;

(vi) Asset sales set forth on Schedule 6.05;

(vii) Asset sales pursuant to an order approved by the Bankruptcy Courts and the Agents and Required Lenders;

(viii) discounts or forgiveness of accounts receivables in the ordinary course of business or in connection with collection or compromise thereof so long as the applicable account debtor is not an Affiliate of the Loan Parties;

(ix) sales not made for cash consideration in connection with the Borrowers’ “Builder Install Initiative” in an amount not to exceed $10,000,000 at any time; and

(x) any mandatory disposition of real property to a Governmental Authority as a result of a condemnation or expropriation of such real property and such disposition shall not have either (i) a Material Adverse Effect or (ii) affect a material portion of the Collateral;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than sales, transfers and other disposition permitted under clauses (ii), (iv), (v), (vii), (viii) and (ix)) shall be made at arm’s length and for fair value (other than with respect to store closing or similar liquidation sales) and, with respect to Inventory and Accounts, solely for cash consideration (which term shall include credit card sales).

SECTION 6.06. Restricted Payments; Certain Payments of Indebtedness.

(a) The Loan Parties will not, and will not permit any Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except as long as no Default or Event of Default exists or would arise therefrom (i) the Subsidiaries of the Lead Borrower may declare and pay cash dividends or other distributions with respect to their capital stock to any Domestic Loan Party; and the Subsidiaries of the Canadian Borrower may declare and pay cash dividends or other distributions with respect to their capital stock to any Canadian Loan Party and (ii) the Loan Parties may declare and pay dividends with respect to their capital stock payable solely in additional shares of their common stock.

(b) The Loan Parties will not at any time, and will not permit any of their Restricted  Subsidiaries to make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(i) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness incurred after the Petition Date (other than the Term Loan)  and permitted under Section 6.01;

(ii) as long as no Event of Default exists or would arise therefrom and subject to the provisions of the Intercreditor Agreement, payment of regularly scheduled interest and mandatory prepayments of principal as and when due on account of the Term Loan; and

(iii) adequate protection payments on the Pre-Petition Liabilities;

(iv) as long as no Event of Default exists or arises therefrom, payments to Persons party to profit sharing agreements with the Canadian Loan Parties as and when due;

(v) other payments reflected in the approved Budget; and

(vi) refinancing, extensions and renewals of Indebtedness described in clause (i), above, to the extent permitted by Section 6.01.

SECTION 6.07. Transactions with Affiliates.  The Loan Parties will not at any time sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Loan Parties than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrowers and/or the Facility Guarantors not involving any other Affiliate, which would not otherwise violate the provisions of the Loan Documents, (c) compensation arrangements for officers and other employees of Lead Borrower and its Subsidiaries entered into in the ordinary course of business, and (d) transactions otherwise permitted hereunder.

SECTION 6.08. Amendment of Material Documents.  The Loan Parties will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents, in each case to the extent that such amendment, modification or waiver would be materially adverse to the interests of the Lenders.  The Loan Parties will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under any Material Contracts, the Agency Agreement (including, without limitation the extension of the sale term beyond December 31, 2008 or of the time or manner of disposition of the proceeds from the Initial Store Sales) , or any document governing Material Indebtedness (including, without limitation, except as permitted in the Intercreditor Agreement, any documentation governing the Term Loan) without the Administrative Agent’s prior written consent.

SECTION 6.09. Fiscal Year.  The Loan Parties shall not change their fiscal year without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld. The Borrowers and the Lenders acknowledge that the adoption of the retail calendar for accounting purposes by the Borrowers shall not, in and of itself, be deemed a change of their fiscal year.

SECTION 6.10. Burdensome Agreements.

           The Loan Parties shall not enter into or permit to exist any contractual obligation (other than this Agreement or any other Loan Document or documentation evidencing the Term Loan) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that this clause (iv) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 6.01 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (B) any limitation imposed in connection with a sale, transfer or disposition of assets permitted under Section 6.05 pending the consummation of such sale, transfer or disposition or (C) any limitation that restricts in a customary manner the assignment or transfer of any property or asset that is subject to a lease or license or the assignment or transfer of a lease, license or other contractual obligation; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

SECTION 6.11. Intentionally Omitted.

SECTION 6.12. Clean Down.

For the period (1) December 20 through December 27, 2008, the actual “Net Availability” (as calculated in accordance with the initial Budget) shall in no event be less than $75,000,000, (2) December 28, 2008 through January 3, 2009, the  actual “Net Availability” (as calculated in accordance with the initial Budget) shall in no event be less than $50,000,000, (3) January 4, 2009 through January 10, 2009, the actual “Net Availability” (as calculated in accordance with the initial Budget) shall in no event be less than $50,000,000, and (4) January 11, 2009 through January 17, 2009, the actual “Net Availability” (as calculated in accordance with the initial Budget) shall in no event be less than $35,000,000.

SECTION 6.13. Bankruptcy Related Negative Covenants.

The Loan Parties will not consent to or permit to exist any of the following:

(a) Any order which authorizes the rejection or assumption of any Leases (other than the Identified Leases) of any Domestic Loan Party without the Administrative Agent’s prior consent, whose consent shall not be unreasonably withheld;

(b) Any modification (other than extension of the Initial Order in Canada in the ordinary course with the prior written consent of the Canadian Agent), stay, vacation or amendment to the DIP Orders or the Initial Order to which the Agents and the Required Lenders have not consented in writing;

(c) A priority claim or administrative expense or unsecured claim against any Borrower (now existing or hereafter arising or any kind or nature whatsoever, including, without limitation, any administrative expense of the kind specified in Sections 105, 326, 328, 330, 331,  364(c), 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726 or 1114 of the Bankruptcy Code) equal or superior to the priority claim of the Agents and the Lenders in respect of the Obligations and the Pre-Petition Liabilities, except with respect to the Professional Fee Carve Out and, with respect to the Canadian Borrower, (i) statutory Liens and charges not capable of being subordinated by the entry of the Initial Order, (ii) the Directors’ Charge, and (iii) the Administration Charge;

(d) Any Lien on any Collateral having a priority equal or superior to the Lien securing the Obligations, other than with respect to (i) the Professional Fee Carve Out, (ii) Permitted Encumbrances having priority by operation of Applicable Law, (iii) with respect to the Canadian Borrower, (A) the Directors’ Charge, (B) the Administration Charge, and (C) Permitted Encumbrances having priority by operation of Applicable Law, (iv) the Liens securing the Pre-Petition Liabilities, and (v) subject to the terms and conditions of the Intercreditor Agreement, the Liens securing the Term Loan;

(e) Any order which authorizes the return of any of the Loan Parties’ property pursuant to Section 546(h) of the Bankruptcy Code or any similar provision of the CCAA or Applicable Law in Canada;

(f) Any order which authorizes the payment of any Indebtedness (other than the Pre-Petition Liabilities, Indebtedness reflected in the approved Budget, and other Indebtedness approved by the Agents) incurred prior to the Petition Date or the grant of “adequate protection” (whether payment in cash or transfer of property) with respect to any such Indebtedness which is secured by a Lien; or

(g) Any order seeking authority to take any action that is prohibited by the terms of this Agreement or the other Loan Documents or refrain from taking any action that is required to be taken by the terms of this Agreement or any of the other Loan Documents.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a) the Loan Parties shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Loan Parties shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, within three (3) Business Days when the same shall become due and payable;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) (i) the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Section 2.23, Section 5.01 (other than Section 5.01(a)(iv) and Section 5.01(b)(vi)), Section 5.02(a), Section 5.07, Section 5.09, Section 5.11, Section 5.15, Section 5.17, Section 5.18 or in Article VI; or (ii) the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01(a)(iv), 5.01(b)(vi) or 5.16, which failure continues unremedied for a period of ten days;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (c), or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Lead Borrower (which notice will be given at the request of any Lender);

(f) except as a result of the commencement of the Cases or unless payment is stayed by the US Bankruptcy Court or the Canadian Bankruptcy Court, any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein) and the holder of such Material Indebtedness shall have accelerated the time for, or demanded, payment thereof;

(g) except as a result of the commencement of the Cases or unless payment is stayed by the US Bankruptcy Court or the Canadian Bankruptcy Court, any event or condition occurs (after giving effect to any grace period, waiver or amendment) that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (other than on account of the sale of assets otherwise permitted under this Agreement which secure such Material Indebtedness);

(h) one or more uninsured post-petition final judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by third party indemnities reasonably acceptable to the Administrative Agent) shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

(i)  (i)           any challenge in any legal proceeding by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

(ii)           any challenge in any legal proceeding by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered adverse to the Agents and the Lenders

(iii)           any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected and opposable Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, or (ii) with respect to Collateral (other than Inventory and Accounts), if the failure of the Lien relating thereto to be a valid, perfected and opposable Lien would not reasonably be expected to result in a Material Adverse Effect;

(j) a Change in Control shall occur;

(k) an ERISA Event shall have occurred after the Petition Date that when taken together with all such other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties in an aggregate amount exceeding $5,000,000;

(l) the occurrence of any uninsured loss to any material portion of the Collateral;

(m) the indictment of, or institution of any legal process or proceeding against, any Loan Party, under any federal, state, provincial, municipal, and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any material property of any Loan Party and/or the imposition of any stay or other order, the effect of which could reasonably be to restrain in any material way the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course, and in each case where such indictment or institution of legal process could reasonably be expected to have a Material Adverse Effect;

(n) except as otherwise permitted herein, the determination by any Loan Party, whether by vote of such Loan Party’s board of directors or otherwise to: suspend the operation of such Loan Party’s business in the ordinary course, liquidate all or a material portion of such Loan Party’s assets or store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” sales relating to all or a substantial portion of such Loan Party’s assets or store locations;

(o) The entry of an order in the Cases which stays, modifies (other than extensions of the Interim Order in Canada with the prior written consent of the Canadian Agent), or reverses any DIP Order or the Initial Order or which otherwise materially adversely affects the effectiveness of any DIP Order or the Initial Order without the express written consent of the Agents and the Required Lenders;

(p) Either (i) the appointment in the Chapter 11 Case of a trustee or of any examiner having expanded powers to operate all or any part of any Loan Party’s business, or (ii) the conversion of the Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code, or (iii) the Canadian Loan Parties are declared bankrupt or a proceeding is taken to have a receiver, interim receiver, receiver and manager, agent, liquidator or other like Person appointed over all or any material portion of their property and assets or, except for the Monitor in the Canadian Bankruptcy Case, any such appointment is made or any creditor takes possession of all or a material portion of such property and assets or otherwise enforces any of its rights against the Canadian Loan Parties;

(q) The failure of the US Bankruptcy Court to enter a Final Borrowing Order, in form and substance reasonably satisfactory to the Administrative Agent, within 45 days after the Petition Date;

(r) The entry of any order without the prior written consent of the Agents and the Required Lenders which provides relief from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code or the stay made under the Initial Order or the CCAA which permits any creditor to realize upon, or to exercise any right or remedy with respect to, any asset of any Loan Party or to terminate any license, franchise, or similar agreement, where the exercise of such right or remedy or such realization or termination would reasonably be likely to have a Material Adverse Effect;

(s) The filing of any application by any Loan Party without the express prior written consent of the Agents and the Required Lenders for the approval of any super-priority claim in the Cases which is pari passu with or senior to the priority of the claims of the Agents and the Lenders for the Obligations, or there shall arise any such super-priority claim under the Bankruptcy Code or CCAA (in each case, other than the Professional Fee Carve Out, the Administration Charge, the Directors’ Charge and the claim of the lenders under the Term Loan);

(t) The payment or other discharge by any Loan Party of any pre-petition Indebtedness, except as expressly permitted hereunder, or in the Budget or by order in the Cases to which order the Agents have provided their written consent;

(u) The entry of any order in the Chapter 11 Case which provides adequate protection, or the granting by any Loan Party of similar relief in favor of any one or more of a Loan Party’s pre-petition creditors, contrary to the terms and conditions of any DIP Order or the Initial Order;

(v) The failure of any Loan Party (i) to comply with each and all of the terms and conditions of any DIP Order or the Initial Order, or (ii) to materially comply with any other order entered in the Cases, if such failure would reasonably likely result in a Material Adverse Effect;

(w) The filing of any motion by any Loan Party or the entry of any order in the Cases: (i) (A) permitting working capital or other financing (other than ordinary course trade credit or unsecured debt) for any Loan Party from any Person other than the Administrative Agent (unless the proceeds of such financing are used to pay in full of all Pre-Petition Liabilities, all Obligations, cash collateralization of all Letter of Credit Outstandings, and all Obligations then due and owing in connection with any Hedging Agreement, cash management, depository or similar products (collectively, the “Unliquidated Claims”), and the establishment of a reserve account for all Other Liabilities and indemnification obligations hereunder), (B) granting a Lien on, or security interest in any of the Collateral, other than with respect to this Agreement and the Term Loan or as otherwise permitted herein (unless such Liens are granted in connection with a financing, the proceeds of which are applied to the payment in full of all Pre-Petition Liabilities, all Obligations and the cash collateralization of all Letter of Credit Outstanding, other Unliquidated Claims and indemnification obligations hereunder), (C) except as permitted by this Agreement, permitting the use of any of the Collateral pursuant to Section 363(c) of the Bankruptcy Code without the prior written consent of the Administrative Agent, (iv) permitting recovery from any portion of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code or the Initial Order, or (D) dismissing any of the Cases or (ii) the filing of any motion by any Loan Party (or by any party in interest or any Creditors’ Committee appointed in the Chapter 11 Case) seeking any of the matters specified in the foregoing clause (i) that is not dismissed or denied within forty-five (45) days of the date of the filing of such motion (or such later date agreed to in writing by the Agents);

(x) The filing of a motion by any Loan Party seeking approval of a Disclosure Statement and a Plan of Reorganization or Plan of Compromise, or the entry of an order confirming a Plan of Reorganization or Plan of Compromise, that does not require repayment in full in cash of all Obligations and Pre-Petition Liabilities on the Consummation Date of such Plan of Reorganization and Plan of Compromise or such Plan of Reorganization or Plan of Compromise is defeated by the Loan Parties’ creditors;

(y) The filing of any pleading by any Person challenging the validity, priority, perfection, or enforceability of the Loan Documents (as defined in the Pre-Petition Credit Agreement), the Pre-Petition Liabilities, or any Lien granted pursuant to the Pre-Petition Loan Documents, or (b) any Lien granted pursuant to the Pre-Petition Loan Documents is determined to be null and void, invalid or unenforceable by the US Bankruptcy Court, the Canadian Bankruptcy Court or another court of competent jurisdiction in any action commenced or asserted by any other party in interest in the Cases, including, without limitation, the Creditors’ Committee;

then, subject to the terms of the DIP Orders and Initial Order, in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Lead Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and (iii) require the Borrowers to furnish cash collateral in an amount equal to 103% of the Letter of Credit Outstandings.

Without limiting the foregoing, subject to the terms of the Initial Order, in every such event, and at any time thereafter during the continuance of such event, the Canadian Agent may, and at the request of the Required Lenders shall, upon five (5) days prior notice to the Canadian Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Canadian Commitments, and thereupon the Canadian Commitments shall terminate immediately, and (ii) declare the Canadian Liabilities then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Canadian Liabilities so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Canadian Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and (iii) require the Canadian Borrower to furnish cash collateral in an amount equal to 103% of the Letter of Credit Outstandings of the Canadian Borrower.

SECTION 7.02. When Continuing.

For all purposes under this Agreement, each Default and Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected, or (b) is waived in writing by the Lenders in accordance with Section 9.02.

SECTION 7.03. Remedies on Default.

Subject to the terms of the DIP Orders and the Initial Order, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant hereto, the Administrative Agent or the Canadian Agent, as applicable, may (and at the direction of the Required Lenders, shall) proceed to protect and enforce its rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agents or the Lenders. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SECTION 7.04. Application of Proceeds.

After the occurrence of an Event of Default and acceleration of the Obligations, the Agents shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents as follows:

(a)           As to the Collateral of the Domestic Loan Parties:

FIRST, to the payment of all accrued and unpaid Professional Fees and Expenses up to an aggregate amount not to exceed to Professional Fee Carve Out;

SECOND, to the payment of all Pre-Petition Liabilities;

THIRD, to the payment of reasonable costs and out-of-pocket expenses incurred by the Agents in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and out-of-pocket expenses of its agents and legal counsel, the repayment of all advances made by the Agents hereunder or under any other Loan Document on behalf of any Loan Party and any other reasonable costs or out-of-pocket expenses incurred in connection with the exercise of any right or remedy hereunder, under any other Loan Document in each case to the extent required to be reimbursed hereunder;

FOURTH, to the payment of accrued and unpaid interest and principal on the Swingline Loans;

FIFTH, to the payment of accrued and unpaid interest on the Revolving Loans;

SIXTH, to the payment of outstanding principal on the Revolving Loans;

SEVENTH, to the Circuit City Cash Collateral Account and the InterTAN Canada Cash Collateral Account as collateral for Letter of Credit Outstandings, up to 103% thereof;

EIGHTH, to the payment of all fees then due and owing to the Agents, the Lenders  and the Issuing Bank under the Loan Documents (other than fees, expense reimbursements and indemnification payable in connection with Other Liabilities);

NINTH, to the payment of all Obligations on account of Cash Management Services;

TENTH, to the payment of all other Obligations and all Other Liabilities of the Borrowers then due and owing (including, without limitation, any obligations under any Hedging Agreements) and, to the extent not then due, the establishment of a reserve account for all Other Liabilities and all indemnification obligations herenunder;

ELEVENTH, to the Lead Borrower for distribution to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Notwithstanding the foregoing, the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents of the Domestic Loan Parties shall be first applied to the Obligations (other than the Canadian Liabilities) prior to application to the Canadian Liabilities.

(b)           As to the Collateral of the Canadian Loan Parties:

FIRST, to the payment of amounts secured by the Administration Charge, the Directors’ Charge and the KERP Charge;

SECOND, to the payment of all Pre-Petition Liabilities of the Canadian Borrower;

THIRD, to the payment of reasonable costs and out-of-pocket expenses incurred by the Agents in connection with such collection or sale or otherwise in connection with any of the Loans made to the Canadian Borrower, including all court costs and the reasonable fees and out-of-pocket expenses of its agents and legal counsel, the repayment of all advances made by the Agents hereunder or under any other Loan Document on behalf of any Canadian Loan Party and any other reasonable costs or out-of-pocket expenses incurred in connection with the exercise of any right or remedy hereunder, under any other Loan Document in each case to the extent required to be reimbursed hereunder;

FOURTH, to the payment of accrued and unpaid interest and principal on the Swingline Loans made to the Canadian Borrower;

FIFTH, to the payment of accrued and unpaid interest on the Revolving Loans made to the Canadian Borrower;

SIXTH, to the payment of outstanding principal on the Revolving Loans made to the Canadian Borrower;

SEVENTH, to the payment of amounts secured by the Canadian Creditor Charge;

EIGHTH, to the InterTAN Canada Cash Collateral Account as collateral for Canadian Letter of Credit Outstandings, up to 103% thereof;

NINTH, to the payment of accrued and unpaid interest and principal on the Swingline Loans made to the Domestic Borrowers;

TENTH, to the payment of accrued and unpaid interest on the Revolving Loans made to the Domestic Borrowers;

ELEVENTH, to the payment of outstanding principal on the Revolving Loans made to the Domestic Borrowers;

TWELFTH, to the Circuit City Cash Collateral Account as collateral for Letter of Credit Outstandings, up to 103% thereof;

THIRTEENTH, to the payment of all fees then due and owing to the Agents, the Lenders  and the Issuing Bank under the Loan Documents (other than fees, expense reimbursements and indemnification payable in connection with Other Liabilities);

FOURTEENTH, to the payment of all Obligations on account of Cash Management Services;

FIFTEENTH, to the payment of all other Obligations and all Other Liabilities of the Borrowers then due and owing (including, without limitation, any obligations under any Hedging Agreements) and, to the extent not then due, the establishment of a reserve account for all Other Liabilities and all indemnification obligations herenunder;

SIXTEENTH, to the Lead Borrower for distribution to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

 Upon any sale or other disposition of the Collateral by the Agents (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Agents or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agents or such officer or be answerable in any way for the misapplication thereof.  All amounts required to be applied to Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Lender’s Commitment Percentage.

ARTICLE VIII

The Agents

SECTION 8.01. Administration by Administrative Agent.

(a) Each Lender, the Collateral Agent and the Issuing Bank hereby irrevocably designate Bank of America as Administrative Agent under this Agreement and the other Loan Documents.  The general administration of the Loan Documents shall be by the Administrative Agent. The Lenders, the Collateral Agent and the Issuing Bank each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

(b) Each Lender, the Issuing Bank and each Secured Party that is owed any Canadian Liabilities hereby irrevocably designate Bank of America, N.A. (acting through its Canada branch) as the Canadian Agent under this Agreement and the other Loan Documents.  The general administration of the Loan Documents with respect to the Canadian Borrower shall be by the Canadian Agent. The Lenders, the Issuing Bank and each Secured Party that is owed any Canadian Liabilities each hereby irrevocably authorizes the Canadian Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto. The Canadian Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any such Secured Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Canadian Agent.

SECTION 8.02. The Collateral Agent.

(a) Each Lender, the Administrative Agent and the Issuing Bank hereby irrevocably (i) designate Bank of America as Collateral Agent under this Agreement and the other Loan Documents, (ii) authorize the Collateral Agent to enter into the Collateral Documents and the other Loan Documents to which it is a party and to perform its duties and obligations thereunder, together with all powers reasonably incidental thereto, and (iii) agree and consent to all of the provisions of the Security Documents. All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its benefit and for the ratable benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in Section 2.20, Section 2.24 or Section 7.04, as applicable. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

(b) Each Lender, the Issuing Bank and each Secured Party that is owed any Canadian Liabilities hereby irrevocably designate Bank of America, N.A. (acting through its Canada branch) as the Canadian Agent under this Agreement and the other Loan Documents with respect to the Collateral hypothecated and granted as security by the Canadian Borrower. The Lenders, the Issuing Bank and each Secured Party that is owed any Canadian Liabilities each hereby irrevocably authorizes the Canadian Agent (i) to enter into the Security Documents to which it is a party and to perform its duties and obligations thereunder, together with all powers reasonably incidental thereto, and (ii) agree and consent to all of the provisions of the Security Documents.  All Collateral from the Canadian Borrower shall be held or administered by the Canadian Agent (or its duly-appointed agent) for its benefit and for the ratable benefit of the other Secured Parties who are owed any Canadian Liabilities. Any proceeds received by the Canadian Agent from the foreclosure, sale, lease or other disposition of any of the Collateral from the Canadian Borrower and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents from the Canadian Borrower shall be applied as provided in Section 2.20, Section 2.24 or Section 7.04, as applicable. The Canadian Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Canadian Agent.

(c) Without limiting the generality of the foregoing, for the purposes of creating a solidarité active in accordance with article 1541 of the Civil Code of Québec between each Secured Party that is owed any Obligations, including the Canadian Liabilities, taken individually, on the one hand, and the Canadian Agent, on the other hand, each of the Canadian Loan Parties and each such Secured Party acknowledge and agree with the Canadian Agent that such Secured Party and the Canadian Agent are hereby conferred the legal status of solidary creditors of the Canadian Loan Parties in respect of all Obligations and Canadian Liabilities, present and future, owed by the Canadian Loan Parties to each such Secured Party and the Canadian Agent (collectively, for the purposes of this paragraph, the “solidary claim”).  Accordingly, but subject (for the avoidance of doubt) to article 1542 of the Civil Code of Québec, the Canadian Loan Parties are irrevocably bound towards the Canadian Agent and each such Secured Party in respect of the entire solidary claim of the Canadian Agent and such Secured Party.  As a result of the foregoing, the Canadian Borrower confirms and agrees that subject to subparagraph (b) above, the rights of the Canadian Agent and each of its Secured Parties who are owed the Obligations, including the Canadian Liabilities, from time to time a party to this Agreement by way of assignment or otherwise are solidary and as regards the Obligations and the Canadian Liabilities owing from time to time to each such Secured Party, each of the Canadian Agent and such Secured Party is entitled, when permitted pursuant to Section 7.02 to: (i) demand payment of all outstanding amounts from time to time in respect of the Obligations, including the Canadian Liabilities; (ii) exact the whole performance of such Obligations and Canadian Liabilities from the Canadian Borrower; (iii) benefit from the Canadian Agent’s Liens and the Collateral in respect of such Obligations and Canadian Liabilities; (iv) give a full acquittance of such Obligations and Canadian Liabilities (each Secured Party that is owed Obligations, including Canadian Liabilities, hereby agreeing to be bound by any such acquittance); and (v) exercise all rights and recourses under the Loan Documents with respect to the Obligations and the Canadian Liabilities.  The Obligations, including the Canadian Liabilities of the Canadian Borrower, will be secured by the Canadian Agent’s Liens and the Collateral and the Canadian Agent and the Secured Parties who are owed Obligations, including the Canadian Liabilities, will have a solidary interest therein.

SECTION 8.03. Sharing of Excess Payments.

Each of the Lenders, the Agents and the Issuing Bank agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Loan Parties, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender, any Agent or the Issuing Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of the Obligations owed it (an “excess payment”) as a result of which such Lender, such Agent or the Issuing Bank has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in Section 7.04, then such Lender, Agent or the Issuing Bank shall promptly purchase at par (and shall be deemed to have thereupon purchased) from the other Lenders, such Agent and the Issuing Bank, as applicable, a participation in the Loans and Obligations outstanding to such other Persons, in an amount determined by the Administrative Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in Section 7.04 pro rata in proportion to its Commitment Percentages, Domestic Commitment Percentages, or Canadian Commitment Percentages, as applicable; provided, that if any such excess payment is thereafter recovered or otherwise set aside such purchase of participations shall be correspondingly rescinded (without interest). The Loan Parties expressly consent to the foregoing arrangements and agree that any Lender, any Agent or the Issuing Bank holding (or deemed to be holding) a participation in any Loan or other Obligation may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Loan Party to such Lender, such Agent or the Issuing Bank as fully as if such Lender, Agent or the Issuing Bank held a Note and was the original obligee thereon, in the amount of such participation.

SECTION 8.04. Agreement of Required Lenders.

(a) Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Required Lenders, action shall be taken by the Administrative Agent or the Canadian Agent, as applicable, for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders, and (ii) upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Supermajority Lenders, action shall be taken by the Administrative Agent or the Canadian Agent, as applicable, for and on behalf or for the benefit of all Lenders upon the direction of the Required Supermajority Lenders and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 9.02.  Without limiting the foregoing, upon the approval by the Required Lenders of the provisions of the Intercreditor Agreement in accordance with the Section 5.15(c) hereof, the Lenders hereby authorize the Administrative Agent and the Canadian Agent to execute such Intercreditor Agreement and agree that the terms thereof shall be binding upon all Lenders.

(b) Upon the occurrence of an Event of Default, the Administrative Agent shall (subject to the provisions of Section 9.02) take such action with respect thereto as may be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action as it shall deem advisable in the best interests of the Lenders. In no event shall the Administrative Agent be required to comply with any such directions to the extent that the Administrative Agent believes that its compliance with such directions would be unlawful.

SECTION 8.05. Liability of Agents.

(a) Each of the Agents, when acting on behalf of the Lenders and the Issuing Bank, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and none of the Agents nor their respective directors, officers, agents or employees shall be liable to the Lenders or the Issuing Bank or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or the Issuing Bank or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent’s own gross negligence or willful misconduct. The Agents and their respective directors, officers, agents and employees shall in no event be liable to the Lenders or the Issuing Bank or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders, or Required Supermajority Lenders, as applicable, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents, nor any of their respective directors, officers, employees, or agents (A) shall be responsible to any Lender or the Issuing Bank for the due execution, validity, genuineness, effectiveness, sufficiency, opposability or enforceability of, or for any recital, statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or (B) shall be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents, or (C) shall be responsible to any Lender or the Issuing Bank for the state or condition of any properties of the Loan Parties or any other obligor hereunder constituting Collateral for the Obligations of the Loan Parties hereunder or with respect to the Other Liabilities, or any information contained in the books or records of the Loan Parties; or (D) shall be responsible to any Lender or the Issuing Bank for the validity, enforceability, collectibility, effectiveness or genuineness of this Agreement or any other Loan Document or any other certificate, document or instrument furnished in connection therewith; or (E) shall be responsible to any Lender or the Issuing Bank for the validity, priority, opposability or perfection of any Lien securing or purporting to secure the Obligations or the Other Liabilities or the value or sufficiency of any of the Collateral.

(b) The Agents may execute any of their duties under this Agreement or any other Loan Document by or through any of their Affiliates, branches or their agents or attorneys-in-fact, and shall be entitled to the advice of counsel concerning all matters pertaining to its rights and duties hereunder or under the Loan Documents.  The Agents shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by them with reasonable care.

(c) None of the Agents nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Loan Parties on account of the failure or delay in performance or breach by any Lender (other than by the Agent in its capacity as a Lender) or the Issuing Bank of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

(d) The Agents shall be entitled to rely, and shall be fully protected in relying, upon any notice, consent, certificate, affidavit, or other document or writing believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon the advice and statements of legal counsel (including, without, limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent.  The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Required Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of the taking or failing to take any such action.

SECTION 8.06. Notice of Default.  The Agents shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agents have actual knowledge of the same or have received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Agents obtain such actual knowledge or receives such a notice, the Agents shall give prompt notice thereof to each of the Lenders.  The Administrative Agent and the Canadian Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.  Unless and until the Administrative Agent or the Canadian Agent shall have received such direction, the Administrative Agent and the Canadian Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as they shall deem advisable in the best interest of the Lenders.

SECTION 8.07. Lenders’ Credit Decisions.  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender, and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and investigation into the business, assets, operations, property, and financial and other condition of the Loan Parties and has made its own decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in determining whether or not conditions precedent to closing any Loan hereunder have been satisfied and in taking or not taking any action under this Agreement and the other Loan Documents.

SECTION 8.08. Reimbursement and Indemnification.

Each Lender agrees (i) to reimburse (x) each Agent for such Lender’s Commitment Percentage of any expenses and fees incurred by each such Agent for the benefit of the Lenders or the Issuing Bank under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Bank, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrowers and (y) each Agent for such Lender’s Commitment Percentage of any expenses of such Agent incurred for the benefit of the Lenders or the Issuing Bank that the Borrowers have agreed to reimburse pursuant to Section 9.03 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agents, the Co-Collateral Agent, and any of their directors, officers, employees, or agents, on demand, in the amount of such Lender’s Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in their capacity as such agent and in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Borrowers (except such as shall result from their respective gross negligence or willful misconduct).  The provisions of this Section 8.08 shall survive the repayment of the Obligations and the Other Liabilities and the termination of the Commitments.

SECTION 8.09. Rights of Agents.

It is understood and agreed that Bank of America, Bank of America, N.A. (acting through its Canada branch) and the Co-Collateral Agent shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as their rights and powers under other agreements and instruments to which they are or may be party, and engage in other transactions with the Loan Parties, as though they were not an agent of the Lenders under this Agreement.  Without limiting the foregoing, the Agents, and the Co-Collateral Agent and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Subsidiaries and Affiliates as if they were not an agent hereunder.

SECTION 8.10. Notice of Transfer.

The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Assumption shall have become effective as set forth in Section 9.05(b).

SECTION 8.11. Successor Agent.

Any Agent may resign at any time by giving fifteen (15) Business Days’ written notice thereof to the Lenders, the Issuing Bank, the other Agents and the Lead Borrower. Upon any such resignation of any Agent, the Required Lenders shall have the right to appoint a successor Agent, which so long as there is no Event of Default shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, the other Agents and the Issuing Bank, appoint a successor Agent which shall be (i) with respect to the Administrative Agent or the Collateral Agent, any Lender hereunder (or Affiliate thereof) or a commercial bank (or Affiliate thereof) organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, (ii) with respect to the Canadian Agent, any Lender hereunder (or Affiliate thereof) or a commercial bank or institutional lender (or branch or Affiliate thereof) resident in Canada (for purposes of the Income Tax Act (Canada) or otherwise not subject to withholding taxes on any interest paid by a resident of Canada) and having a combined capital and surplus of at least $100,000,000 or (iii) in either case, a Person capable of complying with all of the duties of such Agent (and the Issuing Bank), hereunder (in the opinion of the retiring Agent and as certified to the Lenders in writing by such successor Agent) which, in the case of (i), (ii) or (iii) above, so long as there is no Event of Default shall be reasonably satisfactory to the Lead Borrower (whose consent shall not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.

SECTION 8.12. Reports and Financial Statements.

(a) Promptly after receipt thereof from the Borrowers, the Administrative Agent shall remit to each Lender copies of all financial statements and Borrowing Base Certificates required to be delivered by the Borrowers hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent.

(b) By signing this Agreement, each Lender:

(i) agrees to furnish the Administrative Agent at such frequency as the Administrative Agent may reasonably request with a summary of all Other Liabilities due or to become due to such Lender.  In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Administrative Agent has received written notice thereof from such Lender;

(ii) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements and Borrowing Base Certificates required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”);

(iii) expressly agrees and acknowledges that the Agents make no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(iv) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents, the Co-Collateral Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties' books and records, as well as on representations of the Loan Parties' personnel;

(v) agrees to keep all Reports confidential in accordance with the provisions of Section 9.15 hereof; and

(vi) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents, the Co-Collateral Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents, the Co-Collateral Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents, the Co-Collateral Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

SECTION 8.13. Delinquent Lender.  If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent or the Canadian Agent its pro rata share of any Revolving Loans, expenses or setoff or purchase its pro rata share of a participation interest in the Swingline Loans (a “Delinquent Lender”) and such failure is not cured within two (2) Business Days of receipt from the Administrative Agent or the Canadian Agent of written notice thereof, then, in addition to the rights and remedies that may be available to Agents, other Lenders, the Borrowers or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender’s right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Loans until, as a result of application of such assigned payments the Lenders’ respective pro rata shares of all outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.  The Delinquent Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its pro rata share of any Loans, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 2.12 hereof from the date when originally due until the date upon which any such amounts are actually paid.

The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration, (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender’s Commitment to fund future Loans (the “Delinquent Lender’s Future Commitment”).  Upon any such purchase of the pro rata share of any Delinquent Lender’s Future Commitment, the Delinquent Lender’s share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Assumption.  Each Delinquent Lender shall indemnify the Agents and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by any Agent or by any non-delinquent Lender, on account of a Delinquent Lender’s failure to timely fund its pro rata share of a Loan or to otherwise perform its obligations under the Loan Documents.

SECTION 8.14. Collateral and Guaranty Matters.  The Lenders irrevocably authorize the Administrative Agent and the Canadian Agent, at their option and in their discretion,

(a) to release and discharge any Lien on any property granted to or held by the Collateral Agent or the Canadian Agent, as applicable, under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b) to subordinate any Obligations or any Lien on any property granted to or held by the Collateral Agent or the Canadian Agent, as applicable, under any Loan Document to the holder of any Lien on such property to the extent otherwise permitted hereunder; and

(c) to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by any Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release, discharge or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 8.14.  In each case as specified in this Section 8.14, the Collateral Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release and discharge of such item of Collateral from the assignment, security interest or other Lien granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.14.

SECTION 8.15. Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC, the PPSA or any other Applicable Law of the United States or Canada (or its provinces or territories) can be perfected only by possession.  Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s or Canadian Agent’s request therefor shall deliver such Collateral to the Collateral Agent or the Canadian Agent, as applicable, or otherwise deal with such Collateral in accordance with the Collateral Agent’s or the Canadian Agent’s, as applicable, instructions.

SECTION 8.16. Intentionally Omitted.

SECTION 8.17. Syndication Agent, Documentation Agents, and Arranger.  Notwithstanding the provisions of this Agreement or any of the other Loan Documents, except as expressly provided in this Agreement, the Syndication Agent, the Documentation Agents, and  the Arranger shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

SECTION 8.18. Co-Collateral Agent Rights.

Notwithstanding anything to the contrary contained in this Agreement or any other Loan Documents:

(a) In the event that the Administrative Agent and the Co-Collateral Agent do not agree on the establishment or amount of Reserves to be imposed in the Borrowing Base, the Administrative Agent shall nevertheless undertake such action with respect thereto as the Co-Collateral Agent may request (as long as such action is permitted under this Agreement); provided that the amount of Reserves established or increased by the Co-Collateral Agent may not exceed $35,000,000 in the aggregate at any time outstanding.  Except as set forth in the proviso hereto, in no event shall the Co-Collateral Agent have any right to approve the exercise of or limit the discretion of the Administrative Agent to establish, change or reduce Reserves as the Administrative Agent determines; provided that Administrative Agent may not, without the prior consent of the Co-Collateral Agent, change the methodology employed by the Administrative Agent as of the Closing Date in establishing or calculating the amount of Reserves if such change would increase the amount of credit available as Revolving Loans or Letters of Credit hereunder.

(b) The Administrative Agent agrees that (a) all commercial finance examinations shall be undertaken by Spain, Price, Reader & Thompson, P.C. and (b) all inventory appraisals shall be undertaken by Gordon Brothers or Hilco Merchant Resources, LLC or any of their Affiliates.  In the event that the Administrative Agent determines to engage any other Person for those purposes, such Person shall be subject to the approval of the Co-Collateral Agent, which approval shall not be unreasonably withheld.

(c) The Administrative Agent agrees that if the Co-Collateral Agent so requests, the Administrative Agent shall cause inventory appraisals and/or commercial finance examinations to be undertaken at the Loan Parties’ expense to the extent permitted in Section 5.09(b).

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to any Loan Party, to it at Circuit City Stores, Inc., 9954 Mayland Drive, Richmond, Virginia 23233, Attention: Treasurer and General Counsel, (Telecopy  No. (804) 527-4113), with a copy to Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601-6636, Attention: Linda K. Myers, P.C. (Telecopy No. (312) 861-2200);

(ii) if to any Agent, or the Swingline Lender, to Bank of America, N.A., 100 Federal Street, Boston, Massachusetts 02110, Attention: Kathleen Dimock (Telecopy No. (617) 434-4312), with a copy to Riemer & Braunstein LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: David S. Berman, Esquire (Telecopy No. (617) 880-3456); and

(iii) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or on any Assignment and Assumption for such Lender.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or any Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith, or willful misconduct or breach of the contractual obligations of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Agents, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agents, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that, any amendment relating solely to the Canadian Liabilities may be made with the consent of the Canadian Agent and the requisite Canadian Lenders only, and further provided that no such agreement shall (i) increase the Total Commitments without the written consent of each Lender or increase the Commitment, Domestic Commitment or Canadian Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or L/C Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (other than waiver of the accrual of interest at the default rate or the waiver of any Default or Event of Default hereunder), (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitments or the Maturity Date, without the written consent of each Lender affected thereby, (iv) change Section 2.23, or Section 2.24 or Section 7.04, without the written consent of each Lender, (v) change any of the provisions of this Section 9.02 or the definition of the term “Required Lenders” or “Required Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) except as otherwise permitted hereunder, release any Loan Party from its obligations under any Loan Document, or limit its liability in respect of such Loan Document, without the written consent of each Lender, (vii) except for sales described in Section 6.05, release any material portion of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, provided however that the release of a material portion of the Collateral granted by the Canadian Borrower shall require the consent of all of the Lenders having Canadian Commitments, (viii) change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, without the written consent of each Lender, provided that the foregoing shall not limit the discretion of each Agent, or, to the extent permitted in this Agreement, the Co-Collateral Agent, to change, establish or eliminate any Reserves, (ix) modify the definition of Permitted Overadvance so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Overadvance, without the written consent of each Lender, (x) subordinate the Obligations hereunder, the Other Liabilities, or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien (other than as contemplated in the Intercreditor Agreement with respect to the Term Loan and the Lien securing the Term Loan, which may be subordinated with consent of the Required Lenders), as the case may be without the prior written consent of each Lender, (xi) change the definition of the term “Canadian Availability” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Canadian Borrower would be increased, without the consent of each Canadian Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents or the Issuing Bank without the prior written consent of the Agents or the Issuing Bank, as the case may be.

(c) Notwithstanding anything to the contrary contained herein, no modification, amendment or waiver which increases the maximum amount of the Swingline Loans to the Domestic Borrowers to an amount in excess of $60,000,000 or increases the maximum amount of the Swingline Loans to the Canadian Borrower to an amount in excess of $10,000,000 (or, in each case, such greater amount to which such limit has been previously increased in accordance with the provisions of this Section 9.02(c)) shall be made without the written consent of the Required Supermajority Lenders.

(d) Notwithstanding anything to the contrary contained in this Section 9.02, in the event that the Borrowers request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to Section 9.02(b) or Section 9.02(c) and such amendment is approved by the Required Lenders, but not by the requisite percentage of the Lenders, the Borrowers, and the Required Lenders shall be permitted, within ninety (90) days thereafter, to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the “Minority Lenders”) to provide for (w) the termination of the Commitment, Domestic Commitment and Canadian Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions, or an increase in the Commitment, Domestic Commitment and Canadian Commitment of one or more of the Required Lenders, so that the aggregate Commitments, Domestic Commitments and Canadian Commitments, after giving effect to such amendment shall be in the same amount as the aggregate Commitments, Domestic Commitments and Canadian Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

(e) No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrowers unless signed by the Borrowers.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Loan Parties shall jointly and severally pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Canadian Agent, the Co-Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Canadian Agent and the Co-Collateral Agent, outside consultants for the Administrative Agent and the Canadian Agent, appraisers, and for commercial finance examinations, in connection with the arrangement of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) subject to the limitations set forth in Section 5.09(b), all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Canadian Agent, the Co-Collateral Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Administrative Agent, the Canadian Agent, the Issuing Bank or any Lender, for appraisers, commercial finance examinations, and environmental site assessments, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Lenders who are not the Administrative Agent, the Canadian Agent, the Co-Collateral Agent or the Issuing Bank shall be entitled to reimbursement for no more than one counsel representing all such Lenders.

(b) The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, the Co-Collateral Agent, the Canadian Agent, the Arranger, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of the Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, bad faith, or breach of the contractual obligations of such Indemnitee or any Affiliate of such Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee’s Affiliates), or with respect to a claim by one Indemnitee against another Indemnitee.

(c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Canadian Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agents or the Issuing Bank, as the case may be, such Lender’s Commitment Percentage of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agents or the Issuing Bank.

(d) To the extent permitted by Applicable Law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable promptly after written demand (including documentation reasonably supporting such request) therefor.

SECTION 9.04. Designation of Lead Borrower as Borrowers’ Agent.

(a) Each Domestic Borrower hereby irrevocably designates and appoints the Lead Borrower as that Domestic Borrower’s agent to obtain Loans and Letters of Credit hereunder, the proceeds of which shall be available to each Domestic Borrower for those uses as those set forth herein. As the disclosed principal for its agent, each Domestic Borrower shall be obligated to the Agents and each Lender on account of Loans so made and Letters of Credit so issued hereunder as if made directly by the Lenders to that Domestic Borrower, notwithstanding the manner by which such Loans and Letters of Credit are recorded on the books and records of the Lead Borrower and of any Domestic Borrower.

(b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes, guarantees, and agrees to discharge all Obligations and Other Liabilities and the Canadian Liabilities of all other Borrowers as if the Borrower so assuming and guarantying were each other Borrower.

(c) The Lead Borrower shall act as a conduit for each Domestic Borrower (including itself, as a “Domestic Borrower”) on whose behalf the Lead Borrower has requested a Loan.

(i) The Lead Borrower shall cause the transfer of the proceeds of each Loan to the (those) Domestic Borrower(s) on whose behalf such Loan was obtained. Neither the Agents nor any Lender shall have any obligation to see to the application of such proceeds.

(ii) If, for any reason, and at any time during the term of this Agreement,

(A) any Domestic Borrower, including the Lead Borrower, as agent for the Domestic Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement (as determined by the Administrative Agent in its reasonable judgment); or

(B) the Administrative Agent, in its reasonable judgment, deems it inexpedient to continue making Loans and cause Letters of Credit to be issued to or for the account of any particular Domestic Borrower, or to channel such Loans and Letters of Credit through the Lead Borrower, then the Lenders may make Loans directly to, and cause the issuance of Letters of Credit directly for the account of such of the Domestic Borrowers as the Administrative Agent determines to be expedient, which Loans may be made without regard to the procedures otherwise included in this Section 9.04.

(d) In the event that the Administrative Agent determines under Section 9.04(c)(ii) to forgo the procedures included herein pursuant to which Loans and Letters of Credit are to be channeled through the Lead Borrower, then the Administrative Agent may designate one or more of the Domestic Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Lead Borrower.

(e) Each of the Borrowers shall remain jointly and severally liable to the Agents and the Lenders for the payment and performance of all Obligations and all Other Liabilities (which payment and performance shall continue to be secured by all Collateral granted by each of the Borrowers) notwithstanding any determination by the Administrative Agent under Section 9.04(c)(ii) to cease making Loans or causing Letters of Credit to be issued to or for the benefit of any Borrower.

(f) The authority of the Lead Borrower to request Loans on behalf of, and to bind, the Domestic Borrowers, shall continue unless and until the Administrative Agent acts as provided in subparagraph (c), above, or the Administrative Agent actually receives

(i) written notice of: (i) the termination of such authority, and (ii) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Presidents of each Domestic Borrower (other than the President of the Lead Borrower being replaced) then eligible for borrowing under this Agreement; and

(ii) written notice from such successive Lead Borrower (i) accepting such appointment; (ii) acknowledging that such removal and appointment has been effected by the respective Presidents of such Domestic Borrowers eligible for borrowing under this Agreement; and (iii) acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term “Lead Borrower” shall mean and include the newly appointed Lead Borrower.

SECTION 9.05. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate or branch of the Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate or branch of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, Domestic Commitment or Canadian Commitment and the Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate, a Related Fund, or branch of a Lender, each of the Lead Borrower (but only if no Event of Default then exists), the Administrative Agent and the Issuing Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate, a Related Fund, or branch of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, and, after completion of the syndication of the Loans, together with a processing and recordation fee of $3,500.  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment, Domestic Commitment and Canadian Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be presumptively correct absent manifest error and the Borrowers, the Administrative Agent, the Canadian Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e) Any Lender may, without the consent of the Borrowers, the Agents, and the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment, Domestic Commitment and Canadian Commitment, and the Loans owing to it), provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation in the Commitments, Domestic Commitments and Canadian Commitments, the Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Section 2.25, Section 2.27 and Section 2.28 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.27(c) as though it were a Lender.

(f) A Participant shall not be entitled to receive any greater payment under Section 2.25 or Section 2.28 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.28 unless (i) the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.28(e) as though it were a Lender and (ii) such Participant is eligible for exemption from the withholding tax referred to therein, following compliance with Section 2.28(e).

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding any provision to the contrary, any Lender may assign to one or more special purpose funding vehicles (each, an “SPV”) all or any portion of its funded Loans (without the corresponding Commitment), without the consent of any Person or the payment of a fee, by execution of a written assignment agreement in a form agreed to by such Lender and such SPV, and may grant any such SPV the option, in such SPV’s sole discretion, to provide the Borrowers all or any part of any Loans that such Lender would otherwise be obligated to make pursuant to this Agreement.  Such SPVs shall have all the rights which a Lender making or holding such Loans would have under this Agreement, but no obligations.  The Lender making such assignment shall remain liable for all its original obligations under this Agreement, including its Commitment (although the unused portion thereof shall be reduced by the principal amount of any Loans held by an SPV).  Notwithstanding such assignment, the Agents and Borrowers may deliver notices to the Lender making such assignment (as agent for the SPV) and not separately to the SPV unless the Agents and Borrowers are requested in writing by the SPV (or its agent) to deliver such notices separately to it.   The Borrowers shall, at the request of any such Lender, execute and deliver to such Person as such Lender may designate, a Note in the amount of such Lender's original Note to evidence the Loans of such Lender and related SPV.

(i) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.06. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated, except as otherwise provided in the Security Agreement. The provisions of Section 2.25, Section 2.28 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.  In connection with the termination of this Agreement and the release, discharge and termination of the security interests in and Liens on the Collateral, the Administrative Agent may require from the Loan Parties such indemnities and collateral security as they shall reasonably deem necessary to protect the Secured Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to the Other Liabilities.

SECTION 9.07. Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agents and the Lenders and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic delivery shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.08. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09. Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates and branches are hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law and subject to the terms of the DIP Orders and the Initial Order, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding deposits in trust, payroll and other escrow accounts) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

SECTION 9.10. Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES), THE BANKRUPTCY CODE AND THE CCAA.

(b) Each Loan Party agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the US Bankruptcy Court for the Eastern District of Virginia or in the courts of the State of New York or any federal court sitting therein (or with respect to the Canadian Loan Parties, the Ontario Superior Court of Justice (Commercial List)) and consent to the non-exclusive jurisdiction of such courts.  Each Loan Party hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

(c) To the extent permitted by Applicable Law, each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) Each Loan Party agrees that any action commenced by any Loan Party asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the US Bankruptcy Court for the Eastern District of Virginia or in a court of the State of New York sitting in New York City or any federal court sitting therein (or with respect to the Canadian Loan Parties, the Ontario Superior Court of Justice (Commercial List)) as the Administrative Agent may elect in its sole discretion and consents to the exclusive jurisdiction of such courts with respect to any such action.

SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13. Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14. Joint and Several Obligations of the Loan Parties.

(a) The Obligations are the joint and several obligations of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent, the Canadian Agent or any other Secured Party.

(b) The obligations of each Loan Party to pay the Obligations in full in cash hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the termination of the Commitments and the payment in full in cash of the Obligations, other than contingent indemnification Obligations for which a claim has not been asserted), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the termination of the Commitments and the payment in full in cash of all the Obligations, other than contingent indemnification Obligations for which a claim has not been asserted).

(c) To the fullest extent permitted by Applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the termination of the Commitments and the payment in full in cash of all the Obligations, other than contingent indemnification Obligations for which a claim has not been asserted. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been paid in full in cash, other than contingent indemnification Obligations for which a claim has not been asserted.  Pursuant to Applicable Law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d) Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the termination of the Commitments and the prior payment in full in cash of all the Obligations, other than contingent indemnification Obligations for which a claim has not been asserted. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the termination of the Commitments and the prior payment in full of the Obligations, other than contingent indemnification Obligations for which a claim has not been asserted. None of the Loan Parties will demand, sue for, or otherwise attempt to collect any such indebtedness other than the collection of any payment to be made in the ordinary course of business on account of intercompany loans. If any amount shall erroneously be paid to any Loan Party on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent or the Canadian Agent, as applicable, to be credited against the payment of the Obligations, other than contingent indemnification Obligations for which a claim has not been asserted, whether matured or unmatured, in accordance with the terms of the Loan Documents.

(e) Each Loan Party is obligated to repay the Obligations as joint and several obligors under this Agreement.  Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Obligations in each case other than contingent indemnification Obligations for which a claim has not been asserted and the date that the Commitments have been terminated. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness.  If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.

(f) Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.

SECTION 9.15. Confidentiality.

Each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Lead Borrower (other than to its employees, auditors, counsel, funding sources, or other professional advisors involved in the transactions contemplated herein (and also, with respect to any SPV, to the trustee or servicer of such SPV), to Affiliates, branches or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided that such party is bound by the confidentiality provisions of this Section 9.15) any information with respect to Lead Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be requested or required in any report, statement or testimony submitted to any municipal, state, provincial or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) in connection with the enforcement of remedies under this Agreement and the other Loan Documents, (f) to any prospective transferee in connection with any contemplated transfer of any of the Loans or Notes or any interest therein by such Lender provided that such prospective transferee agrees to be bound by the provisions of this Section and (g) to a SPV owned by a Lender in connection with the securitization of such Lender’s obligations or rights hereunder. The Loan Parties hereby agree that the failure of a Lender to comply with the provisions of this Section 9.15 shall not relieve the Loan Parties of any of their obligations to such Lender under this Agreement and the other Loan Documents.

SECTION 9.16. Judgment Currency.

(a) If for the purpose of obtaining or enforcing judgment against the Canadian Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9.16 referred to as the "Judgment Currency") an amount due in Canadian dollars or United States dollars under this Agreement, the conversion will be made at the rate of exchange prevailing on the Business Day immediately preceding:

(i) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9.16 being hereinafter in this Section 9.16 referred to as the "Judgment Conversion Date").

(b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 9.16(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Canadian Borrower will pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian dollars or United States dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c) Any amount due from the Canadian Borrower under the provisions of Section 9.16 will be due as a separate debt and will not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(d) The term "rate of exchange" in this Section 9.16 means:

(i) for a conversion of CD$ to the Judgment Currency, the reciprocal of the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of the Judgment Currency to Canadian dollars;

(ii) for a conversion of United States Dollars to the Judgment Currency when the Judgment Currency is Canadian dollars, the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of United States dollars to Canadian dollars;

(iii) for a conversion of US dollars to the Judgment Currency when the Judgment Currency is not Canadian dollars, the effective rate obtained when a given amount of United States dollars is converted to Canadian dollars at the rate determined pursuant to Section 9.16 and the result thereof is then converted to the Judgment Currency pursuant to Section 9.16; or

(iv) if a required rate is not so published by the Bank of Canada for any such date, the spot rate quoted by the Canadian Agent at Toronto, Canada at approximately noon (Toronto time) on that date in accordance with its normal practice for the applicable currency conversion in the wholesale market.

SECTION 9.17. No Advisory or Fiduciary Responsibility.

 In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Agents and the Lenders, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Agent and Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Agents or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Agents or Lenders has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Agents or Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Agents or Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.  Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Agents and Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 9.18. USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act.  No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 9.19. Press Releases.

Each Loan Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Administrative Agent or its branches or Affiliates or referring to this Agreement or the other Loan Documents without at least two Business Days’ prior notice to the Administrative Agent (or such lesser notice as the Administrative Agent may agree) and without the prior written consent of the Administrative Agent unless (and only to the extent) such Loan Party or Affiliate is required to do so under Applicable Law and then, in any event, such Loan Party or Affiliate will consult with the Administrative Agent before issuing such press release or other public disclosure.  Each Loan Party consents to the publication by the Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated  by this Agreement using any Loan Party’s name, product photographs, logo or trademark.  The Administrative Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

SECTION 9.20. No Strict Construction.

           The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 9.21. Relationship with DIP Orders and Initial Order.

In the event of any inconsistency between the terms of the DIP Orders, the Initial Order and the Loan Documents, the terms of the DIP Orders and the Initial Order, as applicable, shall control and the representations, warranties, covenants, agreements or events of default made herein and in the other Loan Documents shall be subject to the terms of the DIP Orders and the Initial Orders.

SECTION 9.22. Language.

The parties herein have expressly requested that this Agreement and all related documents be drawn up in the English language.  À la demande expresse des parties aux présentes, cette convention et tout document y afférent ont été rédigés en langue anglaise.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

CIRCUIT CITY STORES, INC.
as Lead Borrower and Borrower

By:           ________________________
Name:
Title:

CIRCUIT CITY STORES WEST COAST, INC.
as Borrower

By:           ________________________
Name:
Title:

CIRCUIT CITY STORES PR, LLC, as Borrower

By:           ________________________
Name:
Title:

INTERTAN CANADA LTD., as Canadian Borrower

By:           ____________________________
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent, as Collateral Agent, as Issuing Bank, as Swingline Lender to the Domestic Borrowers, and as Domestic Lender

By:________________________
Name: Kathleen Dimock
Title:   Managing Director
Address:
100 Federal Street, 9th Floor
Boston, Massachusetts 02110
Attn: Ms. Kathleen Dimock
Telephone: (617) 434-3830
Telecopy: (617) 434-6685

BANK OF AMERICA, N.A., (acting through its Canada branch), as Canadian Lender, as Swingline Lender and Issuing Bank to the Canadian Borrower, and as Canadian Administrative Agent and Canadian Collateral Agent

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

GENERAL ELECTRIC CAPITAL CORPORATION,
as Co-Documentation Agent, as Co-Collateral Agent and as Domestic Lender
By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

WELLS FARGO RETAIL FINANCE, LLC, as Syndication Agent, Joint Bookrunner and Domestic Lender
By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

JPMORGAN CHASE BANK, N.A.
as co-Documentation Agent and as Domestic Lender
By:________________________
Name:______________________
Title:_______________________
Address:
120 South LaSalle St.
 Mail Code IL1-1458
Chicago, Illinois 60603
Attn:  Andrew D. Hall
Telephone: (312) 661-5630
Telecopy: (312) 661-6929

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

GMAC COMMERCIAL FINANCE LLC, as
Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

THE CIT GROUP/BUSINESS CREDIT, INC., as
Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

NATIONAL CITY BUSINESS CREDIT, INC., as Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

BURDALE FINANCIAL LTD., as
Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

UBS LOAN FINANCE LLC, as
Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

UPS CAPITAL CORPORATION, as
Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

FIFTH THIRD BANK, as Domestic Lender
By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

SUNTRUST BANK, as
Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

TEXTRON FINANCIAL CORPORATION, as
Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

MERRILL LYNCH CAPITAL, a Division of Merrill Lynch Business Financial Services Inc., as
Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

PNC BANK, N.A., as
Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

WEBSTER BUSINESS CREDIT CORPORATION, as
Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________

CAPITAL ONE LEVERAGE FINANCE CORP., as
Domestic Lender

By:________________________
Name:______________________
Title:_______________________
Address:
_______________________
_______________________
Attn: __________________
Telephone: _____________
Telecopy: _______________